Filed with the Securities and Exchange Commission on June 10, 1997

                                                        Registration No. 33-

                     U.S. Securities and Exchange Commission

                             Washington, D.C. 20549

                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                         (Name of small business issuer)


Delaware                                 1070                    13-2878202
--------                                 ----                    ----------
(State or jurisdiction        (Primary Standard Industrial   (I.R.S. Employer
of incorporation or           Classification Code Number)    Identification No.)
organization)

                                76 Beaver Street
                                    Suite 500
                            New York, New York 10005
                                  212-344-2828

                                J. Terry Anderson
                                    President
            (Name, address, including zip code, and telephone number,
             including area code, of agent for service of process)

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of Each Class        Number of Shares     Proposed          Total Aggregate      Amount of
of Securities to be        to be Registered     Offering Price    Offering Price       Registration
Registered                                      Per Share                              Fee
====================================================================================================
Common Stock                 15,951,885         $.140625           $ 2,243,234           $679.77
par value $.01
per share

----------
(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average high and low prices reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as of May 31, 1997.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Cross Reference Sheet Showing location in the Prospectus of Information required by Items in Part I of Form SB-2


Form SB-2 Item Number and Caption                                      Prospectus Caption
---------------------------------                                      ------------------
1.  Front of the Registration Statement
    and Outside Front Cover Page of Prospectus...................      Outside Front Cover Page

2.  Inside Front and Outside Back Cover Page of                        Inside Front and Outside Back
    Prospectus...................................................      Cover Page

3.  Summary Information and Risk Factors.........................      Prospectus Summary, High
                                                                       Risk Factors

4.  Use of Proceeds..............................................      Use of Proceeds

5.  Determination of Offering Price..............................      Outside Front Cover Page,
                                                                       High Risk Factors

6.  Dilution.....................................................      Not Applicable

7.  Selling Security Holder......................................      Selling Security  Holder

8.  Plan of Distribution.........................................      Plan of Distribution

9.  Legal Proceedings............................................      Legal Proceedings

10. Directors, Executive Officers
         Promoters and Control Persons...........................      Management

11. Security Ownership of Certain Beneficial                           Security Ownership of certain
         Owners and Management ..................................      beneficial Owners and
                                                                       Management

12. Description of the Securities Registered.....................      Description of Securities

13. Interest of Named Experts and Counsel........................      Experts and Counsel

14. Statement as to Indemnification..............................      Disclosure of Commission
                                                                       Position on Indemnification
                                                                       for Securities Act liabilities.

15. Organization  Within Last Five Years.........................      Not Applicable

16. Description of Business......................................      Prospectus Summary,
                                                                       Description of Business

17. Management's Discussion and Analysis or                            Management's Discussion
       Plan of Operation.........................................      And Analysis or Plan of
                                                                       Operation


Form SB-2 Item Number and Caption                                      Prospectus Caption
---------------------------------                                      ------------------

18. Description of Property......................................       Description of Property

19. Certain Relationships and Related
      Transactions...............................................       Certain Transactions

20. Market for Common Equity and Related                                Market for Common Equity
         Stockholder Matters Information.........................       and Related Matters.

21. Executive Compensation.......................................       Executive Compensation

22. Financial Statements.........................................       Financial Statements

23. Changes in and Disagreements with Accountants
          On Accounting and Financial Disclosure.................       Changes in and Disagreements
                                                                        with accountants on accounting
                                                                        and financial disclosure

PROSPECTUS DATED JUNE 10, 1997

                     FRANKLIN CONSOLIDATED MINING CO., INC.

                                15,951,885 Shares
                                  Common Stock
                            par value $.01 per share

     This Prospectus relates to the offer and sale of up to an aggregate of 15,951,885 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") of Franklin Consolidated Mining Co., Inc., a Delaware corporation (the "Company" or "Franklin") by Selling Security Holders (the "Selling Security Holders") of Franklin. See "Selling Security Holders."

     An investment in the Shares is subject to a high degree of risk. See "Investment Considerations."

     The Selling Security Holders acquired the Shares pursuant to private transactions with the Company. See "Recent Sales of Unregistered Securities" in
Part II. Information not required in Prospectus in the Registration Statement.

     The consideration for the sale of the Shares to the Selling Security Holders was determined through negotiation with the Company after consideration by the Company of certain factors such as market price for the Common Stock, lack of immediate liquidity of the Shares and prevailing market conditions. The Selling Security Holders will arbitrarily determine the selling price of the Shares based upon certain factors such as the market price for the Common Stock and prevailing general market conditions.

     The Company will not receive any of the proceeds from the sale of any of the Shares. The Company, however, has agreed to bear certain expenses in connection with the registration of the Shares being offered and sold by Selling Security Holders. See "Other Expenses of Issuance and Distribution" in Part II. Information not required in Prospectus in the Registration Statement.

     The Common Stock is quoted on the NASDAQ Stock Market under the symbol "FKCM." On May 31, 1997, the last reported sale price of the Common Stock was $.15625 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. Investors should carefully review the risk factors set forth in the prospectus before investing in the securities offered hereby.

                  The date of this Prospectus is June 10, 1997

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street N.W., Washington, D.C. 20006, on which exchange the Company's Common Stock is listed.

     Recently the Company has commenced filing its reports, proxy statements and other information with the Commission electronically. The Commission maintains a web site that contains such reports, proxies and information statements and other information filed electronically by the Company which can be accessed at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

     All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed to be incorporated by reference superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorparated herein by reference (except for exhibits unless such exhibts are specifically incorporated by reference herein). Requests for such copies should be directed to the Company principal executive offices located at 76 Beaver Street, Suite 500, New York, N.Y. 10005, to the attention of Robert Waligunda, Secretary (telephone no. (212) 344-2828).

     No underwriter, dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, in connection with the offering described herein, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that there has not been any change in the information set forth herein or in the affairs of the Company since the date hereof. This Prospectus does not constitute any offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom such offer or solicitation would be unlawful.

                                   15,951,885

                             Shares of Common Stock
                                       of
                     FRANKLIN CONSOLIDATED MINING CO., INC.



Table of Contents                                                           Page
-----------------                                                           ----

Additional Information                                                         6
Documents Incorporated by Reference                                            6
Summary Information                                                            9
Investment Considerations                                                     11
Selling Security Holders                                                      19
Plan of Distribution                                                          20
Legal Proceedings                                                             22
Directors, Executive Officers, Promoters                                      28
     and Control Persons
Security Ownership of Certain Beneficial                                      30
     Owners and Management
Description of Securities                                                     31
Interest of Named Experts and Counsel                                         32
Disclosure of Commission Position on                                          32
     Indemnification for Securities Act Liabilities
Description of the Business                                                   32
Management's Discussion and Analysis                                          45
     or Plan of Operation
Description of Property                                                       51
Certain Relationships and Related                                             63
     Transactions
Market for Common Equity and                                                  63
     Related Stockholder Matters
Executive Compensation                                                        64
Financial Statements                                                          65
Changes In and Disagreements With                                             66
     Accountants and Financial Disclosure

                                   THE COMPANY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and condensed financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

     Franklin Consolidated Mining Co., Inc. ("Franklin" or, the "Company") is a development stage Delaware corporation organized for the purpose of acquiring and developing mineral resource properties. Among the Company's assets are (i) the leasehold rights (the "Hayden/Kennec Leases") to explore and develop 28 patented mining claims comprising approximately 322 acres of property in Clear Creek County, Colorado and leasehold and/or ownership interest in the adjacent mining claims comprising approximately 23 additional acres (collectively, the "Franklin Mines"), (ii) a crushing and flotation mill on the site of the Franklin Mines having a capacity to process approximately 150 tons of ore 24 hour period (the "Franklin Mill"), (iii) a fully permitted modern milling facility located in the Gold Hill mining region, and (iv) a 20% interest in a limited liability company which has rights to certain mining properties in the Spencer Mountain region of Colorado . The principal minerals found at the Franklin Mines are gold, silver, lead, zinc and copper.

     In February 1993, the Company and Island Investment Corp. ("Island") formed Zeus No. 1 Investments (the "Joint Venture" or "Zeus Joint Venture"), a California general partnership, to develop the Franklin Mines and the related assets of the Company. Shortly thereafter, Island assigned its rights to the Joint Venture to Gems & Minerals Corp., a subsidiary of Island ("Gems"). On July 15, 1996, Gems transferred 31.5% of its 82.5% interest in the Company and 29% of its interest in Newmineco, LLC to Nuco Venture, Inc., ("NUCO") a Delaware corporation in exchange for 100% of the outstanding shares of Nuco. Presently, the Company maintains a 17.5% interest, Gems maintains a 51% interest and Nuco maintains a 31.5% interest in the Joint Venture. Neither the Franklin Mines nor the Franklin Mill has commenced production to date.

     The Zeus Joint Venture was primarily formed to develop the Franklin Mines and Franklin Mill pursuant to the Company's rights under the Hayden/Kennec Leases, and the future success of its operations is dependent on its ability to utilize those lease rights and/or to otherwise acquire the rights to the use of such properties and the rights to extract the resources thereon. Pursuant to the Hayden/Kennec Leases, the Company has the exclusive right to explore, develop, mine and extract any minerals found in the mines, lodes, veins and dumps located at the Franklin Mines.

     On July 3, 1996, Franklin acquired the Gold Hill Mill, a permitted modern milling facility located in Boulder County, Colorado (the "Gold Hill Mill") from Colina Oro Molina, Inc. ("COM, Inc.") for a $2,500,000 note. COM, Inc. is a wholly owned subsidiary of Gems. The Gold Hill Mill is located within close proximity to the Franklin Mine and Franklin Mill as well as the Mogul Mines (as defined below) and will afford the Company the opportunity to expand its geographic reach into the Gold Hill Mining region. Although the Gold Hill Mill has not been commercially operated in the past and is not currently operational, management is hopeful that milling will occur at the Gold Hill Mill and Franklin Mill at a combined initial rate of 200 tons per day in fiscal year 1997. The Company anticipates that such capacity will be increased in the future upon the installation of additional equipment at the facilities and receipt of the appropriate regulatory approvals, if necessary.

     On September 26, 1996, the Company acquired from Gems a 20% interest in a start up entity, Newmineco, LLC, a Colorado limited liability company ("Newmineco" or "LLC") which leases the rights to the mining properties known as the Mogul Mines, consisting of the Mogul Tunnel and the surrounding claims in the Spencer Mountain region (the "Mogul Mines"). The Mogul Mines, located in Eldora, Boulder County, Colorado, are well known in the region as a historic gold resource and yielded in late 1996 during bulk testing an estimated 100 tons of gold ore with an average grade of approximately 1 ounce per ton. Although the Mogul Mines are not operating on a commercial basis, Newmineco has informed the Company that, upon obtaining appropriate regulatory approvals, it is anticipating a target production rate of approximately 100 tons per day during fiscal year 1997 and has informed the Company of its intention to transport mined materials to the Franklin milling facilities for crushing and processing. As with the Gold Hill Mill, Newmineco has no operating history to date and operations are predicated on obtaining all regulatory approvals and permits from various regulatory authorities.

     The Company is a Delaware corporation incorporated on December 1, 1976. The executive offices of the Company are located at 76 Beaver Street, Suite 500, New York, New York, New York 10005, telephone (212) 344-2828.

                            INVESTMENT CONSIDERATIONS


     In addition to the other information set forth in the Prospectus, prospective investors should carefully consider the following factors prior to making any investment in the Shares.

DEVELOPMENT STAGE COMPANY

     The Company is in the development stage and has suffered operating losses through March 31, 1997 due to its inability to effectively develop and operate its mining properties. The Company's future success is highly dependent upon the funding of its operations, including primarily, the successful funding and operation of the Zeus Joint Venture and Newmineco in which the Company has minority profit interests. It is anticipated that the Zeus Joint Venture will have the technological and financial support necessary to bring certain of the Company's mining properties into operation; however, there is no certainty that adequate financing will be available and there can be no assurance that the Franklin Mines or Mogul Mine will go into operation or that, if operations commence, the operations will continue or be conducted profitably. Moreover, the Gold Hill Mill and the Mogul Mines do not have any operating history; therefore, the Company's projections have no historical basis . The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of any new business, particularly those associated with mining businesses. No assurance may be given that the Company's proposed business plan will succeed, that significant revenues will be achieved, or that the Company will ever become profitable. Further, it is possible that the Company will encounter obstacles, difficulties in obtaining financing, governmental interference through regulations or otherwise, and other factors which could cause significant delays to the Company. Such delays, if they occur, could have a material adverse effect on the potential success of the Company and on the ability of the Company to achieve profitable operations.

MANAGEMENT; DEPENDENCE ON JOINT VENTURE PARTNER

     The Company's success is largely dependent upon the efforts and activities of a very small management team with limited expertise in the operation of a mining business. Moreover, the Company is highly dependent upon Gems, its joint venture partner and outside consultants to develop, manage and, in the future, operate the mining properties presently leased and/or owned by the Company. While the Company anticipates that qualified personnel will be available to it, there can be no assurance that the Company will be able to successfully retain such personnel. Nonetheless, the loss of the Company's joint venture partners, specifically Gems, would have a material adverse effect on the Company's ability to implement its business plan and/or develop and operate its mining properties. At this time, there is no current arrangement to hire additional management or any negotiations with respect to entering into other joint venture arrangements. Therefore, the Company will be dependent upon the general business acumen and expertise of its current officers and directors and its joint venture partners. If the Zeus Joint Venture should terminate, no assurance can be given that the Company could find a suitable replacement therefor or that the Company's business and operations would not be adversely affected if such relationship were to be terminated for any reason. The Company has no current cash flow and depends entirely upon the Joint Venture (which has no operating history to date) and its joint venture partners, for repayment of the Company's obligations to investors and to others as well as for financing necessary to bring the properties into operation. Moreover, the Gold Hill Mill and the Mogul Mines do not have any operating history. There can be no certainty that the Company will generate any income or cash flow to pay its obligations from either its own properties or from its investment in Newmineco.See Investment Considerations-Joint Venture Arrangements.


COMPETITION

     The Company, through its joint venture relationship, expects to be engaged in a highly competitive industry. Nearly all of the Company's competitors will have substantially greater capital, research and development, marketing and human resources and experience than the Company. While none of the Company's competitors have a large presence in the regions in which the Company maintains its properties, competitive forces may establish businesses in Colorado mining areas in the future and may represent significant long-term competition to the Company. Accordingly, future competitive forces could have a material adverse effect on the Company's viability and profitability.


ADDITIONAL FUNDING

     The Company expended, and will continue to expend in the future, directly or through the Joint Ventures, substantial funds to develop its mining properties as currently contemplated. The Company will not receive any of the proceeds from this offering and the Company has no current arrangement with respect to additional financing. The Company currently has authorized 100,000,000 shares of Common Stock, of which 90,687,020(2) is outstanding as of May 31, 1997. Thus, the Company's ability to use its Common Stock as a capital resource will remain limited unless the Company's stockholders should approve an increase in authorized capital or a reverse stock split. Additionally, the Company remains highly dependent on its joint venture partner and the success of each of the Zeus Joint Venture and Newmineco. No assurance can be given that additional financing will be available to the Company on acceptable terms, if at all, that additional Common Stock will become available as a capital resource, or that its joint venture partner, the Zeus Joint Venture or Newmineco will continue to provide the support necessary for the Company to develop its mining properties. If additional funding becomes necessary and is not available to the Company, it could cause the Company to further curtail its efforts with respect to the development of its mining properties and preclude the Company from fulfilling certain of its obligations, including its obligations with respect to the Zeus Joint Venture and Newmineco.


----------
(2) Does not include 7,692,308 shares to be issued in connection with the conversion of the Mogul Note and 500,000 shares to be issued to Redstone Securities, Inc. in connection with its exercise of its option on May 27, 1997.

DEPENDENCE ON SINGLE BUSINESS SEGMENT

     The Company currently has only one business segment and has no present plans or capital available to explore alternative business ventures. Accordingly, the Company's success depends entirely on its ability to develop its mining properties. There can be no assurance that the Company will be able to successfully develop its mining properties into a commercially viable business.

RECENT LOSSES

     The Company is a development stage company. It has not had any significant revenues from its mines and mills and/or, as a result, it has experienced losses for each of the last five years. For the year ended December 31, 1996, the Company reported a net loss of approximately $968,000 or $.01 per common share compared to a net loss of $924,000 or $.02 per common share for 1995. The net loss resulted primarily from the Company's inability to bring the Franklin Mines and the Franklin Mill into operation. No assurance can be given that full scale operations will commence at the Mogul Mines or that the Company will realize any income from its investment in Newmineco in the near future.

LACK OF PRODUCTION

     The Company's future production will be dependent upon the Company's success in bringing the Franklin Mines and the Franklin Mill into production as well as its development of new reserves, its ability to acquire new properties containing adequate reserves and the successful operation of the Franklin Mill and/or the Gold Hill Mill the success of Newmineco. There can be no assurance that any of the Company's mining properties will ever come into operation or be able to produce adequate amounts of concentrates to become commercially viable ventures.

PROJECT DEVELOPMENT

     Currently, the Company's projects in development are the Franklin Mines project, the Mogul Mines project and the Gold Hill Mill project. The Company has a 20% ownership interest in Newmineco and it is anticipated that the Mogul Mines project will be placed into full production during 1997 or early 1998. The
Company owns a 17.5% interest in the Franklin Mines project through its participation in the Zeus Joint Venture. The Company incurred capital expenditures for the Franklin Mines project of approximately $60,000 in 1996 and expects to expend approximately $250,000 in 1997. Capital expenditures for the Gold Hill Mill were approximately $25,000 for the last two quarters of 1996 and are expected to be approximately $100,000 in 1997.

     With respect to such projects, the Company's estimated capital expenditures for its mining projects are based upon available data and could increase or decrease depending upon a number of factors beyond the Company's control. In addition, the Company will not be able to commence production until virtually all of the capital expenditures have been incurred. Thus, if capital expenditures are higher than currently estimated, the Company may not be able to begin mining and/or milling operations until such time as additional financing is arranged, and there an be no assurance that additional financing will be available. Moreover, the Company maintains a minority interest in each of the Zeus Joint Venture and Newmineco. Thus, there can be no assurance that the Company would realize significant income from such projects should they ever become operational.

     Particularly in development projects, reserve estimates are, to a large extent, based upon data from drill holes and different results may be encountered when the ore bodies are exposed and mining begins. Although the Company has engaged in feasibility and engineering activities at the Franklin Mines, (including testing to determine recovery rates of metals from the ore), since development projects usually have no prior operating history, it is possible that the Company may experience different economic returns from such projects than it currently forecasts. The Company has been advised that similar difficulties exist at the Mogul Mines and that Newmineco has not, to date, commenced any exploratory drilling to compile data with respect to the reserves located at the Mogul Mines. Therefore, there can be no assurance that ore reserves may ever be proven at the Mogul Mines or that reliable data regarding estimated ore reserves will be available. It is not unusual in new mining operations to experience unexpected problems during the development phase. As described under "Investment Considerations-Mining Risks and Insurance," the business of mining is subject to a number of risks and hazards, and there can be no assurance that these risks and hazards can be avoided in development of the Franklin Mines project or at the Mogul Mine project.

EXPLORATION

     Mineral exploration, particularly for gold and silver, is highly speculative in nature, involves many risks and frequently is nonproductive. There can be no assurance that the Company's mineral exploration efforts will be successful. Once mineralization is discovered, it may take a number of years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish ore reserves through drilling to determine metallurgical processes to extract the metals from the ore, and, in the case of these uncertainties, no assurance can be given that the Company's exploration programs will result in profitable operations at the Franklin Mines, the Mogul Mines or other properties which the Company may acquire in the future.

METAL PRICE VOLATILITY

     Because substantially all of the Company revenues will be derived from the sale of gold, and to a lessor extent, silver, lead, copper and/or zinc, if the market price for these metals falls below the Company's estimated production costs and remains at such level for any sustained period, the Company may experience losses and determine to discontinue development of the Franklin mine project and similar decisions may be made with respect to the Mogul Mines or other properties which may be acquired by the Company in the future. As described above under "Investment Considerations-Recent Losses," the Company has experienced losses from operations in each of the last five years due to the Company's inability to commence operations at the Franklin Mines and the Franklin Mill. While the Company hopes to be able to reduce its exposure to the volatility of gold, silver, lead, copper and/or zinc prices once the Franklin Mines and Mogul Mines are operational, there can be no assurance that it will be able to do so effectively.

COMPETITION FOR PROPERTIES

     Because mines have limited lives based on proven and probable ore reserves, the Company must continually seek to replace and expand its reserves. While the Company is one of the few mining companies operating in its Colorado mining region to date, the Company may encounter strong competition from other mining companies in connection with the acquisition of properties procuring or capable of producing gold, silver, lead, zinc and industrial minerals should competitors wish to establish operations in Colorado. In the event that such competition will develop, most of which will be with companies having greater financial resources than the Company, the Company may be unable to acquire attractive mining properties on terms it considered acceptable. In addition, there are a number of uncertainties inherent in any program relating to the location of economic ore reserves, the development of appropriate metallurgical processes, the receipt of necessary governmental permits and the construction of mining and processing facilities. Accordingly, there can be no assurance that the Company's programs will yield new reserves to replace and expand current reserves. The mining properties upon which the Zeus Joint Venture and Newmineco are based are leased from third parties, and these leases must be renewed or the property must be purchased in order to allow the Company and its joint venture partners to continue to exploit such properties. There can be no assurance that the Company, or its joint venture partners, will be able to retain its leasehold rights, or acquire such rights in the future, or purchase such properties on acceptable terms. Failure to maintain its interests will have a material adverse effect on the business and finances of the Company.

RESERVES

     The ore reserve figures for the ore bodies comprising the Franklin Mines presented in this Prospectus are, in large part, estimates made on behalf of the Company and no assurance can be given that the indicated level of recovery of these metals will be realized. Reserves estimated for the Franklin Mines may require revision based on actual production experience as these properties have not yet commenced production. Market price fluctuations of the metals to be mined as well as increased production costs or reduced recovery rates, may render ore reserves containing relatively lower grades of mineralization uneconomic and may ultimately result in a restatement of reserves. Moreover, short-term operating factors relating to the ore reserves, such as the need for sequential development of ore bodies and the processing of new or different ore grades, may adversely affect the Company's profitability in any particular accounting period.

     With respect to the Mogul Mines, reports have been done in the past with respect to the geology and deposits located thereat. However, such reports were conducted several years ago and the Company has been advised by Newmineco that it intends to conduct its own testing to generate information regarding basic line data with respect to geology and possible reserves. Therefore, there can be no assurance that the Company will have ore reserve figures available to it with respect to the Mogul Mines or that such figures will indicate that commercial production at the Mogul Mines will be economically feasible.

JOINT VENTURE ARRANGEMENTS

     The Franklin Mines project is being conducted through the Company's joint venture arrangements with Gems. As a matter of partnership law, if a joint venture partner fails to honor its obligations (including as a result of insolvency), the Company could incur losses in excess of its pro rata share of the Joint Venture.

     The Company estimates of its development costs and capital expenditures assume that its joint venture partners will not default on their obligations to contribute their respective portions of such costs and expenditures as set forth in the partnership agreement. If there is such a default, there can be no assurance that the Company will have the resources available to contribute additional capital to the Franklin Mines project. Accordingly, there can be no assurance that the Company's cash flow from operations and its capital resources will be sufficient to achieve planned levels of expenditures.

GOVERNMENT REGULATION AND LEGAL PROCEEDINGS

     The Company's mining activities are subject to extensive federal, state and local laws and regulations controlling not only the mining of and exploration for mineral properties, but also the possible effects of such activities upon the environment. Permits from a variety of regulatory authorities are required for many aspects of mine and mill operation and reclamation. Further, legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development of the Company's properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, the Company must comply with known standards, existing laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the permitting authority. It is possible that the costs and delays associated with the compliance with such laws, regulations and permits could become such that the Company would not proceed with the development or operation of a mine.

TITLE TO PROPERTIES

     The validity of unpatented mining claims is often uncertain and may be contested. Although the Company has attempted to acquire satisfactory title to its undeveloped properties, the Company, in accordance with mining industry practice, does not generally obtain title opinions until a decision is made to develop a property, with the attendant risk that some title, particularly titles to undeveloped properties, may be defective. However, with respect to the Franklin Mines, the Company has procured title policies and, despite some minor defects with respect to the Franklin Mines, believes that it will not have any issues with respect to defective title.

MINING RISKS AND INSURANCE

     The business of mining is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations, cave-ins, flooding and periodic interruptions due to inclement or hazardous weather conditions. Such risks could result in damage to, or destruction of , mineral properties or producing facilities, personal injury, environmental damage, delays in mining, monetary losses and possible legal liability. Although the Company believes that it maintains insurance within the ranges of industry practice, no assurance can be given that such insurance will be available at economically feasible premiums. Insurance against environmental risks (including potential for pollution or other hazards as a result of disposal waste products occurring form exploration and production) is not generally available to the Company or to other companies within the industry. To the extent that the Company is subject to environmental liabilities, the payment of such liabilities would reduce the funds available to the Company. Should the Company be unable to fund fully the cost of remedying an environmental problem, the Company might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.

SMELTING CAPACITY

     The Company intends to sell substantially all of its metallic concentrates to smelters which are subject to extensive regulations including environmental protection laws. The Company has no control over the smelters' operations or their compliance with environmental laws and regulations. If smelting capacity should be severely reduced, unavailable to the Company or otherwise, it is possible that the Company's operations could be adversely affected.

                            SELLING SECURITY HOLDERS

     (a) The following table sets forth certain information with respect to shares held by the Selling Security Holders. The shares may be offered from time to time by the Selling Security Holders. See "Plan of Distribution".

Security  Holder          Shs. Beneficially owned        Shares      Shares Beneficially Owned
       Name                 Prior to the Offering        Offered         after the Offering
----------------------------------------------------------------------------------------------
                         Number(1)            Percent                  Number         Percent
Gems & Minerals
Corp. (2)               3,627,577(3)            3.67    3,627,577            0               0
----------------------------------------------------------------------------------------------
Redstone Securities,    3,700,000               3.74    3,000,000      700,000             .71
Inc.(4)
----------------------------------------------------------------------------------------------
Carl Clinger            1,720,566               1.74      898,462      822,104             .83
----------------------------------------------------------------------------------------------
John Miner              4,909,361               4.97    4,896,461       12,900             .01
----------------------------------------------------------------------------------------------
Andrew Yu Liu           1,613,848               1.63      618,461      995,387            1.01
and Veronica
Kwai Liu
----------------------------------------------------------------------------------------------
Leif E. Anderson(5)     3,639,660               3.68      300,000    3,339,660            3.38
----------------------------------------------------------------------------------------------
Michael Gleason         1,060,145               1.07      359,231      700,914             .71
----------------------------------------------------------------------------------------------
Lawrence                1,265,063               1.28      898,462      366,601             .37
McReynolds MD
Pension Trust
----------------------------------------------------------------------------------------------
Dorothy Kennec(6)         104,000                .10      104,000            0               0
----------------------------------------------------------------------------------------------
Thomas Thiersch         1,794,060               1.81      449,231    1,344,829            1.36
----------------------------------------------------------------------------------------------
Warren L. Serenbetz       800,000                .81      800,000            0               0
----------------------------------------------------------------------------------------------
              Totals   24,234,280                      15,951,885    8,282,395

(1)   As of May 31, 1997

(2) Gems has been an affiliate of and the joint venture partner of the Company since 1993 and, together with its subsidiary, controls 82.5% of the Zeus joint venture and 80% of Newmineco.

(3) All of the shares beneficially owned by Gems are currently pledged to secure certain obligations of Gems to Bradley, Campbell, Carney & Madsen local Colorado counsel to the Zeus joint venture, and Golder Associates, a mining engineering consultant. For a more detailed description of the transactions involving Gems, BCCH and Golder, see Legal Proceedings-Golder Litigation.

(4) Redstone Securities, Inc. is currently acting as the Company's investment banker and financial advisor in accordance with the terms of an investment banking agreement entered into between the Company and Redstone in August 1996. As compensation thereunder, Redstone was given options to purchase up to 3,000,000 shares of common stock of the Company and has exercised all such options. See "Recent Sales of Unregistered Securities" in Part
      II. Information not required in this Prospectus of the Registration Statement of the Company on Form SB-2. Redstone is a registered broker dealer and a member of the National Association of Securities Dealers. Redstone is also a leading market maker in the common stock of the Company.

(5) Mr. Anderson is the brother of J. Terry Anderson, an officer and director of the Company. Mr. Anderson is also a principal and has ownership interest in Anderson Chemical Company and Anderson Brothers Realty, LLC, of which Mr. J. Terry Anderson also has ownership interest and is a principal therein.

(6) Dorothy Kennec is a lessor under the Hayden/Kennec Leases pursuant to which the Company has been granted the right to exploit the Franklin Mining Properties. For a more detailed description of the relationship between Mrs. Kennec and the Company see Description of Property-Hayden/Kennec Leases.



                              PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Security Holders acting as principals for their own account. The Company will receive none of the proceeds from the offering of the Shares. Pursuant to certain agreements between the Company and each of the Security Holders, the Company and each of the Selling Security Holders agreed, at its expense, to file this Registration Statement and to take certain other actions to permit the Selling Security Holders to sell the Shares under the Securities Act of 1933, as amended ("Act") and applicable state securities laws. The Selling Security Holders will pay or assume brokerage commissions, discounts or other charges and expenses incurred in the sale of the Shares.

     The distribution of the Shares by the Selling Security Holders are not subject to any underwriting agreement. The Shares covered by this Prospectus may be sold only by the Selling Security Holders. The Shares offered by the Selling Security Holders may be sold from time to time at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Security Holders may sell the Shares covered by this Prospectus through broker-dealers acting as agents or brokers who may then resell the Shares, or a private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the Selling Security Holders and/or purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Security Holders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Act of, in connection with such sales.

     If and when any Shares covered by this Prospectus qualify for sale pursuant to Rule 144 under the Securities Act of 1933, they may be sold under Rule 144 rather than pursuant to this Prospectus and the Company will be under no further obligation to maintain the registration of such Shares at that time.

     The Selling Security Holders are not restricted as to the price or prices at which they may sell Shares. Sales of such Shares at less than the market prices may depress the market price of the Company securities. Moreover, the Selling Security Holders are not restricted as to the number of Shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time which may also have a depressive effect on the market price on the Company's securities. It is anticipated that the sale of the Shares will be made over a one year period commencing with the date of this Prospectus.

     The Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-2, 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Security Holders.

     The Company is permitted to suspend the use of this Prospectus in connection with sale of the Shares by Selling Security Holders during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events.

LEGAL PROCEEDINGS

12 1/4% Convertible Debentures
------------------------------

     As of the date hereof, the Company remains in default with respect to its 12 1/4% Convertible Debentures (the "Debentures") which matured on December 31, 1994. In 1994 and again in 1995, the Company asked the holders to approve alternative payment arrangements in an effort to cure the defaults and ultimately pay, in full, $145,000 principal amount of the Debentures, together with all accrued and unpaid interest thereon. However, a series of unforeseen circumstances caused cash flow shortages which prevented the Company from bringing such holders current. As of March 31, 1997, the Company owed approximately $35,526 in accrued and unpaid interest to such holders.

     As a result of its default and its continued failure to comply with the 1994 and December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture or from holders seeking immediate payment of the $145,000 outstanding, plus related interest and other costs and expenses associated therewith as well as penalties and other legal remedies available to such holders under the law. On or about January 17, 1997, the Company received a letter from counsel to James E. Hopis, Revocable Trust, a holder of $5,000 of Debentures of the Company demanding payment of such bond immediately or legal action will be taken against the Company to collect thereon. As of the date hereof, however, no litigation has been commenced against the Company with respect to the Debentures. While the Company is currently attempting to cure the default, there can be no assurance that the funds will be available in the future to meet all of the Company's obligations.

     The Company is hopeful that it will generate sufficient funds prior to December 31, 1997 to pay the accrued and unpaid interest, together with the outstanding principal balance of the Debentures. There can be no assurance, however, that the Company will have adequate funds available to make the payments or that the commencement of legal proceedings will not have a material adverse effect on the Company.

Golder Litigation
-----------------

     On or about February 5, 1996, Bradley, Campbell, Carney & Madsen, P.C., Colorado counsel to the Company, Gems, Zeus and Newmineco ("BCCM") entered into a contract with Golder Associates, Inc. ("Golder"), pursuant to which Golder agreed to perform certain services at the Mogul Mines pertaining to environmental issues, including, but not limited to, (a) reviewing surface and groundwater quality and compliance standards, (b) reviewing 110 permitting requirements, applications and responses, (c) reviewing certain environmental plans relating to the Mogul Mines and (d) assessing water discharge requirements and dispensing advice with respect to water discharge and surface spring outflow management and mitigation of poor drainage quality (the "Mogul Tunnel Contract"). At the time of the Mogul Tunnel Contract, BCCM allegedly entered into said contract as an agent of Durango, the lessee of the Mogul Mines at that time.

     On or about February 5, 1996, BCCM entered into a second contract with Golder, pursuant to which Golder agreed to perform certain services at the Franklin Mines and Franklin Mill pertaining to environmental issues, including, but not limited to, (a) phase 1 site assessment, (b) preliminary regulatory and permit review, (c) engineering site inspections, (d) designs for surface water management at the ore handling facility, (e) technical memorandum on alternatives for the extension of #5 tailings pond, (f) assistance in negotiation with the DMG and (g) recommendations for bulk ore sampling and mineralogical testing at the Franklin Mines (the "Franklin Mine Contract"). At the time of the Franklin Mines Contract, BCCM allegedly entered into said contract as an agent of the Zeus Joint Venture.

     On or about August 23, 1996, Gems executed a note to Golder in the aggregate principal amount of $268,683.75 and a note to BCCM in the aggregate principal amount of $109,785.35 to secure legal and engineering fees outstanding as of such date. Each note was due and payable on or before December 23, 1996 and bears interest at a rate of 6% per annum. In the event that the payments of principal and interest under the notes were not paid when due, all principal and interest will accrue additional interest at a rate of 10% per annum. The notes were secured by a pledge of approximately 3,627,577 shares of common stock of the Company owned by Gems pursuant to a Security Agreement, dated August 23, 1996. Any default under the notes constituted an event of default under the Security Agreement. Gems failed to make the required payments under the notes on or before December 23, 1996.

     On or about January 28, 1997, Golder commenced an action against BCCM, Zeus, the Company, Gems, Island, and Durango in the United States District Court of the District of Colorado to recover sums due and owing from the Defendants for breach of contract, breach of implied warranty, misrepresentation, negligent misrepresentation, default under the Golder note and quantum merit arising out of each of the Mogul Tunnel Contract and the Franklin Mine Contract. The Company is a named defendant to this litigation by virtue of its general partnership interest in Zeus, it being joint and severally liable with Gems and Nuco as general partners in the Joint Venture.

     The aggregate amount of the Golder claims are approximately $281,670.99 plus prejudgment and post judgment interest, costs and expenses (including attorney's fees) and any additional relief granted by the court, $124,159.87, exclusive of interest and other costs and expenses, of which is attributable to the Mogul Tunnel Contract and $157,511.12, exclusive of interest and other costs and expenses, of which is attributable to the Franklin Mines Contract.

     On or about March 12, 1997, BCCM filed a motion to dismiss certain claims of Golder relating to the breach of warranty, misrepresentation and negligent misrepresentation arguing the these claims were pled in the alternative and only become viable in the event other defendants in the case deny BCCM authority to enter into the subject contracts. Also on March 12, 1997, Zeus, the Company, Island and Gems moved to dismiss or stay proceedings pending arbitration arguing that arbitration clauses in the subject contract require the captioned action to be submitted to arbitration. However, Durango filed a separate answer to the Complaint denying that BCCM had any authority to enter into any contract on behalf of Durango and denying that Durango ratified any exercise of such authority. Therefore, on or about March 27, 1997, Golder moved to file an amended complaint to clarify its position that the claims against Durango are also asserted against the Franklin Defendants. The Company has not received a copy of such amended complaint to date. Notwithstanding, the parties, on April 4, 1997, executed a stipulation agreeing to arbitration on all issues concerning the subject contracts but excluding issues relating to the note and security agreement. The Company intends to vigorously defend the claims of Golder in the arbitration proceeding. The Company has been advised by Zeus and Gems that Golder had not adequately performed the services for which it had invoiced the Joint Venture. Based upon the representations of Zeus and Gems, management is hopeful that this dispute will be resolved favorably.

Environmental Matters
---------------------

     On November 4, 1993, the Company was notified by the DMG that the Company failed to timely file a plan in the form of a technical revision in connection with continuation of the Company's 112D Mining Permit, M83-083 (the "Franklin Permit"). Such technical revision plan was required to address erosion, sedimentation and run-off matters arising from the upper pyritic tailings pond located at the property. The DMG set the matter down for a hearing to determine if a violation existed in connection with the Franklin Permit and what, if any, action was required. As a result of such hearing, the Company increased its existing land reclamation bond from $29,000 to $45,000. In addition, the Company was required to take certain remedial action to address the erosion, sedimentation and run- off concerns which action had been taken and approved by the DMG. A formal hearing was held in June, 1994 to determine what, if any, fine should be levied against the Company in the matter. A fine of $5,000 was assessed and paid by the Company.

     In August, 1994, the Company received an informal notice from the DMG of additional violations at the Franklin Mines relating to water run-off from the upper pyritic tailings pond and a filled sediment pond. The Company thereafter attempted to rectify such violations in a timely manner, however, in order to complete certain of the remedial work required to correct such violations, the Company was required to perform work outside the boundaries of its current permits. Therefore, in order to perform the required technical and remediation work, the Company was first required to formally amend its current permit to extend its boundaries to include those sections of the mining properties to be used in the performance of the remediation work. In subsequent meetings with the DMG, the Joint Venture reported that it had received positive feedback with respect to its plans to comply with the above-referenced violations. Further, the Company had agreed that it would refrain from any mining or milling operations at the Franklin Mines until such time as the DMG shall (i) amend the Company's permit to perform the required technical and remediation work and (ii) determine that all the Company's required work was properly completed.

     In March, 1996, the Company was notified that it would be required, to further increase its land reclamation bond. In an effort to comply with such requests, the Company posted an additional $48,000 increasing it land reclamation bond from $45,000 to $93,000. On or about March 28, 1996 at a hearing before the MLRB and the DMG, the Company received a temporary cease and desist order prohibiting it from conducting mining and/or milling operations at the Franklin Mine until such time as all of the violations cited by the DMG were satisfied. Additionally, the MLRB determined that the Company's reclamation bond should be increased to approximately $252,000 on or before April 5, 1996.

     The Company was able to post the required bond with the DMG in May of 1996 and has received verbal assurances from such agency that all of the violations at the Franklin Mines have been remedied and the Cease and Desist is no longer in effect. The DMG confirmed such assurances through official notification thereof on or about June 7, 1996.

     In January, 1997, the DMG requested a further increase in the Company's reclamation bond by $11,500. Subsequent to this notification, a consultant engaged by Zeus for the purpose of complying with all permitting issues had discussions with representatives of the DMG regarding the Company's reclamation bond. Due to the compliance work performed by the Company in fiscal year 1996 and the first quarter of 1997, the Company believes that it is entitled to a reduction in its reclamation bond and is in the process of preparing such application. In light of this application, the DMG orally agreed not to pursue the increase request further until such time as the bond reduction application is submitted and reviewed. The Company is hopeful that it will be able to submit its application during the second quarter 1997.

     As of the date hereof, the Company has no formal violations outstanding against it with respect to the Franklin Mines and Franklin Mill. The Company has recently completed all of the documentation required to expand its permits to increase the capacity of production at the Franklin Mill and continues to take remedial action with respect to the tailings and sediment pond to correct any remaining run-off problems. While there are no outstanding violations against the Company at this time, there can be no assurance that future violations will not arise and that such violations will not lead to interruptions in operations at the Franklin Mines or Franklin Mill. For further information regarding the Franklin Permit, See Description of the Business-Operation at the Franklin Mines.

Joint Venture Obligations
-------------------------

     As of March 31, 1997, the Company has no outstanding obligations to the Joint Venture; however, cumulative losses attributable to the Company totaled $136,108 and as a General Partner, the Company may be liable to creditors or others for unsatisfied debts and unspecified liabilities of the Zeus Joint Venture. Additionally, as of December 31, 1996, the Company owed Gems approximately $957,000 which includes (i) $609,683 attributable to principal and accrued but unpaid interest on the Gold Hill Note; and (ii) $614,250 attributable to principal and accrued but unpaid interest on the Note evidencing the purchase price of the Company's 20% interest in Newmineco (the "Newmineco Note") less $266,438 attributable to inter-company loans from the Company to Gems.

Delinquent Real Property Taxes
------------------------------

     As set forth in the Hayden/Kennec Leases, the Company is required to pay all real property taxes assessed to the properties covered by such leasehold agreement. At December 31, 1996, the real estate taxes which were due and owing on the properties that comprise the Franklin Mines and Mill were approximately $59,684 for the years ended 1993, 1994, 1995 and 1996. Moreover, the taxes assessed for the year ended 1993 and 1994 in the amount of approximately $24,000 have been sold at auction to a third party. The Company has been informed by the requisite taxing authorities that it must pay the 1993 and 1994 amounts on or before August 1997 to avoid being subject to enforcement proceedings to collect such obligations. As of May 31,1997, the Company paid approximately $57,500 against the aforementioned tax liabilities.

Durango Litigation.
-------------------

     On or about February 1, 1996, Newmineco, Island, Gems and Zeus entered into a series of transactions with Durango Metals, Inc., a Colorado Corporation
("Durango") Thames Hartley, the president of Durango (Hartley") and J. Wayne Tatman ("Tatman"), an agent of Durango and Hartley and president of Consolidated Milling, Inc. ("Consolidated Milling") to develop certain mining properties, including the Mogul Mines. See Description of the Business-Newmineco. In March 1996, Island acquired a lease known as the Rugg/Mogul Lease from Charles R. Rugg and his daughter, Cindy McCollum (collectively the "Ruggs") through a Novation Agreement by which the predecessor lessee, Durango, Hartley and/or its representative Tatman, agreed to release their leasehold interest in the Rugg properties in exchange for the agreements of each of Island and the Ruggs to allow Island to become the lessee of the properties and to take over all of the rights and obligations of the parties under the original lease which included the payment by Island of certain financial obligations owed by Durango, Hartley and/or Tatman to the Ruggs under the original lease. The Rugg/Mogul Lease was then renegotiated and renewed with the Ruggs and Island, solely, as lessee for a ten year period which lease is currently in effect and which was later assigned to Newmineco. Thereafter, Island and Gems notified the Company that Tatman, Hartley and Durango and certain other parties to the Newmineco venture breached their agreements and as a result, Island terminated all such venture agreements involving these persons and Newmineco. Island thereafter assigned its interest in Newmineco to Gems.

     In June 1996, Durango and/or Hartley served a series of Notices of Intent to Lien properties owned or leased by each of Gems, Island and the Company, including the Gold Hill Mill. Thereafter, on or about October 15, 1996, Jane A. Wood and David C. Sutton, each the owner of claims located on the properties comprising the Mogul Mines (the "Delaware Claim" and the "Bonanza Claims", respectively) and Durango, the purported lessee of such claims, commenced an action in District Court, Boulder County, Colorado, against the Ruggs, Island, Newmineco, the Company and any other unknown parties of interest to quiet title to each of the Delaware Claim and Bonanza Claims (hereinafter the "Disputed Claims"). The complaint further alleges that the defendants have removed ore mined from the Disputed Claims and that, as a result of trespass and conversion of certain equipment of Plaintiff Durango, plaintiffs have been further damaged in the amount of approximately $800,000. In addition to the actions for quiet title and for the adjudication of the ownership of the Disputed Claims, Plaintiffs requested damages for conversion of Plaintiff Durango's equipment, seeks a full accounting of the ore removed from the premises and request all other damages, costs and expenses, including attorney's fees incurred with respect to this dispute.

     The Company, as well as its co-defendants, retained local Colorado counsel and intend to rigorously defend this action while there are motions pending regarding the sufficiency of the defendant's pleadings, no decision has been made regarding such motions and no trial has yet been scheduled. In addition, on or about October 30, 1996, each of Com, Inc., the previous owner of the Gold
Hill Mill, Gems, Island, the Company, Hayden and Kennec commenced an action against each of Durango, Hartley, Consolidated Milling and Tatman in District Court, Boulder Country, Colorado relating to the Company's properties in Boulder County claiming, among other things, that (i) all liens be removed from the public record, (ii) damages were incurred for the filing of excessive liens, together with costs and expenses, including reasonable attorney's fees incurred in connection therewith, (iii) breach of contract with respect to the Newmineco venture agreement, (iv) damages incurred for loss of business opportunities and interference with plaintiff's contractual relationships and (v) defendants slandered plaintiffs title to property causing them damages. A similar complaint was also filed in Clear Creek County with respect to liens filed against the Company's properties in Clear Creek County. No counterclaims have been asserted against any of the Plaintiffs. As a result of recent motions filed on behalf of the Company in the Boulder County action, the parties have agreed and have submitted a proposed order to discharge all liens filed against the Company's properties. The Company has been advised that the Court is expected to enter this order shortly and such order will thereafter be recorded to remove the subject liens. The Clear Creek County Court has executed an order removing the liens against the Company's Clear Creek County properties and the Company has been advised by local counsel that such order is being filed with the Clear Creek County to remove the liens from the record. Issues concerning damages suffered and defendants liability with respect thereto in each of the actions are to litigated. No trial dates have been set at this time.

                                   MANAGEMENT


Name                               Age                      Position
----                               ---                      --------

J. Terry Anderson                  49                       Chairman, President,
                                                            Treasurer, Director

Robert L. Waligunda                50                       Secretary, Director

Robert J. Levin                    50                       Vice President
                                                            -Finance

Richard Brannon                    47                       Vice President-West
                                                            Coast Operations



J. Terry Anderson. Mr. Anderson has served as a director of the Company since August, 1991, as the Company's Chairman of the Board since June, 1993, as the Company's President since June, 1994, and as the Company's Treasurer since August, 1995. From 1977 to the present, Mr. Anderson has served as Chairman, President, a director and a principal stockholder of Anderson Chemical Company, a privately-held company located in Litchfield, Minnesota which is engaged in the manufacture and marketing of sanitation and water treatment chemicals. Mr. Anderson has also served as a member of the advisory local board of Norwest Bank, Minnesota Central, N.A., Litchfield, Minnesota. Mr. Anderson received a Bachelor of Arts degree in theology from Ambassador College in Big Sandy, Texas in 1972. Prior to that time, Mr. Anderson pursued a degree in Business Administration from the University of Minnesota from 1965 to 1968.

Robert L. Waligunda. Mr. Waligunda has served as a director of the Company since 1985 and as Secretary of the Company since August, 1995. From 1965 to the present, Mr. Waligunda has served as founder, President and principal stockholder of Sky Promotions, Inc., a Pittstown, New Jersey marketing and management company involved in sales, advertising and marketing of hot air balloons and inflatable products. He is a founder and director of the International Professional Balloon Pilots Racing Association, a member of the advisory board of Aerostar International, Inc., the world's oldest and largest balloon manufacturing company, and a member of the National Aeronautic Association, the Experimental Aircraft Association, and the Airplane Owner and Pilots Association. Mr. Waligunda received a Masters of Science degree in guidance and psychological services from Springfield College in 1968.

     Robert J. Levin Mr. Levin has served as the Vice President-Finance of the Company since December, 1995. From January 1984 through July 1990 , Mr. Levin served as a Senior Partner in the accounting firm of Levin, Pascale & Co. From July 1990 to December 1995, Mr. Levin operated a private accounting practice. Mr. Levin is a Certified Public Accountant.

     Richard Brannon Mr. Brannon has served as the Vice President-West Coast Operations since February, 1996. Mr. Brannon is a California licensed real estate broker and 100% owner of A Reel Mortgage, Inc., a mortgage and loan servicing company organized in 1991. Mr. Brannon is a founding director of the California Trustee Mortgage Broker Association, a not-for-profit corporation.

     To the Company's knowledge and based solely on a review of such materials as are required by the Securities and Exchange Commission, each officer, director or beneficial holder of more than ten percent of the Company's issued and outstanding shares of Common stock timely filed all forms and reports required to be filed pursuant to Section 16(a) of the Securities and Exchange Act of 1934, as amended, during the fiscal year ended December 31, 1996; except, with respect to Messrs. Brannon and Levin who have not made any required filings under Section 16(a) and with respect to Mr. Anderson who has not filed an annual report on Form 5 for fiscal year ended 1995 indicating the acquisition by him of restricted securities in connection with the conversion of the Anderson note.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    (a)  Certain Beneficial Owners of Common Stock

                     NONE

    (b)  Security Ownership of Management of Common Stock

Name and                                       Amount and             Percentage
Address of                                     Nature of              of Class
Beneficial                                     Beneficial
Owner                                          Owner

J. Terry Anderson                              4,189,660(1)            4.2%

Robert L. Waligunda                              192,000(2)             --(3)

Directors and Executive
Officers as a Group                            4,381,660               4.4%
-----------------------------
(1) Includes 1,688,140 shares owned by Mr. Anderson, 10,000 shares owned by Bruce E. Anderson Trust under which Mr. Anderson acts as Trustee and 2,491,520 owned by Anderson Chemical Company for which Mr. Anderson serves as a director and president and owns approximately 21% of the outstanding shares. Mr. Anderson disclaims any beneficial ownership with respect to shares of the Company owned by his brothers.

(2) Includes 30,000 shares pledged as collateral to a non-affiliate  individual.

(3) Less than 1%.

DESCRIPTION OF SECURITIES

     The following statements with respect to the Company's Common Stock describe the material terms but are subject to the detailed provisions of the Company's Certificate of Incorporation, and by-laws, as amended. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Certificate of Incorporation and by-laws, which are incorporated by reference in this Prospectus.

     The Company is authorized to issue 100 million shares of Common stock, $0.01 par value per share, of which 90,687,020(3) shares of Common Stock were issued as of May 31, 1997.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election. Holders of Common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefore.

     Holders of Common Stock have no conversion, redemption or preemptive rights to subscribe to any securities of the Company. All outstanding shares of Common Stock are fully paid and nonassessable. In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common stock will be entitled to share ratably in the assets of the Company remaining after provision for payment of liabilities to creditors.

     The Certificate of Incorporation of the Company provides that directors of the Company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duties as a director except to the extent otherwise required by Delaware law. The By-laws of the Company provide for indemnification of the officers and directors of the Company to the full extent permitted by Delaware law.

     The transfer agent and registrar for the Common stock is American Stock Transfer and Trust Company, located at 40 Wall Street - 46 Floor, New York, New York 10005.

----------
(3) Does not include 7,692,308 shares to be issued in connection with the conversion of the Mogul Note and 500,000 shares to be issued to Redstone Securities, Inc. in connection with its exercise of its option on May 27,1997.

                                 Legal Matters

     Certain legal matters with respect to the validity of the shares being registered will be passed upon for the Company by Falcone, Houdek, Bailey & Curd LLP.

                                    Experts

     The financial statements of the Company included in this prospectus as of and for the years ended December 31, 1996 and December 31, 1995 and the period from December 1, 1976 (inception) to December 31, 1996 been included herein in reliance on the report of J.H. Cohn LLP, independent public accountants, appearing elsewhere herein (which expresses an unqualified opinion and includes explanatory paragraphs referring to uncertainties about the ability of the Company to continue as a going concern) and upon the authority of that firm as experts in accounting and auditing.

Interest in Named Experts and Counsel
-------------------------------------

     No expert or counsel to the Company, hired on a contingent basis, will receive a direct or indirect interest in the Company or is acting as a promoter, underwriter, voting trustee, director, officer, or employee, of the Company.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Insofar as  indemnification  for  liabilities  arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                           DESCRIPTION OF THE BUSINESS

General
-------

     The Company, originally incorporated on December 1, 1976 under the laws of the State of Delaware, is engaged in the exploration, development and mining of precious and nonferrous metals, including gold, silver, lead, copper and zinc. The Company owns or has an interest in a number of precious and nonferrous metals properties. The Company's principal mining properties are (i) the Franklin Mines, located near Idaho Springs in Clear Creek County, Colorado, for which the Company acquired the exclusive right to explore, develop, mine and extract all minerals located in 28 patented mining claims comprising approximately 322 acres and 23 additional owned or leased mining claims, (ii) the Franklin Mill, a crushing and flotation mill which is located on the site of the Franklin Mines and (iii) the Gold Hill Mill, a fully permitted modern facility located in Boulder County, Colorado. The Company has also acquired a 20% interest in the Mogul Mines, which consists of the Mogul Tunnel and the surrounding claims located in the Spencer Mountain region through its investment in Newmineco and a 17.5% interest in the Gold Hill Dumps, which consists of mine dump materials located on fourteen dump sites in close proximity to the Gold Hill Mill through its participation in the Zeus Joint Venture. While none of its properties were operational in fiscal year 1996, the Company has made significant strides in rehabilitating certain of its mining properties and expanding its operations through its relationship with its joint venture partner, Gems.

The Zeus Joint Venture
----------------------

     In February 1993, the Company and Island Investment Corp. ("Island") formed Zeus No. 1 Investments (the "Joint Venture" or "Zeus Joint Venture"), a California general partnership, to develop the Franklin Mines and the related assets of the Company. Shortly thereafter, Island assigned its rights to the Joint Venture to Gems & Minerals Corp., a subsidiary of Island ("Gems"). On July 15, 1996, Gems transferred 31.5% of its 82.5% interest in the Joint Venture to Nuco Venture, Inc., a Delaware corporation ("Nuco"), in exchange for 100% of the outstanding shares of Nuco. Presently, the Company maintains a 17.5% interest, Gems maintains an 51% interest and Nuco maintains a 31.5% interest in the Joint Venture.

     The Company anticipates that it will continue to rely upon its joint venture partners, specifically Gems, to provide the funding, technical data and personnel necessary to continue its business plan at its properties in Idaho Springs until such time as the Franklin Mines and/or Franklin Mill shall become operational.

Operations at the Franklin Mine
-------------------------------

     Fiscal Year Ended 1994

     In 1994, Gems advised the Company that all work necessary to preserve the Company's 112D Mining Permit M83-083 (the "Franklin Permit") had been completed. The technical revisions and remedial work performed in 1994 were in response to the Colorado Division of Minerals and Geology ("DMG") requirements that Zeus address erosion, sedimentation and run-off matters arising from the upper pyritic tailings pond located at the Idaho Springs property. The tailings pond is the location where waste products from the Franklin Mill are to be deposited after the milling process is completed. During the latter part of 1994, Zeus continued its efforts toward conducting a comprehensive core drilling and analysis program (the "Analysis Program") to ascertain the scope and extent of proven and probable ore reserves containing economically recoverable minerals not previously identified or reported. In December 1994, the Company entered into a Standard Drilling Contract with American Mine Services, Inc. to commence a drilling program to prove additional ore reserves.

     Fiscal Year ended 1995

     The Analysis Program commenced in January, 1995 and was completed in early summer of that year. Based upon the reports generated from the Analysis Program and available geological data and reports, Gems advised the Company that the proven and probable reserves at the Franklin Mines previously reported by the Company were accurate. Gems further confirmed that the application of its proprietary technologies and processes should result in economically viable operations. Specifically, the Company confirmed, through the Analysis Program, proven ore reserves estimated at 166,698 tons having a grade of approximately
 .315 per ounce of gold and 6.740 per ounce of silver per ton computed in accordance with SX standards. Moreover, it was further determined that the dump
sites  at  the  Franklin  Mines  may  provide  an  additional   opportunity  for
production. The Company has been advised by consultants retained by Gems and/or Zeus that the Franklin dump sites are estimated to contain in excess of 100,000 tons of dump material with a grade estimated at .15 to .25 ounces per ton.

     In addition to the Analysis Program, Zeus continued to perform the remedial work and technical revisions commenced in 1994 addressing erosion, sedimentation, run-off matters and other items which the DMG required in connection with the Franklin Permit. As of December 31, 1995, Gems reported to the Company that it had incurred expenses of approximately $1,250,000, including approximately $781,000 attributable to mine and mill improvements during fiscal year 1995.

     Fiscal Year ended 1996

     (1)  Compliance  with DMG  regulations  at the Franklin  Mines and Franklin
Mill.

     On or about January 9, 1996, the Company received a letter from the DMG outlining the status of the Franklin Permit to date. The DMG identified several areas in which it believed violations of the terms of the Franklin Permit may have existed. The major issues cited by the DMG in its January correspondence are outlined as follows:

     The Franklin Mill. On September 2, 1993, the DMG approved, subject to certain conditions, a revision to the Franklin Permit to change the processing method then currently in place at the Franklin Mill to a Carbon In Leach process. The conditions set forth by the DMG included submission of quarterly sampling and analyses to be performed in connection with the milling process. These sampling requirements were to remain in effect for the life of the Franklin Permit or until a subsequent change was agreed to by the DMG. As of January 9, 1996, the DMG stated that the Company had failed to submit such information to the DMG in accordance with such conditions and, therefore, it believed a possible violation existed regarding such matter.

     Tailings Disposal Area. As approved on September 26, 1983, the original mining plan of the Company called for tailings to be slurried to a lined tailings pond located adjacent to the Franklin Mill (the "Lined Tailings Pond"). The original mining plan also contemplated a system for draining residual tailings water from the tailings pond disposal area (the "Disposal Area") to minimize the infiltration of tailings water into groundwater in the area during run-off periods. According to the DMG, inspections conducted over the prior three years indicated that the condition of the Disposal Area at the Franklin Mines would not effectively minimize infiltration of tailings water into groundwater and that the system in place for draining residual tailings water from the Disposal Area to the Lined Tailings Pond was no longer functional. The DMG further claimed that acidic water had been observed during inspections seeping from the Lined Tailings Pond into nearby drainage areas during the spring run-off period. Therefore, the DMG required that action be taken at the site to prevent any further leakage into area drainage on or before January 10, 1996 to prevent a citation for possible permit violations. Moreover, the DMG required that the Company submit a revision to the Franklin Permit to include a plan for long term correction of this problem on or before March 8, 1996.

     Lower Tailings Pond. On or about August 13, 1988, the Company submitted to the DMG Amendment application AM-001 to the Franklin Permit to amend its original mining plan to conduct custom milling and to dewater the tailings on the lower tailings pond which is located below the Lined Tailings Pond near the Franklin Mill (the "Lower Pond"). The DMG, on April 4, 1989, agreed to approve this amendment application provided that the Company comply with certain conditions on or before April 11, 1989. The DMG stated that it had no record of the Company's response to such compliance request and demanded that such conditions be agreed to by the Company on or before January 31, 1996 or the amendment application would be denied.

     Additionally, on August 16, 1990, the DMG conducted an inspection of the Franklin Mines property and reported that the Lower Pond was actively being used for tailings disposal. The DMG considered this activity a possible violation of the Franklin Permit based on its review of its files. The DMG further stated that no tailings disposal would be allowed in the Lower Pond until the Company could demonstrate that an adequate groundwater monitoring program was put in place and that the groundwater quality for existing and potential future use would not be impacted by the use of the Lower Pond by the Company. Further, the DMG stated that any raises or enlargements of the area would require further revision of the Franklin Permit and approval by the DMG before such work could be commenced.

     Groundwater Monitoring Plan. In a technical revision to the Franklin Permit approved by the DMG on February 1, 1985, the Company committed to monitor upgradient and downgradient surface and groundwater at the Franklin Mines. Such approval was given on the condition that analyses of the surface and groundwater be submitted with each annual report of the Company. The groundwater monitoring plan was further revised in technical revisions to the Franklin Permit approved by the DMG on each of September 2, 1993 and March 14, 1994. The technical revision approved on September 2, 1993 required the Company to submit groundwater analyses to the DMG on a quarterly basis; however, the DMG stated that it had not subsequently received the required analyses and the Company needed to verify whether its surface and groundwater monitoring programs were active and functional on or before March 8, 1996. Until such time as this information was submitted to the DMG, the Company was prohibited from disposing further tailings on the property.

     Reclamation Plan. On October 5, 1983, the Company committed to remove all mine buildings in the event that the Company should reclaim the property comprising the Franklin Mines and Franklin Mill. On March 14, 1994, the DMG approved a technical revision to the Franklin Permit in which the reclamation bond of the Company was recalculated. To help reduce reclamation costs, the Company committed to filing an amendment prior to mine start-up but no later than July 1, 1995 which included a plan to leave the mine and mill structures after reclamation. The DMG stated that this plan was not submitted and therefore, any costs associated with the demolition and disposal of such structures will need to be included in the Company's reclamation bond. The DMG required that the Company submit to it, no later than March 8, 1996, specifications and other details regarding the structures to be demolished for purposes of recalculating the bond. For further information regarding the Company's reclamation bond, See Legal Proceeding- Environmental Matters.

     Although the Company responded to the claims of the DMG in a letter, dated January 19, 1996, the DMG cited the Company for possible violations of the Franklin Permit with respect to the issues relating to, among other things, the Disposal Area, the Lower Pond and the groundwater monitoring plan. On or about March 28, 1996 at a hearing before the Mined Land Reclamation Board ("MLRB") and the DMG, the Company received a temporary cease and desist order prohibiting it from conducting mining and/or milling operations at the Franklin Mines until such time as all past violations cited by the DMG were satisfied.

     For the remainder of fiscal year 1996 and into the first quarter of 1997, the majority of the remedial work and the technical revisions to the Franklin Permit consisted of work performed to correct violations existing with respect to the matters identified above. Specifically, the Company instituted plans for groundwater monitoring which included surface water and groundwater sampling plans, took steps to correct the run-off problem associated with the Disposal Area, submitted and implemented plans to reclaim certain of its tailings ponds commenced preliminary plans for the installation of a paste backfill system for tailings disposal in the remaining ponds on the site and made application to the DMG for expansion of the permitted area at the Franklin Mines and Franklin Mill to allow for performance of certain of the remediation work outlined above. Upon completion of paste backfill work, it is anticipated that the Company will possess substantial tailings disposal capacity consistent with its production plans. Moreover, the reclamation work performed during fiscal year
1996 will permit it to make application to the DMG to reduce its current reclamation bond.

     In addition to the work performed in connection with the Franklin Permits, the Company was required to develop and submit to the DMG an environmental protection plan (the "Environmental Protection Plan") which complies with the provisions of the Mineral Rules and Regulations of the MLRB of Hard Rock, Metal and Designated Mining Operations. The Environmental Protection Plan must also include an emergency response plan for designated chemicals used on site and appropriate measures consistent with the recommendations by the Colorado Division of Wildlife for the Protection of Wildlife to prevent damage to area wildlife from designated chemicals, toxic or acid forming materials and acid mine drainage. The Company submitted its proposed plan to the DMG on or about September 12, 1996. On or about November 12, 1996, the DMG notified the Company that certain information needed to bring addressed and revisions were needed to bring the Company's Environmental Protection Plan into compliance with DMG regulations. The DMG has extended the time period by which the Company must submit its final Environmental Protection Plan until July 15, 1997 and the Company is in the process of completing its plan for submission.

     On January 31, 1997, the Company received approval from the DMG of its March 6, 1996 amendment application to the Franklin Permit. This approval brought the Company into compliance with current environmental and regulatory standards and allows the Company to pursue its operating plan without alteration of its estimated annual production levels. The notification of approval, received by the Company on February 28, 1997, increased the total permitted area, revised the mining plan to include the processing of ore from the Mogul Mines, altered the milling process, proposed tailings paste disposal, and modified the surface water control plan. Additionally, the reclamation plan of the Company was further revised to include the closure plan for certain of the Company's tailings ponds. All of the terms of the amendment approved by the DMG were incorporated into the Franklin Permit and made a part thereof. However, the DMG set forth certain conditions to its approval which required ( i ) the submission of a final design for tailings disposal facilities in the form of a technical revision to the DMG for approval prior to operation of the Franklin Mill, (ii) the components of the Surface Water Control Plan approved during the amendment process be installed no later than April 15, 1997 and (iii) the closure plans for certain of the Company's tailings ponds be completed to the satisfaction of the DMG by spring runoff and no later than April 15. Finally, the schedule for the completion of the closure plan for an additional tailings pond will be determined by the DMG during fiscal year 1997 and will be dependent on the Company's tailings disposal plan which is to be submitted to the DMG in 1997.

     The Company is currently completing the installation of the equipment necessary to implement its Surface Water Control Plan and the closure of certain of the tailings ponds. The Company has been advised by its consultant that so long as there exists no environmental violations and no further permit violations during the Spring run off period as a result of the Company's inability to complete these projects as of April 15, 1997, the DMG will permit the Company certain latitude with respect to the completion of such projects. Management is confident that these items will be addressed to the satisfaction of the DMG in a timely manner and no further permit violations will result in connection with these projects.

     The Company, through the Joint Venture or otherwise, has not conducted any significant commercial mining operations and, as a result, had not generated any significant revenues through December 31, 1996. During fiscal year 1996, the

Company has expended approximately $85,000 on mine and mill improvements and $30,000 on maintenance expenses. This is in addition to the approximate $12,000,000 spent by the Company since its inception on various exploration, remediation and rehabilitation programs as well as costs associated with the reconstruction and restoration of some of the shafts and tunnels located in the Franklin Mines. Therefore, the Company remains in the development stage. Based on information developed through the Analysis Program and previously available geological data and reports, the management of Gems has informed the Company and the Company is hopeful that the application of proprietary technologies and processes of Gems through the Joint Venture should result in economically viable commercial mining operations at the Idaho Springs mining facilities in the future. Moreover, the Company continues to work closely with Colorado state mining regulatory agencies to further modify and update the Franklin Permit in preparation and anticipation of full scale operations at the Franklin Mines and Franklin Mill.

Newmineco and Operations at the Mogul Mine
------------------------------------------

     On or about February 1, 1996, Island together with Wayne Tatman ("Tatman") and Thomas Hartley ("Hartley") formed Newmineco, LLC, a Colorado limited liability company (the "LLC") which had an agreement in principal to acquire ownership interests in the Lincoln Mine, a Colorado mining property ("Lincoln Mine") and the Gold Hill Mill. The Lincoln mine was controlled by Tatman and Hartley and the Gold Hill mill was owned by an unaffiliated third party at the time. Island originally maintained a 51% interest in the LLC. The managers of the LLC were the same individuals who comprised the management committee of Zeus. In addition, the LLC acquired an exclusive assignable contract to receive and process, at cost, all of the ore produced from the Mogul Mine, the rights to which were then leased by each of Hartley and Durango Metals, Inc. ("Durango"), a company controlled by Hartley, and a 10% profit interest in net smelter returns received from the ore mined from the Mogul Mine (the "Process/Profit Interest Contract"). The leasehold rights which were to be assigned pursuant to the Process/Profit Interest Contract were mining rights leased pursuant to (i) a mining lease agreement, dated November 9, 1992, between Charles R. Rugg and Cindy McCollum, as lessor (collectively, the "Ruggs") and Hartley as lessee (the "Original Rugg/Hartley Lease"), (ii) the mining lease, dated January 31, 1995, between David C. Sutton, et al., as lessor and Hartley, as lessee, and (iii) the mining lease, dated October 24, 1995, between Jane A. Wood and Durango.

     No operations had been conducted at the Mogul Mine at the time of these agreements. In exchange for the Process/Profit Interest Contract, the LLC agreed to finance future mining operations at the Mogul Mine, satisfy certain obligations owed by Durango to a third party and obtain the exclusive right to hire Durango to conduct mining operations at the Lincoln and Franklin Mines at cost plus 10%, subject to management and control of all mining/milling operations by the Company. The Process/Profit Interest Contract was thereafter to be assigned to the Joint Venture and the Company was to retain the exclusive right to mill and process all ore produced from Durango mining as well as all mines owned and/or controlled by each of the LLC and/or the Joint Venture.

     Under the operational structure described above, it was anticipated that, once the mining properties become operational, the Franklin Mill would process ore from each of the Mogul Mine, the Franklin Mines and the Lincoln Mine in return for which the Joint Venture would receive a 10% profit interest in all monies realized by the LLC in the Mogul Mine (of which the Joint Venture is entitled to 10% of net smelter returns) and the Lincoln Mine operations (of which the Joint Venture is entitled to 100% of all net smelter returns). Moreover, the LLC had agreed to perform any and all work required to increase the milling capacity at the Franklin Mill from 150 tons per day to 1000 tons per day without cost to the Company. The Company was to retain its 17.5% interest in profits under the Zeus Joint Venture thereby entitling it to receive its portion of all monies realized by the Joint Venture in connection with the Process/Profit Interest Contract as well as any future contractual arrangements of Zeus.

     On or about February 9, 1996, the Company received permission from the DMG to commence prospecting and testing procedures at the Franklin Mill with respect to ore being shipped to the Franklin Mill from the Mogul Mine under a prospecting permit issued to Durango (the "Durango Prospecting Permit"). The Durango Prospecting Permit allowed limited operations at the Mogul Mine in amounts not to exceed 250 tons per day and the mining of not more than a total 1800 tons of ore for prospecting and testing purposes. It was expected that the Franklin Mill would begin crushing ore from the Mogul Mine on the limited basis in accordance with the parameters of the Durango Prospecting Permit.

     Gems thereafter advised the Company that, on or about April 10, 1996, Island successfully completed the acquisition of 100% of the outstanding shares of Colina Oro Molina, Inc. ("COM, Inc."), the company which owned the Gold Hill Mill. In addition, the Company has been further advised that Island acquired certain of the mining rights to the Mogul Mine covered by the Original Rugg/Hartley Lease through the execution of a Novation Agreement, dated March 18, 1996, among the Ruggs, Hartley, Durango and Island. Pursuant to the Novation Agreement, the parties agreed that Hartley/Durango would be exonerated and released from the Original Rugg/Hartley lease and Island would assume all of the obligations of Hartley/Durango thereunder. Subsequently, each of the Ruggs and Island executed a new lease, dated March 18, 1996 (the "Rugg/Mogul Lease"), which further clarified the terms and conditions of the agreements between the Ruggs and Island. The acquisition by Island of the rights evidenced by the Rugg/Mogul Lease permitted the Company, Island and Gems to recommence negotiations with the remaining lessors of the Mogul Mine in an effort to obtain more favorable terms regarding profits to be generated by future operations. The Company was further advised by Island that the exclusive rights granted to the Joint Venture pursuant to the Process/Profit Interest Contract were sufficient to allow the LLC and other related parties to proceed with its operational plans at the Mogul Mine.

     In Spring, 1996, the Company was notified by Gems that Island intended to recommence production at the Mogul Mine. The Mogul Mine is located in a region known as an historic gold resource and produced during bulk testing an estimated 100 tons of gold ore with an average grade of approximately 1 ounce per ton. Gems also informed the Company that a target production rate of approximately 100 tons per day was anticipated and such materials were to be transported to the Franklin Mill for crushing and processing. Prior to that time, in March 1996, the Company received a cease and desist order from the DMG prohibiting it from conducting mining and/or milling operations at the Franklin Mine; however, crushing activities conducted at the Franklin Mill with respect to ore from the Mogul Mine would be performed under the Durango Prospecting Permit and would be excluded from such order.

     In May, 1996, Island and Gems notified the Company that certain of the participants in the LLC structure had defaulted on their agreements with Island. As a result, Island terminated the joint venture arrangements with Durango, Hartley and Tatman and Island thereafter assigned its 100% interest in Newmineco to Gems, which subsequently sold 20% of Newmineco to the Company and contributed 29% to Nuco, its wholly owned subsidiary. Due to the termination of the Joint Venture arrangements with Durango, Tatman and Hartley, Newmineco was unable to acquire the Lincoln Mine as previously contemplated in the original Joint Venture Structure.

     On September 26, 1996, the Company acquired a 20% interest in Newmineco from Gems for a purchase price of $600,000 evidenced by an interest only note bearing interest at 9.5% per annum (the "Newmineco Note"). Payments of interest were to be made quarterly, the first payment being due on December 31, 1996. The principal amount of the Newmineco Note was due on June 30, 1997. The Company was also given the option to convert the principal and interest payments due under the Newmineco Note into Common Stock on or after January 1, 1997 at a conversion rate of .078 per share. The shares into which the Newmineco Note converted would have certain registration rights attached thereto. Additionally, the Company acquired the right to receive the first $500,000 of profits distributed by Newmineco, but thereafter, would receive only that portion of such profits which the Company would be entitled in respect of the aforesaid 20% ownership interest. As of December 31, 1996, the Company had failed to make its December 31, 1996 interest payment on the Mogul Note.

     In late 1996, the Company entered into discussions with Gems regarding certain title issues with respect to the rights to mine the Mogul Mine and litigation which was commenced against various parties, including the Company, in connection therewith. In an effort to resolve these disputes, the Company, Gems, Com, Inc. and Newmineco agreed that, effective December 31, 1996, the $600,000 purchase price paid by the Company for its 20% interest in Newmineco would be reduced to $150,000. The parties further agreed that the $450,000 reduction in the Newmineco Note plus accrued and unpaid interest thereon would be applied against the outstanding balance of the

Gold Hill Note (as hereafter defined), thereby further reducing the principal amount owed by the Company to Com, Inc. under the Gold Hill Note to $586,419. Moreover, Gems and Com, Inc. agreed to indemnify the Company for any damages incurred as a result of any lawsuits arising out of the Company's interest in Newmineco and/or the Gold Hill Mill. For further information regarding the Gold Hill Mill and Gold Hill Note See Description of the Business-the Gold Hill Mill. For more information regarding the title issues and litigation involving the Mogul Mines, See Legal Proceedings-Durango Litigation and Description of Property - Rugg/Mogul Lease.

     On February 7, 1997, Gems notified the Company that it had assigned its interest in the Newmineco Note to certain third parties, including John Miner, a consultant to the Zeus Joint Venture. Thereafter, on February 10, 1997, the Company notified Mr. Miner, as agent to the assignees that it had elected to convert the principal due on the Newmineco Note into common stock of the Company in accordance with the terms thereof. The Company is committed to issue an aggregate of 7,692,308 shares to such assignees in full satisfaction of the Newmineco Note, as of February 11, 1997.

     The Mogul Mine is being operated pursuant to the Durango Prospecting Permit originally issued to Durango, the original lessee under the terms of the Original Rugg/Hartley Lease. After the transfer of the leasehold to Island and later to Newmineco, the Mogul Mine continued to operate under the Durango
Prospecting Permit. Moreover, Durango had made application to the DMG for issuance of a 110 permit for the Mogul Mine (the "Mogul Permit"). The Company had been advised by the management of Newmineco that Island and later Newmineco provided funding and technical support to continue Durango's efforts to secure the Mogul Permit.

     As a result of the disputes arising between the parties to the Newmineco agreements, Durango and Hartley filed a series of liens on certain of the properties of the Company and thereafter, on or about October 15, 1996, Durango, Hartley and certain other related parties instituted suit against each of Gems, Island and the Company to quiet title to certain claims comprising the Mogul Mine. In connection with such litigation, Durango withdrew its application for the Mogul Permit but specifically stated that any operations conducted at the Mogul Mine would continue pursuant to the Durango Prospecting Permit then in effect. Thus, the Company has been advised by the management of Newmineco that it is permitted to continue prospecting operations at the Mogul Mine under the Durango Prospecting Permit as a successor in interest to Durango. Moreover, the Company has been further advised by the management of Newmineco that it has taken steps to apply for the Mogul Permit in the name of Newmineco and is optimistic that it will be able to secure such permit to allow for expanded operations at the Mogul Mine separate and apart from Durango. The Company as been further advised by Newmineco that it is in discussion with the lessors of the Mogul Mine and the DMG to resolve any pending claims and outstanding requirements with regard to the Mogul Permit. As part of its efforts to secure the Mogul

Permit, the Company posted a bond in the amount of $33,000 as required by the DMG in an effort to further the permitting process. For more information regarding the disputes with Durango, See Legal Proceedings - Durango Litigation.

     During the early part of 1996 and again in the latter part of the year, mining commenced at the Mogul Mine in accordance with the Durango Prospecting Permit. Approximately 285 tons of ore were mined in 1996, of which 85 tons were shipped to a regional smelter for processing in March, 1996 and approximately 200 tons were crushed at the Franklin Mill from October through December. As a result of such operations, the Company has been advised by the management of Newmineco that approximately $30,000 of revenue was realized by the LLC, all of which was applied against expenditures incurred by the LLC. Therefore, the Company did not realize any revenues against its right to receive a $500,000 priority payment from revenues generated from the Mogul Mine.

     (3) The Gold Hill Mill

     .As an alternative to the acquisition structure outlined in the June 5 Letter of Intent, the Company acquired the Gold Hill Mill from COM, Inc., a wholly owned subsidiary of Gems, for $2,500,000 which purchase price as evidenced by an interest only note (the "Gold Hill Note"). The Gold Hill Note bears interest at a rate of 8% per annum and interest payments are $50,000 payable quarterly and is secured by a mortgage on the property in favor of COM, Inc. The principal amount of the Gold Hill Note is due June 3, 1999. In addition to the Gold Hill Note and mortgage, the Company and COM, Inc. entered into a memorandum of understanding in which the parties agreed that certain post closing items needed to be addressed with respect to the sale of the Gold Hill Mill. These issues included, but were not limited to, (i) the disposition of certain liens which were outstanding on the property as of July 3, 1996, including a judgement lien in the amount of $6,815.50 and a Deed of Trust in the amount of $300,000, (ii) COM, Inc.'s agreement to defend, indemnify and hold the Company harmless for any current or subsequent notices of liens served upon the Company relating to indebtedness or other claims of such parties which occurred prior to the sale of the property to the Company and (iii) the receipt by the Company of title insurance. As of the date hereof, none of the items set forth in the memorandum of understanding have been satisfied.

     In July, 1996, the Company commenced an offering to purchase certain assets from third parties in exchange for Common Stock of the Company, Com, Inc. thereafter agreed to purchase such assets from the Company in exchange for a reduction of the principal amount of the Gold Hill Note. As a result of the transaction, the Company was able to reduce the Gold Hill Note by $1,463,581, leaving a balance of $1,036,419. The Gold Hill Note was further reduced by $450,000 plus accrued and unpaid interest in accordance with the agreements reached with respect to reduction of the purchase price of the Company's Newmineco interest. As of the date hereof, the Company has defaulted on each of its October, January and April interest payments under the Note but the Company has not received any formal notification of such default. However, as of the date hereof, the outstanding principal amount of the Gold Hill Note has been reduced from $2,500,000 to $586,113.

     The Gold Hill Mill is located within close proximity to the Franklin Mines and Mill as well as the Mogul Mine and will afford the Company the opportunity to expand its geographic reach into the Gold Hill Mining region. It is contemplated that in the future milling will occur at the Gold Hill Mill and Franklin Mill at a combined initial rate of 200 tons per day. The Company anticipates that such capacity will be increased in the future upon the installation of additional equipment at the facilities and obtaining the appropriate regulatory approvals. The Company has not conducted any milling activities at the Gold Hill Mill to date.

     On July 8, 1996, the Company had been advised by Gems that the Joint Venture acquired the rights to certain agreements which would allow it to mill mine dump material located on fourteen mine dumps in the immediate vicinity of the Gold Hill Milling facility (the "Gold Hill Dumps"). The agreements afforded the Zeus Joint Venture the right to mill or process the Gold Hill Dumps which the Company has been advised are estimated to contain an aggregate of approximately 590,000 tons of material grading 0.15 to 0.18 ounces of gold per ton (opt gold) of dump material.

     As part of this agreement, the lessor of the Gold Hill Dumps and Zeus agreed to perform certain sample testing of the dump material and , upon the completion of such testing, Zeus would make a $30,000 payment to lessor. The dump material was to be screened on site, separating the coarse barren and low grade fine material from that material to be milled. Gems had further informed the Company that its consultants estimated that approximately 50% of the total dump material, or approximately 295,000 tons, can be milled at a grade of approximately 0.26 opt gold. Gems estimated that the operating costs at the Gold Hill Mill would be approximately $196 per ounce of gold recovered. In the fourth quarter 1996, Gems has advised the Company that due to the failure of the parties to act on the terms of this agreement it has terminated. However, Gems has informed the Company that it is presently engaged in discussions with the lessor to develop an alternative business arrangement for the processing of the Gold Hill Dumps. Additionally, as part of its future financing prospects, the Company is exploring the possibility of obtaining financing using the Gold Hill Mill as collateral for such financing.

Water, Utilities and Refining Contracts
---------------------------------------

     The Company has historically purchased power from Public Service Company of Colorado at its published rates. Moreover, the Company's management believes that sufficient water for present and future operations may be obtained from the City of Idaho Springs at its normal rates or from other nearby sources at reasonable rates. The Company's management does not anticipate any difficulty in obtaining sufficient water and power sources for its future mining and milling operations.

     In the past, the Company has entered into refining agreements with Zinc Corporation of America and ASARCO Incorporated for the sale and refining of lead, zinc and copper concentrates produced from the Franklin Mine in Colorado. The Company's management expects that at such time as it recommences active mining and milling operations, the Company will not have difficulties in renewing or renegotiating contracts with either ASARCO or Zinc Corporation of America or entering into new contracts with their competitors.

Employees and Technical Consultants
-----------------------------------

     The Company presently has no full-time employees. Three of the Company's executive officers serve as needed on a part-time basis and one of the Company's executive officers serves on a full time basis, each for no compensation. With respect to operations at the Franklin Mines and Franklin Mill, it is the sole responsibility of Gems to supply the Joint Venture with technical personnel and other qualified consultants and experts on a contract or consulting basis pursuant to the Joint Venture Agreement. Management anticipates that as the Company's business develops, additional technical and administrative staff may be hired and has been informed by Gems that it believes it will be able to obtain the services of qualified geological and technical consultants as needed.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION

     The Company is engaged in the business of investing and participating in the development of commercial mining and milling operations primarily at leased properties in or near Idaho Springs, Colorado. The Company holds a 17.5% interest in the Zeus Joint Venture which has been developing the Franklin Mines and the Franklin Mill. The Company acquired a 20% interest in Newmineco, LLC from its Joint Venture partner in September 1996, a newly-formed entity that has commenced the development of the Mogul Mines. In addition, the Company purchased the Gold Hill Mill in July 1996, which is an inactive permitted milling facility that the Company will attempt to develop and operate in the future.

     During 1996, remediation work was performed and substantially completed at the Franklin Mines and the Franklin Mill in preparation for the commencement of mining operations at both the Franklin Mines and the Mogul Mines. Approximately 200 tons of ore were mined at the Mogul Mines and shipped to the Franklin site where the ore was crushed and milled. The management of the Company was satisfied with the assay reports setting forth the mineral content of the ore samples.

     The Company and its investees are in the development stage and have not generated significant revenues on a sustained basis since the inception of their respective relationships. The Company will not recognize any revenues based on sales made by the Zeus Joint Venture and Newmineco; instead, the Company will recognize income or losses based primarily on its proportionate equity interest in the net income or loss of each of the investees. Accordingly, the Company will not recognize any income from such investments until such time, if any, as the Zeus Joint Venture or Newmineco begins production and generates sales revenues and net profits.

 Liquidity and Capital Resources
 -------------------------------

     Since its inception, the Company has financed its operations principally through equity and debt financing, including such financing provided through its relationships with its Joint Venture partner. The Company has derived no income from its mining and milling investments which are comprised of the following:
(1) the investments in the assets and rights related to the Franklin Mines and Franklin Mill, which are being developed and will be operated by Zeus, under the direction of Gems, in which the Company holds at 17.5% interest; (2) the investment in the assets of the Gold Hill Mill, the development and operation of which are currently the responsibility of the Company; and (3) the 20% interest in Newmineco, LLC, which holds the assets and rights related to the Mogul Mines whose development and operations will also be the responsibility of Newmineco, under the direction of Gems. At March 31, 1997, the Company's only liquid asset was cash, the balance of which increased from $127 at December 31, 1996 to $4,543 at March 31, 1997.

     The Company had no active mining or milling operations during the first quarter of 1997, however, remediation work was substantially completed at the Franklin Mine and Mill in preparation for the anticipated commencement of mining operations sometime during the third Quarter 1997.

     During 1996, the Company used common stock as its principal capital resource. It issued a total of 21,447,100 shares of common stock and certain notes for cash, the acquisition of services and mining and milling properties and the liquidation of debt, as further described below.

     In December 1995, the Company commenced an offering pursuant to Rule 505 of Regulation D of 15% Secured Notes (the "15% Notes") in the aggregate principal amount of $1,500,000 that were convertible into shares of Common Stock at a conversion price of $.0975 per share to raise funds for operations. The Company terminated this offering on February 5, 1996 after selling 15% Notes in the aggregate principal amount of $400,000. During the second quarter of 1996, the Company issued 4,294,770 shares of Common Stock upon the conversion of all of the 15% Notes based on the total balance of the principal and accrued interest outstanding of $418,740 and the conversion price of $.0975 per share.

     In February 1996, the Company commenced an offering pursuant to Rule 505 of Regulation D of its Common Stock to accredited and unaccredited investors to raise funds for operations. Subscribers of the offering purchased the Common Stock at 15% below the market price as quoted on NASDAQ at the close of business on a specified date prior to the termination of the offering. The Company raised $202,600 from the sale of 953,411 shares at $.2125 per share.

     On July 3, 1996, the Company acquired the Gold Hill Mill facility for $2,500,000 through a noncash transaction whereby it issued an 8% mortgage note (the "8% Mortgage Note") to a subsidiary of Gems which requires the payment of the entire principal balance no later than July 3, 1999. The 8% Mortgage Note is secured by the Gold Hill Mill.

     Additionally, in July 1996, the Company commenced an offering to unaffiliated parties pursuant to Regulation D for the issuance of shares of Common Stock at the equivalent of $.15625 per share in exchange for certain notes, mortgages and other obligations of Gems and its affiliates. Upon completion of the offering, the Company issued 9,366,919 shares of Common Stock to purchase obligations of Gems and its affiliates with an aggregate principal balance of $1,463,581, and canceled the obligations in exchange for an equivalent reduction in the principal balance of the 8% Mortgage Note.

     In July 1996, the Company commenced an offering of its Common Stock to accredited investors only pursuant to Rule 505 of Regulation D to raise additional funds for operating purposes. The offering was on a best efforts basis. Due to market conditions at the time of the offering, the Selling Agent was only able to sell 800,000 shares of Common Stock and raised $95,000 before the offering was terminated on September 15, 1996.

     In September 1996, the Company acquired its 20% interest in Newmineco by issuing a 9.5% note (the "9.5 Note) payable to Gems with a principal balance of $600,000. As a result of problems concerning permitting and various other issues related to the Mogul Mines, the purchase price was reduced, effectively, to $150,000 on December 31, 1996. The $450,000 reduction in the purchase price was effectuated through an equivalent reduction in the principal balance of the 8% Mortgage Note. The 9.5% Note was originally due on June 30, 1997. However, on February 7, 1997, Gems notified the Company that it had assigned its interest in the 9.5% Note to certain third parties. On February 10, 1997, the Company notified the assignees that it had elected to convert the principal balance of the 9.5% Note into 7,692,308 shares of Common Stock based on the conversion rate of $.078 per share. This relieved the Company of its obligation to pay this note on June 30, 1997.The issuance of the shares and the increase in total stockholders equity of the Company by $600,000 was recorded in the second quarter of 1997. Pursuant to the agreement with the other investors in Newmineco, the Company will be entitled to the first $500,000 of any profits to be distributed by Newmineco and 20% of any of its profits thereafter.

     During 1996, the Company also issued 3,716,000 shares of Common Stock in exchange for financial consulting and other services and for the payment of accrued interest.

     The Company had 100,000,000 shares of Common Stock authorized for issuance as of December 31, 1996 of which 90,583,020 were outstanding. As a result of the conversion of the 9.5% Note during February 1997, the Company's ability to use its Common Stock as a capital resource will be limited unless its stockholders authorize an increase in shares of capital stock or approve a reverse stock split.

     The Company had total current liabilities as of March 31, 1997 of $1,379,254, including convertible debentures with a principal balance of $145,000 and other notes payable with a principal balance of $80,000. Although Gems will be responsible for providing the remaining capital resources that will be needed for the commencement of operations at the Franklin Mines and the Mogul Mines, the Company will be responsible for obtaining the remaining capital resources that will be needed for the commencement of operations at the Gold Hill Mill. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately

$25,000 per month during 1997.

     As explained above, the Company's only liquid resource was a cash balance of $4,543 at March 31, 1997. Although the Company is entitled to distributions of 17.5% of any net profits generated from the operations of the Franklin Mines by the Zeus Joint Venture, any net profits generated by the Gold Hill Mill and the first $500,000 of any profits generated through the operations of the Mogul Mines by Newmineco plus 20% of any profits thereafter, all such operations are in the development stage and have been generating losses and negative cash flows and management cannot assure that those operations will generate any positive cash flows during the twelve month period ending March 31, 1998.

     In the absence of liquid resources, cash flows from operations and any other commitments for debt or equity financing management believes that the ability of the Company to continue its operations will be dependent upon the provision of financing by Gems, which Gems is required to provide pursuant to the Joint Venture Agreement. Management believes, but cannot assure, that such financing and the financing needed to commence operations at the Franklin Mines and the Mogul Mines will be provided by Gems during the twelve month period ending March 31, 1998 , and that the Company will remain dependent on its Joint Venture partner as its primary source of financing for its operations until such time, if any, as the Company begins to receive cash flows from its investments.

     During the first four months of 1997, Gems repaid advances from the Company and made advances to the Company totaling approximately $300,000. These advances were used, among other things, to pay legal and accounting fees in connection with the Company's public filings, to satisfy obligations arising under a settlement of certain litigation, to pay delinquent real estate taxes and to satisfy obligations for remedial work at the Franklin Mines and Franklin Mill. The management of the Company believes that Gems will continue to fulfill its commitment and make such advances until such time, if any, as the Company begins to receive cash flows from its investments.

     Management  believes  that  all  necessary   environmental  and  regulatory
approvals have been obtained and it anticipates that mining and milling operations will begin at the Franklin Mines and/or the Mogul Mines during the third quarter of 1997. The management of the Company has been informed by the management of Gems that Gems has or will provide the funds needed to complete the rehabilitation and upgrading of the existing plant, equipment and mine workings to facilitate the commencement of such operations.

     Although the ultimate goal is to have both the Franklin Mines and the Mogul Mines in operation simultaneously, no definitive plans have been made as to which mine will be operated first. Based on limited operations at the Mogul Mines and initial assay reports, management believes that the Mogul Mines may produce a higher grade of ore than that produced by the Franklin Mines and, accordingly, management anticipates that operations will commence initially at the Mogul Mines. Any cash flow generated would then be used to assist in the commencement of operations at the Franklin Mines.

     With the addition of the Gold Hill Mill, the Company owns the only two permitted mills in its mining district. To be able to commence milling operations, the Company will have to obtain sufficient working capital and hire managerial and other mill personnel. Other nearby mines are not currently operating due, in the opinion of management, to the lack of available milling facilities. The Company intends to solicit owners of those mines to use the Company's mills to process their ore in order to augment expected revenues from mining operations. However, there can be no assurance that any significant cash flows will be generated through these operations.

     In addition to funds committed by Gems, in accordance with the Joint Venture Agreement, management is considering raising capital by mortgaging the Gold Hill Mill property. The management of the Company believes that, based on the fair value of the Gold Hill Mill property, it can raise a minimum of $1,000,000 using conventional mortgage financing, with guarantees from Gems and its principals. Such funds would be used to supply the working capital initially needed to commence operations at the Gold Hill Mill and as an alternative means of financing operations at the Franklin Mines, Franklin Mill and the Mogul Mines.

     Management also believes that, at a minimum, the Company will be able to obtain sufficient financing from Gems and/or mortgage loans on the Gold Hill Mill property to enable it to meet its working capital requirements through at least March 31, 1998.

Results of Operations
---------------------

     The Company and the Zeus Joint Venture had no active mining or milling operations during 1995, 1996 or the first quarter of 1997.

     (I) Year Ended 1996 as compared to year ended 1995

     The Company had a net loss of $967,524 for 1996 as compared to a net loss of $924,344 during 1995. This increase of $43,180 was primarily attributable to an increase in general and administrative expenses in 1996 of $505,414 offset by the effects of a nonrecurring, noncash charge in 1995 of $468,000 for the issuance of stock to Gems to settle claims arising from the failure of the Company to meet its obligations under the Joint Venture Agreement. General and administrative expenses were $732,710 for 1996 as compared with $227,287 during 1995 due primarily to increases in professional fees and costs of investment banking services. Interest expense was

$102,238 during 1996 as compared to $92,434 during 1995 due to increased interest incurred in connection with the issuance of notes in the Gold Hill Mill and Newmineco acquisitions.

     Operations of the Joint Venture at the Franklin Mines and the Franklin Mill during 1996 were restricted by the cease and desist order issued in March 1996 by the DMG for permit violations that were not vacated until June 7, 1996. As a result, the Company's equity in the net loss of the Zeus Joint Venture was $12,950 in 1996 compared to $15,540 in 1995.

     (2) First Quarter 1997 as compared with First Quarter 1996.

     The Company had a net lost of $155,907 for the three months ended March 31, 1997 as compared to a net loss of $284,421 during the same period in 1996. The loss in 1996 was higher due to legal and engineering fees incurred in connection with permit violations and bond reclamation requirements imposed by Colorado regulatory authorities.

     General and administrative expenses were $86,018 for the first quarter 1997 compared with $233,985 during the same period in 1996. This decrease, as mentioned above, was due to a substantial decrease in legal and engineering fees.

     Interest income was $952 for the three months ended March 31, 1997 compared with $590 during the same period in 1996. Interest expense was $37,953 during the 1997 quarter as compared to $19,441 in the 1996 quarter. This increase was due to interest incurred on notes in connection with the Gold Hill Mill and Newmineco acquisitions.

                             DESCRIPTION OF PROPERTY



Glossary of Terms

Assay                                        A chemical evaluation of metal
                                             content conducted after mining ore.

Backfill                                     Mine waste which is disposed of
                                             underground in a formerly mined
                                             area.

Chacopyrite                                  A mineral containing copper, iron
                                             and sulfur.

Cyanidation and Pulp Recovery                The process by which gold is
                                             extracted in the milling process
                                             through the use of cyanide.

Development Stage Company                    Companies engaged in the
                                             preparation of an established
                                             commercially mineable deposit or
                                             reserve for its extract which are
                                             not in the production stage.

Dip                                          An angle measured in degrees from
                                             the horizon.

Fault A fracture in the earth through which mineralizing solutions may rise and form a vein.

Fault System                                 A large regional fracture.

Footwall                                     That portion of the vein which is
                                             located below.

Galena                                       A mineral containing both lead and
                                             sulfur.

Gravity Concentration                        Minerals concentrated by
                                             application of devices employing
                                             the force of gravity.

Hanging wall                                 That portion of the vein which is
                                             overhead.

J.L. Emerson Fault                           A large fracture in the earth' s
                                             crust located in the Franklin Mine
                                             area.

Laramide Period                              A period in history dating back
                                             approximately 70 to 90 million
                                             years ago.

Main Trunk                                   A highly mineralized portion of the
                                             J.L. Emerson fault located on the
                                             properties constituting the
                                             Franklin Mines.

Massive Sulfides                             High quality ore.

Microcline gneiss                            A type of rock found at the
                                             Franklin Mine.

Mill The plant facility where the metals constituting the ore are removed from mined rock.

Mine Workings                                The areas where ore is being mined.

Mineral Concentrate                          A mill product where the rock
                                             particles have been removed from
                                             the metallic minerals.

Mineralized Rock                             The rock which contains the
                                             minerals to be mined.

Monzonite                                    Intrusive rock types containing
                                             large amounts of quartz and often
                                             the progenitor of metallic,
                                             mineralizing solutions.

Ore A metallic or non-metallic mineral that can be mined from the earth and sold at a profit.

Ore Conduit                                  An opening through which
                                             mineralizing solutions can rise.

Ore  Reserves                                Minerals located in the ground
                                             whose existence is governed by
                                             varying degrees of probability.

Ore Shoot                                    A body of ore.

Orogeny An event causing a major upheaval or reshapement of the earth's crust, such as volcanism, mountain building or ore formation.

Pegatites                                    A type of rock found in the
                                             Franklin Mine.

Pillars                                      Unmined sections of ore in a stope.

Pre-Cambrian age                             A time period in history dating
                                             back approximately 600 million
                                             years ago.

Probable (Indicated) Reserves                Reserves for which quantity and
                                             grade and/or quality are computed
                                             from information similar to that
                                             used for proven reserves, but the
                                             site for inspection, sampling and
                                             measurement are farther apart or
                                             are otherwise less adequately
                                             spaced. The degree of assurance,
                                             although lower than that for proven
                                             reserves, is high enough to assume
                                             continuity between point of
                                             observation.

Production Shaft                             The device through which ore is
                                             hoisted from the mine and the area
                                             through which materials are lowered
                                             into the mine and miners enter and
                                             exit the mine.

Proven (Measured) Reserves                   Reserves for which (a) quantity is
                                             computed from dimensions revealed
                                             in outcrops, trenches, workings or
                                             drill holes; grade and/or quality
                                             are computed from the results of
                                             detailed sampling and (b) the sites
                                             for inspection, sampling and
                                             measurement are spaced so closely
                                             and the geologic character is so
                                             well defined that size, shape,
                                             depth and mineral content of
                                             reserves are well established.


Pyrite                                       A mineral containing both zinc and
                                             sulfur.

Raise                                        A tunnel driven upward from a
                                             level.

Refractory                                   A difficulty in separating value
                                             metals or minerals from the host
                                             rock.

Reserves That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

Schist, granite gneiss                       A type of rock found in the
                                             Franklin Mine.

Selective Flotation                          Minerals concentrated in a selected
                                             mineral group in the mill.

Shaft                                        A vertical tube-like opening
                                             whereby miners enter the mine.

Slurry                                       A mixture of ground rock or
                                             minerals in water.

Slimes                                       Exceedingly fine particles mixed
                                             with water.

Sphalerite                                   A mineral containing both zinc and
                                             sulfur.

Strike                                       In a horizontal direction.

Stope                                        The area of the mine where miners
                                             extract mineral deposits from the
                                             mine.

Tailings                                     Waste which is produced by the
                                             Mill.

Tailings Pond                                The location where mill wastes are
                                             deposited.

Telluride                                    A mineral containing tellurium
                                             often found with quantities of gold
                                             and/or silver and sulfur.

Tennentite                                   A complex mineral containing
                                             copper, antimony or arsenic, often
                                             containing large amounts of silver.

Tertiary Period                              A time period in history dating
                                             back approximately 40 to 70 million
                                             years ago.

Vein                                         A fracture in the earth's crust
                                             where minerals have been deposited.

Winze                                        A tunnel driven downward from a
                                             level.

Colorado Mining Properties
--------------------------

     The property which constitutes the Franklin Mines consists of (i) 100% leasehold interest in the mineral rights to 28 claims comprising approximately 322 acres evidenced by the Hayden/Kennec Leases and (ii) an additional 23 claims leased and/or purchased by the Company covering less than 100% of the mineral rights comprising approximately 20 additional acres, for a total of 51 claims over 342 acres. Such properties include all improvements made by the Company thereon, including the Franklin Mill capable of supporting up to a 150 ton per day operation in its present state. The Company does not intend to exploit any claims for which it holds less than a 100% interest. Management believes that it currently maintains adequate insurance for all of its mining properties

     Hayden/Kennec Leases
     --------------------

     The original Hayden/Kennec Leases provided for payment by the Company of certain liabilities relating to the leased property and a minimum royalty payment of $2,000 per month or 5% of the Company's net smelter royalties realized from production whichever is greater to Mrs. Hayden and Mrs. Kennec. The original Hayden/Kennec Leases expired in November, 1996 at which time the Company had the option to purchase the leasehold rights for a purchase price of $1,250,000 less any royalties previously paid as of the expiration date. As of November, 1996, the

Company paid approximately $480,000 in royalties.

     On November 19, 1996, the Company entered into an amendment to the Hayden/Kennec Leases with respect to the portion of the leasehold attributable to Dorothy Kennec (the "Kennec Amendment"). Pursuant to the terms of the Kennec Amendment, Kennec agreed to extend the term as it relates to her portion of the leasehold rights through November 12, 1997. In consideration for such extension, the Company agreed to increase the royalty payment due to Kennec under the original Hayden/Kennec Leases from $1,000 to $2,000 per month and to issue to Kennec 104,000 shares of the common stock of the Company valued at $.125 per share, having an aggregate market value at the time of issuance of $13,000. All of the payments made under the Kennec Amendment plus the value of the shares issued thereunder will be further applied against the buy-out price of the property under the original Hayden/Kennec Leases. As of May 31, 1997, the Company is current on its payments to Mrs. Kennec under the Kennec Amendment.

     While the Company has extended the term of the Hayden/Kennec Leases, as amended through November 1997, in the event that it shall expire or otherwise terminate, any improvements made on the property become the property of the lessor without any further compensation to the Company and lessor would have to reclaim the property in accordance with DMG requirements in effect at the time of such expiration or termination, as the case may be. Thus, the likelihood that the Company would recover fixtures and other equipment on the property may be minimal.

     The future success of the Joint Venture is dependent on its ability to preserve and utilize the mineral rights leased under the Hayden/Kennec Leases as amended by the Kennec Amendment and/or to otherwise acquire the rights to the use of such properties and the extraction of the related resources. To further secure the ability of the Joint Venture to exploit the Idaho Springs mining properties, Gems entered into an agreement on December 21, 1995 to purchase Audrey Hayden's interest in the Hayden/Kennec Leases and her ownership interest in the mining claims subject thereto (the "Hayden Interests") for a purchase price of $75,000 (the "Purchase Agreement"). The Purchase Agreement was further amended and restated in September, 1996 pursuant to which the parties reaffirmed the $75,000 purchase price and Gems agreed to pay to Hayden $1,000 per month for a period of 12 months. Hayden also agreed to extend the term of the Hayden/Kennec Leases to December 1997 as the same relates to her portion of the lease. On the date upon which the final $1,000 installment is due to Hayden, Gems will pay the remaining principal balance of the purchase price which will consist of $75,000 less an initial payment of $5,000 advanced by Gems under the original Purchase Agreement for back payments on the Hayden/Kennec Leases. Gems has informed the Company that it believes that with the acquisition of the Hayden Interests, together with the portion of the Hayden/Kennec Leases owned by Dorothy

Kennec, the Joint Venture will have adequate access to the minerals during the remainder of the term of the Hayden/Kennec Leases and on a continuing basis even if the Hayden/Kennec Leases as amended by the Kennec Amendment should expire and not be renewed by Mrs. Kennec.

     Rugg/Mogul Lease
     ----------------

     The Rugg/Mogul Lease, dated March 18, 1996, entered into between Island, as lessee, and the Ruggs (McCollum being the lessor/optioner as to the Muscott Lode claim only), as lessor, was contributed to Newmineco prior to the acquisition by the Company of 20% of the LLC. The Rugg/Mogul Lease provided that, after the remittance of a $100,000 guaranteed payment, Newmineco would pay an additional $50,000 to the Ruggs, on either the sixth month anniversary date of the lease or any monthly anniversary date thereafter when the Mogul Mines become operational (but not later than eighteen months from the date of the commencement of the lease.) In addition, the Rugg/Mogul Lease provides for a royalty payment of $2,000 per month which increases to $5,000 once the Mogul Mines become operational. The Rugg/Mogul Lease was to expire on May 17, 2006 at which time, or at any time during the term of the lease, Newmineco may purchase the mining rights under the Rugg/Mogul Lease for a purchase price of $1,500,000 less certain of the royalty payments made during the term of the lease.

     In the latter part of 1996, Newmineco informed the Company that disputes had arisen among various parties to the Newmineco agreements which included the parties to the Rugg/Mogul Lease and use of the underlying leasehold rights. On January 1, 1997, Island, the former lessee under the Rugg/Mogul Lease, received a notice of intent to terminate the Rugg/Mogul Leases from the Ruggs unless Island paid approximately $85,000 allegedly due to the Ruggs pursuant to the terms of the lease within 30 days of the date of the notice. The notification further stated that failure to pay such amounts within the time prescribed would result in a termination of the agreement. However, it has been the position of Island and Newmineco that the Ruggs are the party in default and certain of the payments claimed to be owed to the Ruggs were not made due to such defaults. Moreover, according to the terms of the Rugg/Mogul Lease, in the event that both lessor and lessee had potentially breached the agreements set forth therein, the cure period for such breach is extended to 90 days. Further, if lessee disputes such claims of default, the lease may only be terminated if lessor shall obtain an adverse judgment rendered by a court of competent jurisdiction and lessee fails to, subject to such judgment, diligently and in good faith attempt to remedy the default recognized by the court. No such judgement has been obtained.

     Island and Newmineco advised the Company that lessor made false and misleading representations and provided Newmineco and Island with fraudulent and/or misleading information with respect to the Mogul Mine properties and the leasehold rights. Additionally, lessor was to supply Island/Newmineco with a title report and a title insurance policy. Notwithstanding their failure to provide title insurance, Island/Newmineco, in good faith and in reliance upon promises of cooperation by the Ruggs continued to finance improvements at the Mogul Mine and complied with DMG requests in connection with the permitting process. The
Company has been advised by Newmineco and Island that the parties are negotiating in good faith to resolve all of the disputes outlined above and that they are hopeful that a resolution will be reached shortly. However, there can be no assurance that the Rugg/Mogul Lease will be renegotiated, that litigation will not ensue as a result of the current disputes between the parties or that these disputes will not have a material adverse effect on Newmineco's rights to exploit the Mogul Mine.

Location and Access
-------------------

     The Franklin Mine and Franklin Mill are located in Clear Creek County, Colorado approximately 2.7 miles north of the town of Idaho Springs which is accessible from Interstate 70 approximately 33 miles west of Denver. From Idaho Springs, a county maintained gravel road connecting Idaho Springs with Central City in Gilpin County passes within 1/4 of a mile of the Franklin Mine facilities and offices. A minor roadway, also maintained by the County, allows access to the Franklin Mine within 1/8 of a mile. The portal of the Mogul Mines is located immediately south of the town of Eldora, 25 miles west of Boulder by paved roads maintained by Boulder County. The mine locations are accessible year round, except in the case of a major snow storm in winter months.

Ore Deposition in the Area
--------------------------

     Most of the ore deposition in the area where the Franklin Mines are located has been credited to the Laramide period progeny. Ores exploited from this region have included gold, silver, copper, lead, zinc and uranium. By far the largest single metal values were in gold, with silver being a distant second. Though many of the smaller veins located in the area pinched out at moderate depth, some have shown strong mineralization at greater depth.

     The ore deposits are of four types: (i) pyritic gold ores; (ii) galena-Sphalerite ores; (iii) composite (pyrite-galena-Sphalerite) ores and (iv) telluride ores. Pyritic gold ores are chiefly associated with pyrite, Chacopyrite and Tennentite. The "composite ores" are believed to be the result of two or more periods of mineralization, with pyritic minerals first and galena-Sphalerite second; mineral content varies widely with the relative percentage of the different types of ore present. Telluride ores are present mostly in the Northeast corner of the district, but some telluride ores have been noted elsewhere.

Geology of the Franklin Mines
-----------------------------

     The rocks most commonly seen in the Franklin Mines are Pre-Cambrian age granite and Microcline gneiss. Tertiary Monzonite, the most common of which is quartz Monzonite, can be seen on the ninth level and are reported from lower levels in the Gem vein or Gem workings of the Franklin Mines. The general strike of the system is N75 degrees W and dips vary, being steeper in higher levels and flattening at depth. On the ninth level general dip is about 50 degrees to the north.

     The structure of the mines is controlled by the J.L. Emerson Fault system which runs in a west north west direction across the whole property and beyond. Subsidiary to the J.L. Emerson Fault are a multitude of veins crossing at low angles and meandering in and out of the main break. Most of these subsidiary faults are ore conduits; when more than one of these happen to meet at the same location, the result is a large body of ore. These large ore bodies are, within the observed area served at present by the Franklin 73 shaft, as much as 22.5 feet wide and at least 60 feet long. It has been reliably reported that some of the large ore body stopes within the Gems workings adjoining to the west (and part of the property) were as wide as 105 feet. Some of the individual veins carry names of the claims, such as Franklin, Gem, Washington and Freighter's Friend.

Geology and History of the Mogul Mines
--------------------------------------

     Based upon newspaper accounts and inspector reports published from 1898 through 1904, it is believed that the claims on Spencer Mountain were discovered during the last decade of the 19th century. The accounts of the day indicate that the veins produced gold and initially were developed by shafts, which was common practice during this era. The deepest shaft was believed to be that of the Enterprise at 400 feet. In 1907, the Mogul Tunnel was created as a drainage and transportation tunnel. Claim owners were permitted to use the tunnel for a royalty fee which was calculated based upon the distance traveled in the tunnel and varied from 10 to 20 percent. While the Colorado and Northwestern Railroad was completed to the town of Eldora in 1905, the boom period of gold mining in the area had ended and by 1919, the railroad, which never operated profitably, was washed out and never rebuilt. Thus, there are very limited records of production from the properties on Spencer Mountain due to its limited period of operation.

     Spencer Mountain is on the east flank of the Eldora stock, a quartz monzonite porphyry of Eocene-Paleocene Age. The rocks which make up the Spencer Mountain are believed to be older Precambrian geniuses and locally schist. Within the area of the Mogul Tunnel, the wall rocks are geniuses which contain biotite, sometimes hornblende, and usually quartz and plagioclase. In some cases the wall rocks are quartz-plagioclases gneiss.

     It is believed that the most productive gold-bearing structures on the Spencer Mountain are the easterly trending Enterprise fault and the northeasterly trending fractures which cut the peak of the mountain. There are other faults and fractures which trend north, northwesterly, and possibly any direction of the compass, any one of which could contain ore and would have offset an ore deposit by faulting.

     The Enterprise and Village Bell Mine are located on the Enterprise fault. It was noted in an inspector report of 1899 that in the Enterprise and Village Belle, the fault dipped south for the first 50 feet or 80 feet, respectively, of depth and then northerly. It is from this zone where the dips changed that most of the ore was mined. The remainder of the production has come from northeasterly trending veins. Some ore was also produced from veins trending east-northeast such as the Gold Coin, especially near their intersection with the Enterprise fault.

     It is believed that the gold occurs as a telluride, probably sylvanite and there also exists some pyrite and a small amount of molydenite. The gange minerals are barite, quartz, roscoelite and calcedly. Within the Mogul tunnel, it appears that the gold occurs principally in thin stringers of quartz which are often in gouge zones. It is approximated that the exposures within the Mogul Tunnel, are a good grade of mineralization and ore shoots in the area are noted for being small and often very rich. Values in the press at the turn of the century indicated approximately 1.5 ounces of gold per ton.

Estimated Ore Reserves
----------------------

     The Franklin Mines
     ------------------

     The Franklin Mine lodes consist of the minerals associated with the Gem, the Freighter and the Franklin mine veins and specifically, those minerals associated with the "Main Trunk" element of the J.L. Emerson Fault. No representations have been made regarding the potential of mineral structures situated adjacent to, or off the "Main Trunk", as these are considered to be of marginal importance at this time.

     Sampling by the channel sample method was conducted during the period of 1975 through 1993 with assaying provided by the Franklin and other accredited assay laboratories. Assays were also obtained from the old Gem Mining Co. mine assay map, dated 1921 (the "Gems Assay Map"). The sampling process was carried out at right angles to the structure of the veins. Blocks were sampled on three or four sides and at times within by raise or winze. Those blocks which were already heavily mined were entered through open stopes, both pillars and "backfill" being sampled.

     The Franklin ore body is generally a tabular structure in shape, consisting of several parallel to sub-parallel veins. The evaluation process, by concentrating on primarily one vein, obviously by-passed additional mineral potential.

     The J.L. Emerson Fault is a large regional structure, striking east to west and having an irregular plain that dips to the north at 45 to 78 degrees. The J.L. Emerson Fault is associated throughout with a series of parallel to sub-parallel sigmoidal shaped fractures that may focus east or west on the principal fault plain. These fracture patterns are found on nearly all levels and represent important centers of mineral concentration. The J.L. Emerson Fault consists of two main parallel to sub-parallel mineralized fault fractures, the so called "footwall" and "hanging wall" veins. Each of the principal veins has historically contributed to ore production in the Gem vein. A second set of true fissure veins of a later date and striking northeast and southwest interdict the J.L. Emerson Fault at several points, but do not cross. These veins are of unknown economic potential.

     The ore structures in the Franklin Mines are often large, but poorly defined. It was suggested that a core drilling be conducted in these locations in order to determine economic potential and establish mineral reserves therein. It was believed by management and Gems, its joint venture partner, that much unexplored mineral potential exists in the Franklin Mines.

     A geological report prepared by Gifford A. Dieterle in December, 1993 indicated that proven and probable reserves since 1987 to be as follows using a margin of error of plus or minus 15%:

         In place                                           173,486.60 Tons
         Broken ore (in stopes
              or on surface)                                  4,700.00 Tons
         Ore Mined or Milled
              since 1987                                      8,100.00 Tons
                                                       --------------------

                                                            186,286.60 Tons

Average Value of Gold:                                  .315 ounces per ton
Average Value of Silver:                               6.740 ounces per ton

The Gems Assay Map indicated possible reserves of 167,500 tons. No assay values are indicated on these reserves.

The Mogul Mines
---------------

     With respect to the Mogul Mines, there is very little published geological information and no reports covering the Mogul Tunnel area. Most of the information available about the ore bodies in the Mogul Mines can be derived from local newspaper reports between 1898 and 1904 and from mine inspector reports for the years 1897, 1898 and 1901. The newspaper and inspection reports are useful to indicate the approximate size and grade of deposits, veins, or production but are not considered by the Company to be hard fact.

     Although there are no known ore reserves in the Mogul Mines, proven or probable, there are considerable good exploration targets. The Company has been informed by Newmineco that it is hopeful that it will be successful in locating richer shoots which could yield a profitable amount of ore. Thus, Newmineco has informed the Company that it has begun a comprehensive program to substantiate ore reserves at the Mogul Mines and target areas for future production.

Mill/Metallurgy
---------------

     The Franklin Mill, when constructed in 1982, was designed to recover and concentrate metallic minerals by two historic methods; selective flotation and gravity by table and jig. Both systems were operated in a continuous circuit. The Franklin Mill has a daily processing capacity (operating for a 24 hour period) of approximately 150 tons of ore. In the past, the Franklin Mill operated on an eight hour schedule and processed approximately 30 tons of ore during that time interval.

     The Franklin ore is refractory and therefore difficult to separate. Pyrite (iron sulfide) constitutes approximately 18% of the weight of the ore. Approximately 30% of the gold content of the ore remains locked in the pyrite as refractory gold and is not recoverable by ordinary means. In 1993, a new metallurgical process was introduced to extract gold from the pyrite concentrates. This process attempted to break down the pyrite minerals by oxidation and thereby free the contained refractory gold. The procedure involved the use of standard banks of flotation cells (48"), pyrite slurry (30%), air and agitation. At a later stage pre-processing of the pyrite by further milling occurred. Processed pyrite was subjected to Cyanidation and carbon-pulp recovery of gold. The process was initially reported to be successful by the joint venture operator with recovery of 85% of gold. However, additional testing is required and is expected to be undertaken. About 5% of the gold was contained in refractory slimes and were lost in the tails during the milling process.

Milling Facilities
------------------

     Conventional milling procedures by the Zeus Joint Venture are to be followed with selective flotation of lead, silver, gold and zinc and gravity concentration of gold bearing pyrite. Concentration of tailings slimes by slime cone and recovery of fine gold and silver from slimes are to be achieved by Cyanidation and carbon pulp in closed circuit. Moreover, additional technologies are being tested by Gems to assure maximum recovery of mined ore. Average recovery of the combined precious metals is estimated at approximately 90% of the total based upon preliminary test data developed by Zeus Joint Venture.

     In the past, the Franklin Mill operated on a limited schedule while exploration and development was taking place. While the Franklin Mill has not been operational with respect to milling of ore, crushing activities have begun at the Franklin Mill for the limited purpose of prospecting and testing in the early part of 1996. Thus, any prior milling activity and the crushing currently being done at the Franklin Mill can be characterized as "development" in nature.

     The Gold Hill Mill is a fully permitted modern milling facility. With the exception of test milling approximately 4,000 tons of ore by the previous owner, the Gold Hill Mill has not been operational with respect to the milling of ore.

New York Office
---------------

     The Company maintains its executive offices, consisting of approximately 500 square feet, at 76 Beaver Street, Suite 500, New York, New York. The Company has agreed to rent this space for a monthly rental of $670.50 pursuant to an oral agreement with a non-affiliate. The Company's management anticipates this space will service the Company's needs for the foreseeable future and that the Company will be able to lease these or other suitable facilities on a reasonable basis.

                              CERTAIN TRANSACTIONS


     In July, 1996 Anderson Chemical Company, of which Mr. Anderson serves as a director and officer, advanced a loan to the Company for working capital in the amount of $20,000. Such loan was evidenced by a promissory note bearing interest at 12%. The principal amount of the Note and all accrued and unpaid interest is currently outstanding.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The principal U.S. market on which shares of the Company Common Stock (all of which are of one class, $.01 per share) are traded is the over the counter market on the National Association of Securities Dealers, Inc. Automated Quotation System (Symbol "FKCM").

     The following table sets forth the range of high and low bid quotes of the Company's Common Stock per quarter since the beginning of fiscal year 1994 as reported by the National Quotation Bureau (which reflects inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions).

                                      High              Low
Quarter Ended                       Bid Price         Bid Price
-------------                       ---------         ---------

March 31, 1995                        $.16             $.13
June 30, 1995                         $.19             $.16
September 30, 1995                    $.19             $.16
December 31, 1995                     $.22             $.16

March 31,1996                         $.25             $.16
June 30, 1996                         $.25             $.09
September 30, 1996                    $.13             $.06
December 31, 1996                     $.13             $.06

March 31, 1997                        $.22             $.06

     As of May 31, 1997, the approximate number of recordholders of the Company's Common Stock is 3,100 inclusive of those brokerage firms and/or clearing houses holding the Company's common shares in street name for their clientele (with each such brokerage house and/or clearing house being considered as one holder). The aggregate number of shares of Common Stock outstanding is 90,687,020 as of May 31, 1997(4). No dividends on Common Shares have ever been paid by the Company, nor does the Company anticipate that dividends will be paid in the foreseeable future.

----------

(4) Does not include 7,692,308 shares to be issued in connection with the conversion of the Mogul Note and 500,000 shares to be issued to Redstone Securities, Inc. in connection with its exercise of its option on May 27, 1997.

EXECUTIVE COMPENSATION

     No compensation has been awarded to, earned by or paid to any of the named executives or directors of the Company during the fiscal year ended 1995 or 1996.

                              FINANCIAL STATEMENTS

                 See Index to Financial Statements on page F-1

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)





                          INDEX TO FINANCIAL STATEMENTS
                                    (Item 7)


                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                   F-2

BALANCE SHEETS
  DECEMBER 31, 1996 AND 1995                                               F-3

STATEMENTS OF OPERATIONS
  YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
  PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
  DECEMBER 31, 1996                                                        F-4

STATEMENTS OF STOCKHOLDERS' EQUITY
  YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
  PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
  DECEMBER 31, 1996                                                      F-5/11

STATEMENTS OF CASH FLOWS
  YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
  PERIOD FROM DECEMBER 1, 1976 (INCEPTION) TO
  DECEMBER 31, 1996                                                      F-12/13

NOTES TO FINANCIAL STATEMENTS                                            F-14/32




                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Franklin Consolidated Mining, Co., Inc.


We have audited the accompanying balance sheets of FRANKLIN CONSOLIDATED MINING CO., INC. (A Development Stage Enterprise) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from December 1, 1976 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Franklin Consolidated Mining Co., Inc. as of December 31, 1996 and 1995, and its results of operations and cash flows for the years then ended and for the period from December 1, 1976 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the financial statements, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from inception and, as of December 31, 1996, has a substantial working capital deficiency. As a result, it was in default with respect to payments on a secured promissory note and on convertible debentures and substantially dependent on its joint venture partner for financing. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                     J. H. COHN LLP

Roseland, New Jersey
April 3, 1997, except for
  Note 11 as to which the
  date is April 30, 1997

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                      ASSETS                           1996           1995
                      ------                       ------------    ------------

Current assets:
  Cash                                             $        127    $    118,176
   Prepaid expenses                                     107,979
   Advances from joint venture partner                  266,438
                                                   ------------    ------------
         Total current assets                           374,544         118,176

Mining, milling and other property and
   equipment, net of accumulated depre-
   ciation and depletion of $1,837,180
   and $1,715,194                                     6,311,128       3,848,114
Investment in equity investee                           150,000
Mining reclamation bonds                                126,875          45,000
                                                   ------------    ------------

         Totals                                    $  6,962,547    $  4,011,290
                                                   ============    ============


     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   12.25% convertible debentures                   $    145,000    $    145,000
   9.5% convertible note payable to joint
    venture partner                                     600,000
   Other notes payable                                   80,000
   Accounts payable and accrued expenses                553,883         298,016
   Advances to joint venture partner                                    313,688
                                                   ------------    ------------
         Total current liabilities                    1,378,883         756,704

8% mortgage note payable to joint venture
  partner                                               586,419
15% convertible notes                                                   200,000
Excess of equity in net losses of joint ven-
   ture over investment                                 133,220         120,270
                                                   ------------    ------------
        Total liabilities                             2,098,522       1,076,974
                                                   ------------    ------------

Commitments and contingencies

Stockholders' equity:
   Common stock, par value $.01 per share;
     100,000,000 shares authorized;
      90,583,020 and 69,135,920 shares issued
      and outstanding                                   905,830         691,359
   Additional paid-in capital                        15,154,264      12,471,502
   Deficit accumulated in the development
      stage                                         (11,196,069)    (10,228,545)
                                                   ------------    ------------
         Total stockholders' equity                   4,864,025       2,934,316
                                                   ------------    ------------

         Totals                                    $  6,962,547    $  4,011,290
                                                   ============    ============


See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996


                                                                            Cumulative
                                                                               from
                                               1996            1995          Inception
                                           ------------    ------------    ------------
Revenues:
   Sales                                                                   $    876,082
   Interest income                         $      2,351    $      1,060         540,887
   Other income                                                                  75,000
                                           ------------    ------------    ------------
         Totals                                   2,351           1,060       1,491,969
                                           ------------    ------------    ------------

Expenses:
   Mine expenses                                                              3,360,793
   Write-down of inventories                                                    223,049
   Depreciation and depletion                   121,986         122,143       2,032,529
   General and administrative
      expenses                                  732,701         227,287       5,030,432
   Interest expense                             102,238          92,434         595,838
   Amortization of debt issuance
      expense                                                                   683,047
   Equity in net loss of joint
      venture                                    12,950          15,540         133,220
   Loss on settlement of claims
      by joint venture partner                                  468,000         468,000
   Loss on settlement of litigation                                             100,000
   Loss on investment in oil and
      gas wells                                                                  61,130
                                           ------------    ------------    ------------
         Totals                                 969,875         925,404      12,688,038
                                           ------------    ------------    ------------

Net loss                                   $   (967,524)   $   (924,344)   $(11,196,069)
                                           ============    ============    ============


Weighted average shares outstanding          74,284,324      49,035,351
                                           ============    ============

Net loss per common share                         $(.01)          $(.02)
                                                  =====           =====



See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996

                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       in the
                                                         Common           Paid-in       Development       Treasury
                                          Shares          Stock           Capital          Stage            Stock           Total
                                        ---------      -----------      -----------     -----------      -----------     -----------
Issuance of common
   stock:
   Cash                                   155,000      $     1,550      $    41,550                                     $    43,100
   Noncash:
   Related par-
        ties                              925,000            9,250                                                            9,250
      In exchange
        for shares
        of Gold
        Developers
        and Pro-
        ducers,
        Inc                             1,095,000           10,950            6,484                                          17,434

Net loss                                                                                $   (45,584)                        (45,584)
                                        ---------      -----------      -----------     -----------                      -----------

Balance, December
   31, 1977                             2,175,000           21,750           48,034         (45,584)                         24,200

Issuance of com-
   mon stock:
   Pursuant to
      public offer-
      ing, net of
      underwriting
      expenses of
      $11,026                             588,200            5,882          278,113                                         283,995
   Cash                                   225,000            2,250          240,627                                         242,877
   Noncash                                  5,000               50            4,950                                           5,000

Net loss                                                                                    (66,495)                        (66,495)
                                        ---------      -----------      -----------     -----------                      -----------

Balance, December
   31, 1978                             2,993,200           29,932          571,724        (112,079)                        489,577

Issuance of common
   stock:
   Cash                                   231,850            2,318          438,932                                         441,250
   Noncash - re-
      lated parties                        40,000              400           59,600                                          60,000
   Noncash - other                          6,675               67           13,283                                          13,350

Net loss                                                                                   (128,242)                       (128,242)
                                        ---------      -----------      -----------     -----------                      -----------

Balance, December
   31, 1979                             3,271,725           32,717        1,083,539        (240,321)                        875,935

Issuance of com-
   mon stock:
   Cash                                   289,750            2,898          837,102                                         840,000
   Noncash                                 59,500              595          118,405                                         119,000

Net loss                                                                                   (219,021)                       (219,021)
                                        ---------      -----------      -----------     -----------                      -----------

Balance, December
   31, 1980                             3,620,975           36,210        2,039,046        (459,342)                       1,615,914

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996


                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       in the
                                                         Common           Paid-in       Development       Treasury
                                          Shares          Stock           Capital          Stage            Stock           Total
                                        ---------      -----------      -----------     -----------      -----------     -----------
Issuance of com-
   stock:
   Cash                                    65,625     $       656     $   261,844                                       $   262,500
                                       ----------     -----------     -----------      -----------                      -----------

Balance, pre-
   stock split                          3,686,600          36,866       2,300,890      $  (459,342)                       1,878,414

Issuance of common
   stock:
   Pursuant to a
      four-for-one
      stock split                      11,059,800         110,598        (110,598)
   Cash                                   578,000           5,780         552,220                                           558,000
   Noncash                                104,000           1,040         102,960                                           104,000

Commission on sale
   of common stock                                                        (57,300)                                          (57,300)

Net loss                                                                                  (288,105)                        (288,105)
                                       ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1981                            15,428,400         154,284       2,788,172         (747,447)                       2,195,009

Issuance of common
   stock:
   Cash                                   861,006           8,610         755,516                                           764,126
   Noncash                                162,000           1,620         160,380                                           162,000

Commission on
   sale of common
   stock                                                                  (56,075)                                          (56,075)

Net loss                                                                                  (287,291)                        (287,291)
                                       ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1982                            16,451,406         164,514       3,647,993       (1,034,738)                       2,777,769

Issuance of com-
   mon stock:
   Cash                                 1,273,134          12,732       1,176,818                                         1,189,550
   Noncash                                 70,834             708          70,126                                            70,834
   Exercise of
      stock op-
      tions by:
      Related par-
         ties                             267,500           2,675         264,825                                           267,500
      Others                                4,000              40           3,960                                             4,000

Commission on sale
   of common stock                                                       (124,830)                                         (124,830)

Net loss                                                                                  (749,166)                        (749,166)
                                       ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1983                            18,066,874         180,669       5,038,892       (1,783,904)                       3,435,657

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996



                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       in the
                                                         Common           Paid-in       Development       Treasury
                                          Shares          Stock           Capital          Stage            Stock           Total
                                        ---------      -----------      -----------     -----------      -----------     -----------
Issuance of common
   stock:
   Cash                                  1,201,700     $    12,017     $ 1,139,683                                      $ 1,151,700
   Noncash                                  27,500             275          27,225                                           27,500
   Exercise of
      stock options
      by related
      parties                              200,000           2,000         198,000                                          200,000

Commission on sale
   of common stock                                                         (90,950)                                         (90,950)

Net loss                                                                                $  (301,894)                       (301,894)
                                        ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1984                             19,496,074         194,961       6,312,850       (2,085,798)                      4,422,013

Issuance of com-
   mon stock:
   Cash                                    421,308           4,213         295,866                                          300,079
   Noncash                                  10,000             100           7,400                                            7,500
   Exercise of
      stock op-
      tions by:
      Related par-
         ties                              200,000           2,000         148,000                                          150,000
      Others                                 1,000              10             740                                              750

Commission on sale
   of common stock                                                          (3,462)                                          (3,462)

Net loss                                                                                   (133,929)                       (133,929)
                                        ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1985                             20,128,382         201,284       6,761,394       (2,219,727)                      4,742,951

Issuance of common
   stock:
   Cash                                    569,000           5,690         294,810                                          300,500
   Noncash - re-
      lated parties                        160,000           1,600          78,400                                           80,000
   Noncash - others                        135,000           1,350          52,650                                           54,000

Net loss                                                                                   (227,788)                       (227,788)
                                        ----------     -----------     -----------      -----------                      -----------

Balance, December
   31, 1986                             20,992,382         209,924       7,187,254       (2,447,515)                      4,949,663

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996


                                                                                         Deficit
                                                                                       Accumulated
                                                                      Additional         in the
                                                      Common            Paid-in        Development        Treasury
                                       Shares          Stock            Capital           Stage            Stock           Total
                                     ---------       -----------      -----------      -----------      -----------     -----------
Issuance of common
   stock:
   Cash                              2,604,368      $    26,044      $ 1,261,257                                        $ 1,287,301
   Noncash - re-
      lated parties                    202,000            2,020           68,880                                             70,900
   Noncash - other                      37,500              375           36,875                                             37,250

Commission on sale
   of common stock                                                      (110,243)                                          (110,243)

Net loss                                                                               $  (730,116)                        (730,116)
                                   -----------      -----------      -----------       -----------                      -----------

Balance, December
   31, 1987                         23,836,250          238,363        8,444,023        (3,177,631)                       5,504,755

Issuance of common
   stock - noncash
   - related par-
   ties                                200,000            2,000           48,000                                             50,000

Net loss                                                                                  (386,704)                        (386,704)

Purchase of
   50,000 shares of
   treasury stock -
   at cost                                                                                              $  (12,500)         (12,500)
                                   -----------      -----------      -----------       -----------      ----------      -----------

Balance, December
   31, 1988                         24,036,250          240,363        8,492,023        (3,564,335)        (12,500)       5,155,551

Issuance of common
   stock:
   Cash                                678,000            6,780          103,720                                            110,500
   Noncash - others                    283,666            2,836           31,030                                             33,866
   Noncash - re-
      lated parties                    210,000            2,100           29,400                                             31,500
   Private place-
      ment:
      Cash                           2,275,000           22,750                                                              22,750
      Debt issuance
         expense                                                         455,000                                            455,000
   Conversion of
      debentures                     1,050,000           10,500           94,500                                            105,000
   Exercise of
      stock options                    300,000            3,000           42,000                                             45,000

Commission on sale
   of common stock                                                        (1,500)                                            (1,500)

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996



                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       in the
                                                         Common           Paid-in       Development       Treasury
                                          Shares          Stock           Capital          Stage            Stock           Total
                                        ---------      -----------      -----------     -----------      -----------     -----------
Compensation re-
   sulting from
   stock options
   granted                                                               $    39,000                                    $    39,000

Net loss                                                                                 $(1,279,804)                    (1,279,804)
                                       -----------      -----------      -----------     -----------     ----------     -----------

Balance, December
   31, 1989                             28,832,916          288,329        9,285,173      (4,844,139)    $  (12,500)      4,716,863

Sale of Under-
   writer's stock
   warrants                                                                      100                                            100

Issuance of common
   stock:
   Cash                                    335,000            3,350           41,875                                         45,225
   Noncash - others                         39,855              399            5,579                                          5,978
   Conversion of
      debentures                           160,000            1,600           30,400                                         32,000

Net loss                                                                                  (1,171,962)                    (1,171,962)
                                       -----------      -----------      -----------     -----------     ----------     -----------

Balance, December
   31, 1990                             29,367,771          293,678        9,363,127      (6,016,101)       (12,500)      3,628,204

Issuance of common
   stock:
   Cash - others                         1,799,576           17,996           78,935                                         96,931
   Cash - related
      parties                            1,800,000           18,000           72,000                                         90,000
   Noncash -
      others                             1,183,724           11,837           47,350                                         59,187
   Conversion of
      debentures                         3,731,000           37,310          588,690                                        626,000
   Exercise of
      stock options                        250,000            2,500           10,000                                         12,500
   Conversion of
      notes payable                        250,000            2,500           12,500                                         15,000

Net loss                                                                                    (764,926)                      (764,926)
                                       -----------      -----------      -----------     -----------     ----------     -----------

Balance, December
   31, 1991                             38,382,071          383,821       10,172,602      (6,781,027)       (12,500)      3,762,896

Issuance of common
   stock:
   Cash - others                         2,021,923           20,219          149,389                                        169,608
   Cash - related
      parties                              630,000            6,300           42,700                                         49,000
   Noncash -
      others                             1,729,609           17,296          348,762                                        366,058
   Noncash - re-
      lated parties                         12,120              121              485                                            606

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996



                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       in the
                                                         Common           Paid-in       Development       Treasury
                                          Shares          Stock           Capital          Stage            Stock           Total
                                        ---------      -----------      -----------     -----------      -----------     -----------

   Noncash - exer-
      cise of op-
      tions by re-
      lated parties                   2,050,000     $     20,500     $     82,000                                      $    102,500
   Conversion of
      debentures                        540,000            5,400          156,600                                           162,000
   Commission on
      sale of com-
      mon stock -
      related par-
      ties                                                                 (7,123)                                           (7,123)

Net loss                                                                              $ (1,343,959)                      (1,343,959)
                                   ------------     ------------     ------------     ------------     ------------     -----------

Balance, December
   31, 1992                          45,365,723          453,657       10,945,415       (8,124,986)    $    (12,500)       3,261,586

Issuance of common
   stock:
   Cash - others                        873,400            8,734          125,230                                           133,964
   Cash - related
      parties                           777,000            7,770           69,930                                            77,700
   Noncash - others                     150,000            1,500           13,500                                            15,000
   Noncash - set-
      tlement of
      litigation                      1,000,000           10,000           90,000                                           100,000
   Noncash - exer-
      cise of op-
      tions by re-
      lated parties                     200,000            2,000            8,000                                            10,000
   Conversion of
      debentures                        140,000            1,400           33,600                                            35,000
   Conversion of
      loan                              100,000            1,000            9,000                                             10,000

Net loss                                                                                  (797,619)                        (797,619)
                                   ------------     ------------     ------------     ------------     ------------     -----------

Balance, December
   31, 1993                          48,606,123          486,061       11,294,675       (8,922,605)         (12,500)       2,845,631

Retirement of
   treasury stock                       (50,000)            (500)         (12,000)                           12,500

Net loss                                                                                  (381,596)                        (381,596)
                                   ------------     ------------     ------------     ------------     ------------     -----------

Balance, December
   31, 1994                          48,556,123          485,561       11,282,675       (9,304,201)            --         2,464,035


                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996



                                                                                            Deficit
                                                                                           Accumulated
                                                                            Additional       in the
                                                         Common              Paid-in       Development    Treasury
                                               Shares         Stock          Capital          Stage         Stock         Total
                                              ---------    -----------     ------------    -----------   -----------   -----------
Issuance of common
   stock:
   Settlement of
      claims by
      joint venture
      partner                                 6,000,000    $     60,000    $    408,000                                $    468,000
   Repayments of
      loan from
      joint venture
      partner                                 3,200,000          32,000         217,600                                     249,600
   Repayments of
      long-term
      loans from
      related par-
      ties and
      accrued in-
      terest                                  8,679,797          86,798         590,227                                     677,025
   Exchange of
      shares for
      profit parti-
      cipation in-
      terests                                 2,700,000          27,000         (27,000)
   Net loss                                                                                $   (924,344)                   (924,344)
                                             ----------    ------------    ------------    ------------                 -----------

   Balance, Decem-
      ber 31, 1995                           69,135,920         691,359      12,471,502     (10,228,545)                   2,934,316

Issuance of common stock for:
   Cash                                       1,753,411          17,534         280,066                                      297,600
   Services and
     interest                                 3,716,000          37,160         318,277                                      355,437
Conversion of con-
   vertible notes                             4,294,770          42,948         375,792                                      418,740
Repayments of loan
   from joint ven-
   ture partner                               2,316,000          23,160         338,715                                      361,875
Repayments of long-
   term loans from
   related party                              9,366,919          93,669       1,369,912                                   1,463,581
Net loss                                                                                       (967,524)                   (967,524)
                                           ------------    ------------    ------------    ------------    ----------   -----------

Balance, Decem-
   ber 31, 1996                              90,583,020    $    905,830    $ 15,154,264      11,196,069)   $     --     $ 4,864,025
                                           ============    ============    ============    ============    ==========   ===========


See Notes to Financial Statements

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996



                                                                                                                         Cumulative
                                                                                                                            from
                                                                             1996                    1995                Inception
                                                                       ------------            -------------           -------------
Operating activities:
   Net loss                                                            $   (967,524)           $   (924,344)           $(11,196,069)
   Adjustments to reconcile net
      loss to net cash used in operat-
      ing activities:
      Depreciation and depletion                                            121,986                 122,143               2,032,529
      Amortization of debt issuance
         expense                                                                                                            683,047
      Value of common stock issued
         for:
         Services and interest                                              355,437                                       1,325,714
         Settlement of litigation                                                                                           100,000
         Settlement of claims by joint
            venture partner                                                                         468,000                 468,000
      Compensation resulting from
         stock options granted                                                                                              311,900
      Value of stock options granted
         for services                                                                                                       112,500
      Equity in net loss of joint
         venture                                                             12,950                  15,540                 133,220
      Other                                                                                                                  (7,123)
      Changes in operating assets
         and liabilities:
         Prepaid expenses                                                  (107,979)                                       (107,979)
         Other current assets                                                                            71
        Interest accrued on mining
          reclamation bonds                                                  (1,875)                                         (1,875)
         Accounts payable and accrued
            expenses                                                        274,607                 138,305                 736,356
                                                                       ------------            ------------            ------------
               Net cash used in operat-
                 ing activities                                            (312,398)               (180,285)             (5,409,780)
                                                                       ------------            ------------            ------------

Investing activities:
   Purchases and additions to mining,
      milling and other property and
      equipment                                                             (85,000)                                     (5,120,354)
   Purchases of mining reclamation
      bonds, net                                                            (80,000)                                       (125,000)
   Deferred mine development costs
      and other expenses                                                                           (234,435)               (255,319)
                                                                       ------------            ------------            ------------
               Net cash used in invest-
                 ing activities                                            (165,000)               (234,435)             (5,500,673)
                                                                       ------------            ------------            ------------

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995
                  AND PERIOD FROM DECEMBER 1, 1976 (INCEPTION)
                              TO DECEMBER 31, 1996

                                                                                        Cumulative
                                                                                           from
                                                      1996             1995             Inception
                                                   ---------         ---------         ------------

Financing activities:
   Issuances of common stock                       $ 297,600                           $  8,758,257
   Issuance of Underwriter's stock
      warrants                                                                                  100
   Commissions on sales of common
      stock                                                                                (381,860)
   Purchases of treasury stock                                                              (12,500)
   Payments of deferred under-
      writing costs                                                                         (63,814)
   Proceeds from exercise of
      stock options                                                                         306,300
   Issuance of convertible de-
      bentures and notes                             200,000         $ 200,000            1,505,000
   Proceeds of advances from joint
      venture partner                                                  331,980              526,288
   Advances to joint venture
      partner                                       (218,251)                              (218,251)
   Payments of debt issuance
      expenses                                                                             (164,233)
   Proceeds of other notes and
      loans payable                                   80,000                                768,000
      Repayments of other notes and
      loans payable                                                                        (120,000)
   Proceeds of loans from affiliate                                                          55,954
   Repayments of loans from affili-
      ate                                                                                   (48,661)
                                                   ---------         ---------         ------------
         Net cash provided by financ-
            ing activities                           359,349           531,980           10,910,580
                                                   ---------         ---------         ------------

Increase (decrease) in cash                         (118,049)          117,260                  127

Cash, beginning of period                            118,176               916                 --
                                                   ---------         ---------         ------------

Cash, end of period                                $     127         $ 118,176         $        127
                                                   =========         =========         ============


Supplemental disclosure of cash flow data:
   Interest paid                                   $    --           $   4,441         $   298,868
                                                   =========         =========         ============





See Notes to Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation:

     Organization:

          Franklin Consolidated Mining Co., Inc. (the "Company"), which was originally incorporated on December 1, 1976 under the laws of the
          State of Delaware, is principally engaged in the exploration, development and mining of precious and nonferrous metals, including gold, silver, lead, copper and zinc. The Company owns directly or has an indirect interest in a number of precious and nonferrous metals properties.

          The Company holds the exclusive right to explore, develop, mine and extract all minerals located in 28 patented mining claims comprising approximately 322 acres, in which the Company holds 100% lease interests (the "Hayden/Kennec Leases") and 23 additional owned or leased mining properties (collectively, the "Franklin Mine"), all of which are located near Idaho Springs in Clear Creek County, Colorado. It also constructed a crushing and flotation mill which is located on the site of the Franklin Mine (the "Franklin Mill").

          During 1996, as further explained in Note 3, the Company acquired (i) the Gold Hill Mill, a fully permitted milling facility located in Boulder County, Colorado and (ii) a 20% interest in Newmineco, LLC ("Newmineco"), a Colorado limited liability company, which holds the exclusive mining rights related to the Mogul Tunnel and the surrounding claims located in the Spencer Mountains of Colorado known as the "Mogul Mines."

          During February 1993, the Company entered into a Joint Venture Agreement with Island Investment Corp. ("Island"), which at the time was an unaffiliated company, and formed Zeus No. 1 Investments (the "Joint Venture"), a California general partnership, for the purpose of developing the Franklin Mine and Mill. Among other things, the Zeus Joint Venture Agreement (i) required Island to provide both technical and financial support to the Joint Venture, (ii) required the Company to contribute to the Joint Venture the rights to the exclusive use of its assets (including its lease interests) related to the Franklin Mine and Mill and (iii) originally provided that after the return of any initial capital contributions and certain priority payments, Island and the Company would receive 50% of any partnership income until each party had received $15,000,000; thereafter Island and the Company would receive 73% and 27%, respectively, of any partnership income. In May 1993, Island assigned its interest in the Joint Venture to its 91%-owned subsidiary, Gems & Minerals Corp. ("Gems").

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation (continued):

     Organization (concluded):

          Effective in August 1994, the Company and Island agreed to amend the Zeus Joint Venture Agreement to provide for, among other things, the waiver of priority payments and an adjustment to the distribution arrangement whereby 70% and 30% of the Joint Venture's income or loss (as defined) would be allocated to Gems and the Company, respectively. Effective in September 1995, the Company, Island and Gems agreed to further amend the Zeus Joint Venture Agreement to provide for, among other things, the allocation of 82.5% and 17.5% of the Joint Venture's income or loss (as defined) to Gems and the Company, respectively (see
          Note 5).

          During 1993, operations at the mining properties consisted primarily of the efforts by the Joint Venture to develop and improve mineral recovery methodology, which were financed primarily by Island's cash capital contributions of approximately $430,000. During 1994, such operations consisted primarily of repair and remediation work to comply with environmental regulatory requirements, further site preparation, metallurgical analysis and the planning of an exploratory drilling program to further prove the Company's reserves. During 1995, such operations consisted primarily of a comprehensive core drilling and analysis program (the "Analysis Program"). During 1996, such operations consisted primarily of additional repair and remediation work needed to comply with environmental regulatory requirements.

          Although there are extensive shafts, tunnels and a mill in place on the Franklin Mine site, which management believes would support a 150 ton per day operation, the Joint Venture and the Company had not conducted any significant commercial mining or milling operations at that site through December 31, 1996. In addition, the Company had not conducted any milling operations at the Gold Hill Mill, and Newmineco had not conducted any significant commercial mining operations at the Mogul Mine site, through December 31, 1996. Therefore, the Company, the Joint Venture and Newmineco had not generated any significant revenues through, and were still in the development stage, at December 31, 1996.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation (continued):

     Basis of presentation:

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, as explained above, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from its inception. As of December 31, 1996, the Company had a cash balance of $127, an accumulated deficit of approximately $11,196,000, current liabilities of $1,379,000 and a working capital deficiency of
          $1,004,000, and, as explained in Notes 6 and 7, the Company was in default with respect to the payment of the principal balance and the accrued interest on its outstanding secured promissory note and 12.25% convertible debentures. Certain accounts payable were also past due. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately $25,000 per month during 1997. Although the Company is entitled to distributions of 17.5% of any net profits generated from the operations of the Franklin Mines by the Zeus Joint Venture, any net profits generated by the Gold Hill Mill and the first $500,000 of any profits generated through the operations of the Mogul Mines by Newmineco plus 20% of any profits thereafter, all such operations are in the development stage and have been generating losses and negative cash flows and management cannot assure that those operations will generate any positive cash flows during 1997. Such matters raise substantial doubt about the Company's ability to continue as a going concern.

          Gems, the Company's Joint Venture partner, will be responsible for providing the remaining capital resources that will be needed for the commencement of operations at the Franklin Mine and the Mogul Mines, and the Company will be responsible for obtaining the remaining capital resources that will be needed for the commencement of operations at the Gold Hill Mill. In the absence of liquid resources, cash flows from operations and any other commitments for debt or equity financing, management believes that the ability of the Company to continue its operations as a going concern will be dependent upon the provision of financing by Gems, which Gems is required to provide pursuant to the Joint Venture Agreement, the continued forbearance of the holders of its secured promissory note and convertible debentures and, ultimately, the ability of the Joint Venture, the Gold Hill Mill and Newmineco to conduct profitable mining and milling operations on a sustained basis.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Organization and basis of presentation (concluded):

     Basis of presentation (concluded):

          Management believes, but cannot assure, that such financing and the financing needed to commence operations at the Franklin Mines and the Mogul Mines will be provided by Gems during 1997, and that the Company will remain dependent on its Joint Venture partner as its primary source of financing for its operations until such time, if any, as the Company begins to receive cash flows from its investments. During the first four months of 1997, Gems repaid advances from the Company and made advances to the Company totaling approximately $300,000. The management of the Company believes that Gems will continue to fulfill its commitment and make such advances until such time, if any, as the Company begins to receive cash flows from its investments.

          In addition to funds committed by Gems, management is considering raising capital by mortgaging the Gold Hill property. The management of the Company believes that, based on the fair value of the Gold Hill property, it can raise a minimum of $1,000,000 using conventional mortgage financing, with guarantees from Gems and its principals. Such funds would be used to supply the working capital initially needed to commence operations at the Gold Hill Mill and as an alternative means of financing operations at the Franklin Mines and Mill and the Mogul Mines.

          Management also believes that, at a minimum, the Company will be able to obtain sufficient financing from Gems and/or mortgage loans on the Gold Hill property to enable the Company to meet its working capital requirements through at least December 31, 1997.

Note 2 - Summary of significant accounting policies:

     Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Mining, milling and other property and equipment:

          Mining, milling and other property and equipment is recorded at cost. Costs incurred to improve and develop mining and milling properties are capitalized. Mine development expenditures incurred substantially in advance of production are capitalized.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies (continued):

     Mining, milling and other property and equipment (continued):

          Depletion of mining and milling improvements and mine development expenditures is computed using the units of production method based on probable reserves (there were no charges for depletion in 1996 and 1995 since the Company's mining and milling facilities were not in operation). Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the related assets.

     Impairment of long-lived assets:

          Effective as of January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The adoption of SFAS 121 had no material effect on the Company's 1996 financial statements.

     Joint Venture:

          The Company accounts for its investment in the Joint Venture pursuant to the equity method. As a general partner in the Joint Venture, the Company would be liable to creditors and certain other parties for any obligations the Joint Venture might ultimately be unable to satisfy. Accordingly, the Company records its equity in the net losses of the Joint Venture even though they exceed the Company's total investment.

     Revenue recognition:

          Revenues from sales of mineral concentrates will be recognized by the Company and the Joint Venture only upon receipt of final settlement funds from the smelter.

     Environmental remediation:

          Environmental remediation costs are accrued based on estimates of known environmental remediation exposures and, generally, charged to expense as incurred.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 2 - Summary of significant accounting policies (concluded):

     Income taxes:

          The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which utilizes an asset and liability approach to financial accounting and reporting for income taxes. Under this approach, deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Note 3 - Acquisitions of mining and milling properties:

          On July 3, 1996, the Company acquired the Gold Hill Mill from a wholly-owned subsidiary of Gems, the Company's Joint Venture partner, in exchange for an 8% mortgage note with an initial principal balance of $2,500,000 (see Notes 7 and 10). The Gold Hill Mill is a fully permitted milling facility located in Boulder County, Colorado. The Company will be responsible for the development and operation of the Gold Hill Mill.

          On September 26, 1996, the Company acquired its 20% interest in Newmineco by issuing a 9.5% note payable to Gems with a principal balance of $600,000. Newmineco was a newly-formed, inactive company at the time the Company acquired its 20% interest. Newmineco holds the exclusive mining rights related to the Mogul Mines located in the Spencer Mountains of Colorado. Gems will be responsible for the development and operation of the Mogul Mines. As a result of problems concerning permitting and various other issues related to the Mogul Mines, the purchase price for the Company's 20% interest was reduced to $150,000 on, effectively, December 31, 1996 (see Notes 7 and 10). Pursuant to the agreement with the other investors in Newmineco, the Company will be entitled to the first $500,000 of any profits (as defined) to be distributed by Newmineco and 20% of any of its profits thereafter.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 4 - Mining, milling and other property and equipment:

          Mining, milling and other property and equipment, at the Franklin Mines and the Franklin Mill and the Gold Hill Mill consisted of the following at December 31, 1996 and 1995:

                                                              1996       1995
                                                         ----------   ----------
                         Land                            $  345,000
                         Machinery and equipment          2,217,220   $1,219,220
                         Mine and mill improvements       5,490,278    4,248,278
                         Furniture and fixtures              11,714       11,714
                         Automotive equipment                84,096       84,096
                                                         ----------   ----------
                                                          8,148,308    5,563,308
                         Less accumulated depreciation
                            and depletion                 1,837,180    1,715,194
                                                         ----------   ----------

                              Total                      $6,311,128   $3,848,114
                                                         ==========   ==========

Note 5 - Status of the Zeus Joint Venture Agreement:

          The Zeus Joint Venture Agreement, as amended effective August 31, 1994, required (i) Gems to provide both technical and financial support to the Joint Venture; (ii) the Company to contribute to the Joint Venture the rights to the exclusive use of its lease interests and other assets related to the mining properties in Clear Creek County, Colorado; (iii) the potential transfer of the Company's assets to the Joint Venture; (iv) the issuance to Gems of 6,000,000 common shares of the Company, subject to the authorization by the stockholders of the Company of a sufficient number of shares for such issuance and certain other conditions; and (v) the allocation of 70% and 30% of the Joint Venture's income or loss (as defined) to Gems and the Company, respectively.

          During the latter part of 1994, the management of Gems informed the Board of Directors of the Company that prior to allocating substantial additional resources to the mining facilities owned by the Company (which the Joint Venture is responsible for developing) and the commencement of commercial mining operations, it wished to (i) more clearly define the relationships between the parties to the Zeus Joint Venture Agreement, as amended effective August 31, 1994, and (ii) conduct the Analysis Program to ascertain the scope and extent of proven and probable reserves of mine ore containing economically recoverable minerals not previously identified or reported.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 5 - Status of the Zeus Joint Venture Agreement (continued)

          Effective in December 1994, the Company, Island and Gems entered into a Binding Exchange Letter Agreement. Pursuant to such Binding Exchange Letter Agreement, Gems agreed that, upon consummation of a final agreement, it would transfer, in a tax free exchange, certain of its assets for approximately 270,000,000 newly issued common shares of the Company, together with certain demand and piggyback registration rights and anti-dilution rights. The assets that were to be exchanged by Gems included (i) Gems' 70% interest in the Joint Venture; (ii) the exclusive rights to the use of Gems' proprietary processes, technologies and techniques; and (iii) property rights acquired by Gems pursuant to a November 1994 agreement in principle related to the Hayden lease (see Note 8).

          The Binding Exchange Letter Agreement further provided that if a definitive Exchange Agreement was not consummated and approval of the Company's stockholders was not obtained in a timely fashion, then the Company would be obligated to issue 6,000,000 shares to Gems or, if that were not possible, pay Gems at least $1,500,000 as a priority payment.

          The Company was unable to obtain the approval of its stockholders in a timely fashion and Gems made certain claims for compensation under the Exchange Agreement. As a result, in September 1995, the Company, Island and Gems entered into an agreement (the "Settlement Agreement") whereby the parties acknowledged that the Exchange Agreement was not timely consummated due to the failure of the Company to obtain the approval of its stockholders for an increase in its authorized capital stock in a timely manner. In settlement of the parties' claims against the Company for such failure to perform, the Company agreed to issue 6,000,000 shares of its common stock to Gems or, in the alternative, to pay $1,500,000 as upset compensation to Gems (the "Upset Fee"). The Company further agreed to use its best efforts to cause its stockholders to approve an increase in its authorized capital stock from 50,000,000 to 100,000,000 shares of common stock at an annual meeting of stockholders in November 1995 to enable the Company to issue the shares to Gems. In the event that the Company, after using its best efforts, was unable to obtain the requisite approval of its stockholders, Gems agreed to reduce the Upset Fee to $600,000. The parties further agreed to convert $249,600 of the total amount previously advanced to the Company by Gems to cover operating expenses into 3,200,000 additional shares of its common stock, subject to the approval of the Company's stockholders of the increase in its authorized capital stock referred to above. Finally, as further consideration for the settlement of their claims, Gems' interest in the Joint Venture was increased to 82.5% and the Company's interest was reduced to 17.5%. Gems was also given certain demand and piggyback registration rights with respect to shares to be issued under the Settlement Agreement.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                         NOTES TO FINANCIAL STATEMENTS


Note 5 - Status of the Zeus Joint Venture Agreement (concluded):

          On November 30, 1995, the stockholders of the Company approved the proposed increase in the authorized capital stock of the Company and, as required by the Settlement Agreement, in December 1995, the Company issued to Gems 3,200,000 shares of its common stock to reduce outstanding advances by $249,600 and 6,000,000 shares of its common stock as additional consideration for the settlement of claims by Gems. Based on an estimated fair market value of $.078 per share, the Company recognized a loss on settlement of claims by its Joint Venture partner of $468,000 for the issuance of the 6,000,000 shares to Gems.

          Based on information developed through the Analysis Program and previously available geological data and reports, the management of the Joint Venture believes that the application of the Company's proprietary technologies and processes should result in economically viable commercial mining operations at the Franklin Mine.

          The Company's investment in the Joint Venture as of December 31, 1996 and 1995, and the Joint Venture's results of operations for the years then ended, in relation to those of the Company, were not material.

          From time to time, the Company receives advances from and makes advances to Gems. Pursuant to the Joint Venture agreement, these advances are noninterest bearing and without a specific due date. As a result of such advances, the Company had a receivable of $266,438 from Gems at December 31, 1996 and a payable of $313,688 to Gems at December 31, 1995.

          During 1996, the Company issued 2,316,000 shares of common stock to Gems and reduced the balance of its advances payable by $361,875 based on the estimated fair value of the shares issued.

Note 6 - Other notes payable:

          Other notes payable was comprised as follows at December 31, 1996:

             12% unsecured demand note                               $20,000
             Secured promissory note (a)                              60,000
                                                                     -------

               Total                                                 $80,000
                                                                     =======

          (a) The outstanding principal balance of the note became payable on July 18, 1996 and is overdue (see Note 8). The note is guaranteed by the Company's Joint Venture partner and certain individuals and is collateralized through a security interest in the Company's mining reclamation bond. Interest on the note is payable based on the rate of interest applicable to the mining reclamation bond.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 7 - Convertible and mortgage debt:

          The Company's convertible debt at December 31, 1996 and 1995 consisted of the following:


                                                      1996       1995
                                                    --------   --------
              12.25% convertible debentures (a)     $145,000   $145,000
              9.5% convertible secured promissory
                note payable to Joint Venture
                partner (b)                          600,000
              15% convertible notes (c)                         200,000
                                                    --------   --------

                   Totals                           $745,000   $345,000
                                                    ========   ========

          (a) As of December 31, 1995, the Company was in default with respect to the payment of the $145,000 principal balance of the debentures and accrued interest payable for the quarters subsequent to March 31, 1995. The Company sent notices to its debentureholders in December 1995 asking for their consent by February 15, 1996 to the further extension of the maturity date to December 31, 1996. It was also contemplated that conversion rights would also be extended at the previous rate of $.50 per share. The Company also agreed that it would make all interest payments due to such holders through December 31, 1995, prepay interest which will become due at the end of the first quarter of 1996 and set up a fund with the Trustee to secure the timely payment of the principal balance of the debentures on December 31, 1996. Only one holder of a $1,000 debenture rejected the Company's request.

               While it was the intention of management and the Company to comply with the terms of the agreements with the debentureholders, the Company has been unable to comply as a result of the liquidity and cash flow problems described in Note
               1. As a result of its default and its continued failure to comply with the December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture Agreement or from debentureholders seeking immediate repayment of principal plus interest and penalties. Management cannot assure that there will be funds available for the required payments or what the effects of any actions brought by or on behalf of the debentureholders will be.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 7 - Convertible and mortgage debt (continued):

          (b) In September 1996, the Company acquired its 20% interest in Newmineco by issuing a 9.5% note payable to Gems with a principal balance of $600,000. As a result of problems concerning permitting and various other issues related to the Mogul Mines, the purchase price was reduced to $150,000 on, effectively, December 31, 1996. The $450,000 reduction in the purchase price was effectuated through an equivalent reduction in the principal balance of the 8% mortgage note that is also payable to Gems by the Company. The 9.5% note was originally due on June 30, 1997. However, on February 7, 1997, Gems notified the Company that it had assigned its interest in the 9.5% note to certain third parties. On February 10, 1997, the Company notified the assignees that it had elected to convert the principal balance of the 9.5%
               note into 7,692,308 shares of common stock based on the conversion rate of $.078 per share.

          (c) In December 1995, the Company commenced an offering exempt from registration pursuant to Rule 505 of Regulation D of the 15% secured convertible promissory notes in the aggregate principal amount of $1,500,000. The Company terminated the offering on February 5, 1996 after selling convertible notes in the aggregate principal amount of $400,000, of which $200,000 was outstanding at December 31, 1995 as shown above. Each convertible note was scheduled to mature 18 months from the date of its issuance. The notes were convertible into shares of the Company's common stock after April 1, 1996 at a conversion price based on 75% of the average market price of the Company's common stock (as defined) for a specified period prior to conversion. During the second quarter of 1996, the Company issued 4,294,770 shares of common stock upon the conversion of all of the notes based on the total balance of the principal and accrued interest outstanding of $418,740 and the conversion price of $.0975 per share.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 7 - Convertible and mortgage debt (concluded):

          The $586,419 principal balance of the 8% mortgage note payable to the Joint Venture partner at December 31, 1996 represents the remainder of the $2,500,000 principal balance of the note issued by the Company to a subsidiary of Gems on July 3, 1996 as the consideration for the acquisition of the Gold Hill Mill facility. In July 1996, the Company commenced an offering for the issuance of shares of common stock at the equivalent of $.15625 per share in exchange for certain notes, mortgages and other obligations of Gems and its affiliates (see Note
          10). Upon completion of the offering, the Company issued 9,366,919 shares of common stock to purchase obligations of Gems and its affiliates with an aggregate principal balance of $1,463,581, and canceled the obligations in exchange for an equivalent reduction in the principal balance of the 8% mortgage note. Effective December 31, 1996, the principal balance was reduced by $450,000 as a result of the adjustment to the purchase price of its 20% interest in Newmineco as explained above.

          Accounts payable and accrued expenses at December 31, 1996 includes accrued interest on the 8% mortgage, a portion of which was due as of September 30, 1996. The entire remaining principal balance of the 8% mortgage note, which is due no later than July 3, 1999, is secured by the property and equipment related to the Gold Hill Mill.

Note 8 - Commitments and contingencies:

     Lease commitments:

          The Joint Venture was primarily formed to develop the mining properties pursuant to the Company's rights under the Hayden/Kennec Leases, and the future success of its operations is dependent on its ability to utilize and extend those lease rights and/or to otherwise acquire the rights to the use of such properties and the extraction of the related resources.

          The Company entered into the Hayden/Kennec Leases with the fee owners of 28 patented mining claims in Clear Creek County on November 12, 1976. Under the provisions of these leases, Franklin has the exclusive right to explore for, develop and mine and to extract any minerals found in the mines, lodes, veins and dumps located thereon. In addition, Franklin has certain water and mill operating rights.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note  8  -  Commitments  and   contingencies   (continued):

     Lease commitments (continued):

          The initial terms of the Hayden/Kennec Leases were for 20 years at aggregate monthly rentals equal to the greater of $2,000 or 5% of realized proceeds from the sale of minerals derived from the leased property. In addition, the Company is required to pay all related property taxes and insurance costs. Rentals amounted to $24,000 in 1996 and 1995 and were paid by the Joint Venture.

          On November 19, 1996, the Company entered into an amendment to the Hayden/Kennec Leases with respect to the portion of the leasehold attributable to Dorothy Kennec (the "Kennec Amendment"). Pursuant to the terms of the Kennec Amendment, Kennec agreed to extend the terms of the Hayden/Kennec Leases as they related to her portion of the leasehold rights for one year. The extension will expire on November 12, 1997. In consideration for such extension, the Company agreed to increase the rental payment to Kennec under the original Hayden/Kennec Leases from $1,000 to $2,000 per month. Kennec will also receive 104,000 shares of the common stock of the Company. All of the payments made under the Kennec Amendment, plus the value of the shares issued thereunder, will be further applied against the buy-out price of the property under the original Hayden/Kennec Leases.

          The Hayden/Kennec Leases grant the Company the right to purchase the mineral rights to the leased property upon the payment of $1,250,000 less any previous rental payments.

          In the event that the Hayden/Kennec Leases are terminated, any leasehold or other improvements on the mining properties made by Gems, the Joint Venture or the Company become the property of the lessors without compensation to Gems, the Joint Venture or the Company. The Company has the right to assignment under the lease.

          To further secure the ability of the Joint Venture partners to exploit the Clear Creek County mining properties, Gems entered into an agreement on December 21, 1995 (which was amended and restated in September 1996) to purchase all of the right title and interest of Audry Hayden in and to all mining claims and properties located on the property which is subject to the Hayden/Kennec Lease as well as Hayden's interest under the Hayden Lease with the Company (the "Hayden Interests") for a purchase price of $75,000. In addition, Gems agreed to pay Hayden $5,000 representing payment in full of back payments due and owing to Hayden by the Company on the Hayden Lease and further agreed to pay to Hayden $1,000 per month for a period of 12 months com-

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Commitments and contingencies (continued):

     Lease commitments (concluded):

          mencing on the date of the Purchase Agreement. On the date upon which the final $1,000 installment is due to Hayden, Gems will pay the remaining principal balance of the purchase price which will consist of $75,000 less the initial payment of $5,000 advanced for back payments on the Hayden Lease. The management of Gems has informed the Company that it believes that as a result of the acquisition of the Hayden Interests, the interest in the surface rights held by the Hayden Lease and the provisions of the Kennec Lease that permit the exploration and development of such properties by any method of mining, the Joint Venture will have adequate access to the minerals during the term of the Kennec Lease and on a continuing basis even if the Kennec Lease should expire and not be renewed by the Company.

     Environmental matters:

          During November 1993, the Company was notified by the State of Colorado Division of Minerals and Geology (the "DMG") that the Joint Venture had failed to file a plan in the form of a Technical Revision to address erosion, sedimentation and run-off matters at the Franklin Mine in connection with continuation of the Company's state mining permit. As a result, the Company had to take certain remedial actions, increase its reclamation bond from $29,000 to $45,000 and pay a $5,000 fine during 1994.


          In August 1994, the Company received an informal notice from the DMG of an additional violation at the Franklin Mine related to water run-off matters. The Company attempted to rectify the violations cited by the DMG but was unable to do so in a timely manner because such corrections required performance of work outside the boundaries of its then current permit. The Company agreed that it would refrain from any mining or milling operations at the Franklin Mine until the DMG (i) amended the Company's permit to enable it to perform the required technical and remediation work and (ii) determined that all required work was completed.

          In February 1996, the DMG permitted the Company to commence crushing activity at the Franklin Mine pursuant to another prospecting permit. In March 1996, the Company was notified that it would be required to increase its land reclamation bond by an amount that would be determined subsequently. In an effort to comply, the Company increased its reclamation bond from $45,000 to $93,000. On or about March 28, 1996, the Company received a temporary cease and desist order prohibiting it from conducting mining and milling opera-

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 8 - Commitments and contingencies (continued):

     Environmental matters (concluded):

          tions at the Franklin Mine until such time as all of the violations cited by the DMG were corrected. In addition, the Mined Land Reclamation Bureau of Colorado (the "MLRB") determined that the Company's reclamation bond should be further increased to approximately $252,000.

          On April 24, 1996, the Company was able to obtain the $252,000 bond required by the MLRB from an independent bonding company in exchange for the deposit by the Company's Joint Venture partner of $125,000 in a trust account maintained for the benefit of the bonding company, guarantees from the Joint Venture partner and certain of its principals and the posting of a performance bond from an independent bonding company by one of the Joint Venture's contractors with respect to the completion of the technical and remediation work required by the regulatory authorities. As a result, the cease and desist order was vacated on June 7, 1996 and the Company received refunds of approximately $93,000 during the second quarter of 1996 from the mining reclamation bonds it had posted.

          On January 31, 1997, the Company received approval from the DMG of its March 6, 1996 amended application to its permit. As a result, management believes that substantially all of the necessary environmental and regulatory approvals have been obtained that are needed to enable the Company to commence mining and milling operations at the Franklin Mine and/or the Mogul Mines during 1997.

          The amended permit, among other things, increases the permitted area of the Franklin Mine to 42.5 acres and allows for the processing of ore on an unlimited basis. The amended permit further contemplates the submission of a final design for tailings disposal facilities, the installation of a Surface Water Control Plan previously approved by the DMG, the filing of an Environmental Protection Plan, and the completion of certain closure plans.

     Litigation:

          The Company is involved in various litigation as explained below:

          a)   The  Company,  the Joint  Venture,  Gems,  Island  and others are defendants in an action related to a dispute over fees for engineering consulting services supplied in the amount of approximately $268,000. The Court has remanded the case to arbitration. The defendants plan to vigorously defend their position asserting that the work was never completed.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 8 - Commitments and contingencies (concluded):

     Litigation (concluded):

          b) The Company, Island, Newmineco and others are defendants in litigation involving title to the mining claims at the Mogul Mines. This action was instituted by the former owners of such claims. The Company intends to vigorously contest the action. In the opinion of legal counsel, the defendants have valid defenses to all claims.

          c) In April 1997, the Company was notified by the Superior Court of New Jersey that it had received a copy of a complaint by the holder of the $60,000 secured note, which was due and payable in July 1996 (see Note 6). The complaint demanded, among other things, payment of all principal and interest due. As of April 14, 1997, the Company had not received service of such complaint.

          Management believes that, to the extent that any of the claims are finally determined to have merit, the Company has made adequate provision for any amounts that may be due. However, management also believes that it is too early in the process to evaluate the possible outcome of these claims or estimate the amount or range of any additional loss or the likelihood of such loss occurring. An unfavorable resolution of these matters could result in material liabilities and/or charges which have not been reflected in the accompanying financial statements.

Note 9 - Income taxes:

          As of December 31, 1996, the Company had net operating loss carryforwards of approximately $9,844,000 available to reduce future Federal taxable income which, if not used, will expire at various dates through December 31, 2011. Due to changes in the ownership of the Company, the utilization of these loss carryforwards may be subject to substantial annual limitations.

          The  Company  has  offset  the  deferred   tax  asset  of   $3,347,000
          attributable to the potential benefits from such net operating loss carryforwards as of December 31, 1996 by an equivalent valuation allowance due to the uncertainties related to the extent and timing of its future taxable income. There were no other material temporary differences as of that date.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

Note 9 - Income taxes (concluded):

          The expected Federal income tax benefit, computed based on the Company's pre-tax losses in 1996 and 1995 and the statutory Federal income tax rate, is reconciled to the actual tax benefit reflected in the accompanying financial statements as follows:

                                                   1996         1995
                                                ---------    ---------

           Expected tax benefit at statutory
              rates                             $ 329,000    $ 314,000

           Decrease resulting from valuation
              allowance for benefits from net
              operating loss carryforwards       (329,000)    (314,000)
                                                ---------    ---------

                 Totals                         $      --    $      --
                                                =========    =========

Note 10- Stockholders' equity:

     Issuances of common stock:

          In May 1992, the Company issued a series of promissory notes to related parties and others in the aggregate principal amount of $504,000 that bore interest at 3% above a specified prime rate. In addition, the holders of notes in the principal amount of $450,000 were entitled, under certain conditions, to a 1% interest in the profits (as defined) of the Company for each $50,000 of principal amount held and, accordingly, held total profit participation interests of 9%. In July 1993, Gems was assigned notes in the principal amount of $200,000 and the related 4% profit participation interests.

          During 1995, the Company entered into agreements for the conversion of all of the notes, the accrued interest thereon and the profit participation interests whereby (i) the entire principal balance and the accrued interest payable at the respective dates of conversion which totaled $677,025 was converted at $.078 per share (the estimated fair market value of the unregistered shares) into a total of 8,679,797 shares of common stock and (ii) all of the profit participation interests were converted at the rate of 300,000 shares for each 1% profit participation interest held into a total of 2,700,000 shares of common stock. These conversions were noncash transactions and, accordingly, they are not reflected in the accompanying 1995 statement of cash flows.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS


Note 10- Stockholders' equity (continued):

     Issuances of common stock (continued):

          In February 1996, the Company commenced an offering pursuant to Rule 505 of Regulation D of its common stock to accredited and unaccredited investors to raise funds for operations. Subscribers of the offering purchased the common stock at 15% below the market price as quoted on NASDAQ at the close of business on a specified date prior to the termination of the offering. The Company raised approximately $202,600 from the sale of 953,411 shares at $.2125 per share.

          During the second quarter of 1996, the Company issued 4,294,770 shares of common stock upon the conversion of all of the 15% secured convertible promissory notes then outstanding based on the total balance of the principal and accrued interest outstanding of $418,740 and the conversion price of $.0975 per share.

          In July 1996, the Company commenced an offering to unaffiliated parties pursuant to Regulation D for the issuance of shares of common stock at the equivalent of $.15625 per share in exchange for certain notes, mortgages and other obligations of Gems and its affiliates. Upon completion of the offering, the Company issued 9,366,919 shares of common stock to purchase obligations of Gems and its affiliates with an aggregate principal balance of $1,463,581, and canceled the obligations in exchange for an equivalent reduction in the principal balance of the 8% mortgage note payable to Gems (see Note 7).

          In July 1996, the Company commenced another offering to unaffiliated parties pursuant to Regulation D of up to 10,000,000 shares of its common stock at $.125 per share. The offering was on a best efforts basis. The Company sold 800,000 shares of common stock and raised $95,000 before the offering was terminated on September 15, 1996.

          During 1996, the Company issued 2,316,000 shares of common stock to Gems, with an estimated fair value of $361,875, to reduce the balance of advances payable and 3,716,000 shares of common stock, with an estimated fair value of $355,437, in exchange for financial consulting and other services and for the payment of accrued liabilities.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS



Note 10- Stockholders' equity (concluded):

     Warrants issued for services:

          During 1995, the Company issued warrants for the purchase of 500,000 shares of common stock at an exercise price of $.01 per share as part of the consideration for services provided to the Company. In the opinion of management, the fair value of the warrants was not material and the Company did not recognize any expense related to such issuance. These warrants were returned to the Company in April 1997.

     Common stock reserved for issuance:

          At December 31, 1996, there were 290,000 shares of common stock reserved for issuance upon the exercise of the 12.25% convertible debentures and 7,692,608 shares reserved for issuance upon the exercise of the 9.5% note payable that was exercised on February 10, 1997 (see Note 7).

Note 11- Subsequent events:

     Real estate taxes:

          As of December 31, 1996, the Company was delinquent in paying approximately $50,700 of the required taxes due (including interest) on the Franklin Mine. Clear Creek County had filed liens on those taxes in arrears. Certain of the liens were sold under auction in October 1994.

          On April 30, 1997, the Company paid all of the delinquent taxes which will cause the liens to be removed.

     Litigation:

          In April 1997, the Company paid $45,000 in full settlement of a case involving a fee dispute with a former legal counsel to the Company. As part of the settlement, the plaintiff, among other things, returned warrants to purchase 500,000 shares of the Company's common stock which had been issued to him in prior years.

                                     * * *

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                            CONDENSED BALANCE SHEETS
                                   (Unaudited)
                                   -----------


                                                                                                   March 31,           December 31,
                           Assets                                                                    1997                  1996
                           ------                                                                ------------          ------------

Current Assets:
     Cash                                                                                        $      4,543          $        127
     Prepaid expenses                                                                                  80,984               107,979
     Advances to joint venture partner                                                                165,417               266,438
                                                                                                 ------------          ------------
           Total current assets                                                                       250,944               374,544

Mining, milling and other property and
     equipment, net of accumulated depreciation
     and depletion of $1,867,180 and $1,837,180                                                     6,281,128             6,311,128
Investment in equity investee                                                                         150,000               150,000
Mining reclamation bonds                                                                              127,827               126,875
                                                                                                 ------------          ------------
           Totals                                                                                $  6,809,899          $  6,962,547
                                                                                                 ============          ============

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Current Liabilities:
     12.25% convertible debentures                                                               $    145,000          $    145,000
     9.5% convertible note payable to joint venture partner                                           600,000               600,000
     Other notes payable                                                                               80,000                80,000
     Accounts payable and accrued expenses                                                            554,254               553,883
                                                                                                 ------------          ------------
           Total current liabilities                                                             $  1,379,254          $  1,378,883

8% mortgage note payable to joint venture partner                                                     586,419               586,419
Excess of equity in net losses of joint venture over investment                                       136,108               133,220
                                                                                                 ------------          ------------
           Total liabilities                                                                     $  2,101,781          $  2,098,522
                                                                                                 ------------          ------------
Comments and contingencies

Stockholders' equity:
     Common stock, par value $.01 per share;
     100,000,000 shares authorized;
     90,583,020  shares issued and outstanding                                                        905,830               905,830
     Additional paid-in capital                                                                    15,154,264            15,154,264
     Deficit accumulated in the development stage                                                 (11,351,976)          (11,196,069)
                                                                                                 ------------          ------------
           Total Stockholders' equity                                                               4,708,118             4,864,025
                                                                                                 ------------          ------------
           Totals                                                                                $  6,809,899          $  6,962,547
                                                                                                 ============          ============


                  See Notes to Condensed Financial Statements.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                   -----------




                                                                                             Three Months
                                                                                            Ended March 31,             Cumulative
                                                                                    -----------------------------          from
                                                                                        1997             1996            Inception
                                                                                    ------------     ------------      ------------
Revenues:
     Sales                                                                                                             $    876,082
     Interest income                                                                $        952     $        590           541,839
     Other income                                                                                                            75,000

                                                                                    ------------     ------------      ------------
        Totals                                                                               952              590         1,492,921
                                                                                    ------------     ------------      ------------

Expenses:
     Mine expenses                                                                                                        3,360,793
Write-down of inventories                                                                                                   223,049
     Depreciation and depletion                                                           30,000           30,535         2,062,529
     General and administrative expense                                                   86,018          233,985         5,116,450
     Interest expense                                                                     37,953           19,441           633,791
     Amortization of debt issuance expense                                                                                  683,047
     Equity in net loss of joint venture                                                   2,888            1,050           136,108
     Loss on settlement of claims by joint venture partner                                                                  468,000
     Loss on settlement of litigation                                                                                       100,000
     Loss on investment in oil and gas wells                                                                                 61,130
                                                                                    ------------     ------------      ------------
        Totals                                                                           156,859          285,011        12,844,897
                                                                                    ------------     ------------      ------------

Net loss                                                                            $    155,907)    $   (284,421)     $(11,351,976)
                                                                                    ============     ============      ============

Weighted average shares outstanding                                                   90,583,020       69,249,729
                                                                                    ============     ============

Net loss per common share                                                                 $( -- )          $( -- )
                                                                                    ============     ============




                   See Notes to Condensed Financial Statements

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   -----------

                                                                                       Three Months
                                                                                      Ended March 31,                    Cumulative
                                                                              -------------------------------               from
                                                                                 1997                1996                Inception
                                                                              -------------------------------            ---------
Operating activities:
     Net loss                                                                 $  (155,907)        $  (284,421)         $(11,351,976)
Adjustments to reconcile net loss to net
       cash used in operating activities:
     Depreciation and depletion                                                    30,000              30,535             2,062,529
     Amortization of debt issuance expense                                                                                  683,047
     Value of common stock issued for:
        Services and Interest                                                                                             1,325,714
        Settlement of litigation                                                                                            100,000
      Settlement of claims by joint venture partner                                                                         468,000
      Compensation resulting from stock options granted                                                                     311,900
      Value of stock options granted for services                                                                           112,500
      Equity in net loss of joint venture                                           2,888               1,050               136,108
      Other                                                                                                                  (7,123)
Changes in operating assets and liabilities:
          Interest accrued on Mining Reclamation Bonds                               (952)                                   (2,827)
      Prepaid Expenses                                                             26,995                                   (80,984)
          Accounts payable and accrued expenses                                       371              92,202               736,727
                                                                              -----------         -----------          ------------
            Net cash used in operating activities                                 (96,605)           (160,634)           (5,506,385)
                                                                              -----------         -----------          ------------

Investing activities:
     Purchases and additions to mining, milling and
        other property and equipment                                                                                     (5,120,354)
     Purchases of mining reclamation bonds, net                                                       (48,194)             (125,000)
     Deferred mine development costs and other expenses                                                                    (255,319)
                                                                              -----------         -----------          ------------
Net cash used in investing activities                                              - 0 -              (48,194)           (5,500,673)
                                                                              -----------         -----------          ------------


                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                   -----------


                                                                                        Three Months
                                                                                        Ended March 31,                  Cumulative
                                                                                   ---------------------------              from
                                                                                     1997              1996              Inception
                                                                                   ---------------------------         ------------
Financing activities:
     Issuances of common stock                                                                      $  202,600         $  8,758,257
     Issuance of Underwriter's stock warrants                                                                                   100
     Commissions on sales of common stock                                                                                  (381,860)
     Purchases of treasury stock                                                                                            (12,500)
     Payments of deferred underwriting costs                                                                                (63,814)
     Proceeds from exercise of stock options                                                                                306,300
     Issuance of convertible debentures and notes                                                      200,000            1,505,000
     Proceeds of  advances from joint venture partner                                                                       526,288
     Repayments by (advances to) joint venture partner                             $101,021           (311,824)            (117,230)
     Payments of debt issuance expenses                                                                                    (164,233)
     Proceeds of other notes and loans payable                                                                              768,000
     Repayments of other notes and loans payable                                                                           (120,000)
     Proceeds of loans from affiliate                                                                                        55,954
     Repayments of loans from affiliate                                                                                     (48,661)
                                                                                   --------         ----------         ------------
           Net cash provided by financing activities                               $101,021             90,776           11,011,601
                                                                                   --------         ----------         ------------

Increase (decrease) in cash                                                           4,416           (118,052)               4,543

Cash, beginning of period                                                               127            118,176                  -0-
                                                                                   --------         ----------         ------------

Cash, end of period                                                                $  4,543         $      124         $      4,543
                                                                                   ========         ==========         ============

Supplemental disclosure of cash flow data:
     Interest paid                                                                 $   --           $     --           $    298,868
                                                                                   ========         ==========         ============



                   See notes to Condensed Financial Statements

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 1 - Unaudited interim financial statements:

          In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Franklin Consolidated Mining Co., Inc. (the "Company") as of March 31, 1997, and its results of operations and cash flows for the three months ended March 31, 1997 and 1996. Information included in the condensed balance sheet as of December 31, 1996 has been derived from the balance sheet in the Company's audited financial statements included elsewhere herein. Certain terms used herein are defined in the notes to the audited financial statements. Accordingly, these unaudited condensed financial statements should be read in conjunction with the financial statements, notes to financial statements and the other information in the 10-KSB.

          The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results of operations for the full year ending December 31, 1997.

Note 2 - Basis of presentation:

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company is a development stage enterprise whose operations have generated recurring losses and cash flow deficiencies from its inception. As of March 31, 1997, the Company had a cash balance of $4,543, an accumulated deficit of approximately $11,352,000, current liabilities of $1,379,000 and a working capital deficiency of $1,128,000, and, as explained in Notes 3 and 4, the Company was in default with respect to the payment of the principal balance and accrued interest on its outstanding secured promissory note and 12.25%

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 2 - Basis of presentation (continued):

          convertible debentures. Certain accounts payable were also past due. In addition to the payment of its current liabilities, management estimates that the Company will incur general, administrative and other costs and expenditures, exclusive of any costs and expenditures related to any mining and milling operations, at the rate of approximately $25,000 per month during 1997. Although the Company is entitled to distributions of 17.5% of any net profits generated from the operations of the Franklin Mines by the Zeus Joint Venture, any net profits generated by the Gold Hill Mill and the first $500,000 of any profits generated through the operations of the Mogul Mines by Newmineco plus 20% of any profits thereafter, all such operations are in the development stage and have been generating losses and negative cash flows and management cannot assure that those operations will generate any positive cash flows during the twelve month period ending March 31, 1998. Such matters raise substantial doubt about the Company's ability to continue as a going concern.

          Gems, the Company's Joint Venture partner, will be responsible for providing the remaining capital resources that will be needed for the commencement of operations at the Franklin Mine and the Mogul Mines, and the Company will be responsible for obtaining the remaining capital resources that will be needed for the commencement of operations at the Gold Hill Mill. In the absence of liquid resources, cash flows from operations and any other commitments for debt or equity financing, management believes that the ability of the Company to continue its operations as a going concern will be dependent upon the provision of financing by Gems, which Gems is required to provide pursuant to the Joint Venture Agreement, the continued forbearance of the holders of its secured promissory note and convertible debentures and, ultimately, the ability of the Joint Venture, the Gold Hill Mill

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 2 - Basis of Presentation (concluded):

          and Newmineco to conduct profitable mining and milling operations on a sustained basis.

          Management believes, but cannot assure, that such financing and the financing needed to commence operations at the Franklin Mine and the Mogul Mines will be provided by Gems during the twelve month period ending March 31, 1998, and that the Company will remain dependent on its Joint Venture partner as its primary source of financing for its operations until such time, if any, as the Company begins to receive cash flows from its investments. During the first four months of 1997, Gems repaid advances from the Company and made advances to the Company totaling approximately $300,000. The management of the Company believes that Gems will continue to fulfill its commitment and make such advances until such time, if any, as the Company begins to receive cash flows from its investments.

          In addition to funds committed by Gems, management is considering raising capital by mortgaging the Gold Hill property. The management of the Company believes that, based on the fair value of the Gold Hill property, it can raise a minimum of $1,000,000 using conventional mortgage financing, with guarantees from Gems and its principals. Such funds would be used to supply the working capital initially needed to commence operations at the Gold Hill Mill and as an alternative means of financing operations at the Franklin Mine and Mill and the Mogul Mines.

          Management also believes that, at a minimum, the Company will be able to obtain sufficient financing from Gems and/or mortgage loans on the Gold Hill property to enable the Company to meet its working capital requirements through at least March 31, 1998.

                      FRANKLIN CONSOLIDATED MINING CO, INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 3 - Other notes payable:

          Other notes payable was comprised as follows at March 31, 1997:

            12% unsecured demand note                   $20,000
            Secured promissory note (a)                  60,000
                                                        -------
             Total                                      $80,000

          (a) The outstanding principal balance of the note became payable on July 18, 1996 and is overdue. The note is guaranteed by the Company's Joint Venture partner and certain individuals and is collateralized through a security interest in the Company's mining reclamation bond. Interest on the note is payable based on the rate of interest applicable to the mining reclamation bond.

Note 4 - Convertible debt:

          The Company's convertible debt at March 31, 1997 consisted of the following:

            12.25% convertible debentures (a)           $145,000
             9.5%  convertible secured promissory
            note  payable to Joint Venture partner(b)    600,000
                                                        --------
             Total                                      $745,000

          (a) As of December 31, 1995, the Company was in default with respect to the payment of the $145,000 principal balance of the debentures and accrued interest payable for the quarters subsequent to March 31, 1995. The Company sent notices to its debentureholders in December 1995 asking for their consent by February 15, 1996 to the further

          (b) The 9.5% note wae originally due on June 30, 1997 (see Note 7 of the notes to the audited financial statements). However on February 7, 1997, Gems notified the Company that it had assigned its interest in the 9.5% note to certain third parties. On February 10, 1997, the Company notified the assignees that it had elected to convert the principal balance of the 9.5% note into 7,692,308 shares of common stock based on the conversion rate of $ .078 per share (see Note 6 herein)

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 4 - Convertible debt (concluded):

          extension of the maturity date to December 31, 1996. It was also contemplated that conversion rights would also be extended at the previous rate of $.50 per share. The Company also agreed that it would make all interest payments due to such holders through December 31, 1995, prepay interest which will become a fund with the Trustee to secure the timely payment of the principal balance of the debentures on December 31, 1996. Only one holder of a $1,000 debenture rejected the Company's request.

          While it was the intention of management and the Company to comply with the terms of the agreements with the debentureholders, the Company has been unable to comply as a result of the liquidity and cash flow problems described in Note 2. As a result of its default and its continued failure to comply with the December 1995 agreements, the Company may be subject to legal proceedings by the Transfer Agent/Trustee under the Indenture Agreement or from debentureholders seeking immediate repayment of principal plus interest and penalties. Management cannot assure that there will be funds available for the required payments or what the effects of any actions brought by or on behalf of the debentureholders will be.

Note 5 - Commitments and contingencies:

          Environmental matters:

               During November 1993, the Company was notified by the State of Colorado Division of Minerals and Geology (the "DMG") that the Joint Venture had failed to file a plan in the form of a Technical Revision to address erosion, sedimentation and run-off matters at the Franklin Mine in

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 5 - Commitments and contingencies (continued):

          Environmental matters (continued)

               connection with continuation of the Company's state mining permit. As a result, the Company had to take certain remedial actions, increase its reclamation bond from $29,000 to $45,000 and pay a $5,000 fine during 1994.

               In August 1994, the Company received an informal notice from the DMG of an additional violation at the Franklin Mine related to water run-off matters. The Company attempted to rectify the violations cited by the DMG but was unable to do so in a timely manner because such corrections required performance of work outside the boundaries of its then current permit. The Company agreed that it would refrain from any mining or milling operations at the Franklin Mine until the DMG (i) amended the Company's permit to enable it to perform the required technical and remediation work and (ii) determined that all required work was completed.

               In February 1996, the DMG permitted the Company to commence crushing activity at the Franklin Mine pursuant to another prospecting permit. In March 1996, the Company was notified that it would be required to increase its land reclamation bond by an amount that would be determined subsequently. In an effort to comply, the Company increased its reclamation bond from $45,000 to $93,000. On or about March 28, 1996, the Company received a temporary cease and desist order prohibiting it from conducting mining operations at the Franklin Mine until such time as all of the violations cited by the DMG were corrected. In addition, the Mined Land Reclamation Bureau of Colorado (the "MLRB") determined that the Company's reclamation bond should be further increased to approximately $252 ,000.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 5 - Commitments and contingencies (continued):

          Environmental matters (concluded):

               On April 24, 1996, the Company was able to obtain the $252,000 bond required by the MLRB from an independent bonding company in exchange for the deposit by the Company's Joint Venture partner of $125,000 in a trust account maintained for the benefit of the bonding company, guarantees from the Joint Venture partner and certain of its principals and the posting of a performance bond from an independent bonding company by one of the Joint Venture's contractors with respect to the completion of the technical and remediation work required by the regulatory authorities. As a result, the cease and desist order was vacated on June 7, 1996 and the Company received refunds of approximately $93,000 during the second quarter of 1996 from the mining reclamation bonds it had posted.

               On January 31, 1997, the Company received approval from the DMG of its March 6, 1996 amended application to its permit. As a result, management believes that substantially all of the necessary environmental and regulatory approvals have been obtained that are needed to enable the Company to commence mining and milling operations at the Franklin Mine and/or the Mogul Mines during 1997.

               The amended permit, among other things, increases the permitted area of the Franklin Mine to 42.5 acres and allows for the processing of ore on an unlimited basis. The amended permit further contemplates the submission of a final design for tailings disposal facilities, the installation of a Surface Water Control Plan previously approved by the DMG, the filing of an Environmental Protection Plan, and the completion of certain closure plans.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 5 - Commitments and contingencies (continued):

          Environmental matters (continued):

          Litigation:

               The Company is involved in various litigation as explained below and in Note 7 therein:

               a) The Company, the Joint Venture, Gems, Island and others are defendants in the action related to a dispute over fees for engineering consulting services supplied in the amount of approximately $268,000. The Court has remanded the case to arbitration. The defendants plan to vigorously defend their position asserting that the work was never completed.

               b) The Company, Island, Newmineco and others are defendants in litigation involving title to the mining claims at the Mogul Mines. This action was instituted by the former owners of such claims. The Company intends to vigorously contest the action. In the opinion of legal counsel, the defendants have valid defenses to all claims.

               c) In April 1997, the Company was notified by the Superior Court of New Jersey that it had received a copy of a complaint by the holder of the $60,000 secured note, which was due and payable in July 1996 (see Note 3). The complaint demanded, among other things, payment of all principal and interest due. As of April 14, 1997, the Company had not received service of such complaint.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 5 - Commitments and contingencies (continued):

          Litigation (concluded)

               Management believes that, to the extent that any of the claims are finally determined to have merit, the Company has made adequate provision for any amounts that may be due. However, management also believes that it is too early in the process to evaluate the possible outcome of these claims or estimate the amount or range of any additional loss or the likelihood of such loss occurring. An unfavorable resolution of these matters could result in material liabilities and/or charges which have not been reflected in the accompanying financial statements.

Note 6 - Stockholders' equity:

          Common stock reserved for issuance:

               At March 31, 1997, there were 290,000 shares of common stock reserved upon the exercise of the 12.25% convertible debentures and 7,692,308 shares reserved for issuance for issuance in connection with the conversion of the 9.5% note payable on February 10, 1997 (See Note 4 Herein). The increase in the number of shares outstanding and the $600,000 increase in total stockholders' equity was recorded by the Company upon the issuance of the shares in the second quarter of 1997.

Note 7 - Subsequent events:

          Real estate taxes:

               At  March  31,  1997,   the  Company  was  delinquent  in  paying
               approximately $50,700 of the required taxes due (including interest) on the Franklin Mine. Clear Creek County had filed liens on those taxes in arrears. Certain of the liens were sold under auction in October 1994.

               Subsequent to March 31, 1997, the Company paid all of the delinquent taxes which will cause the liens to be removed.

                     FRANKLIN CONSOLIDATED MINING CO., INC.
                        (A Development Stage Enterprise)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS


Note 7 - Subsequent events (continued):

          Litigation:

               In April 1997, the Company paid $45,000 in full settlement of a case involving a fee dispute with a former legal counsel to the Company. As part of the settlement, the plaintiff, among other things, returned warrants to purchase 500,000 shares of the Company's common stock which had been issued to him in prior years.

                                     * * *

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 26, 1995, the Company notified Wolinetz, Gottlieb & Lafazan, P.C. ("WGL") of its decision to dismiss the firm as its independent accountants. The decision to dismiss WGL was approved by the Board of Directors of the Company.

     During the two most recent fiscal years of the Company prior to the dismissal, none of the reports of WGL on the financial statements of the Company contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles, except that WGL had modified its reports on the financial statements of the Company to include an explanatory paragraph referring to uncertainties about the ability of the Company to continue as a going concern. During the two most recent fiscal years and the subsequent interim period preceding the dismissal of WGL, there were no disagreements with the Company and WGL concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused WGL to make a reference to the subject matter thereof in its report had such disagreement not been resolved to the satisfaction of WGL.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS
----------------------------------------------


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides for broad indemnification of officers and directors and allows the Company to advance funds to such indemnified party to defend such action prior to the adjudication thereof. The Certificate of Incorporation of the Company does not grant any indemnification rights other than those specifically set forth in Section 145, nor does the Company maintain any director and officer liability insurance at this time.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an estimate (except with respect to SEC Registration fees) of all fees and expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company:

         SEC Registration Fee                                 $
         Printing and Filing Expenses                         $
         Legal Fees and Expenses                              $
         Accounting Fees and Expenses                         $
         Blue Sky Fees and Expenses                           $
`        Transfer Agent Fees                                  $
         Miscellaneous                                        $

                           Total                              $



                     RECENT SALES OF UNREGISTERED SECURITIES

     Upon the approval of the increase in the capitalization of the Company by its shareholders on November 30, 1995, the Company was able to eliminate certain of its liabilities by converting certain of its outstanding debt at the time into common stock. In May, 1992, the Company entered into a Loan Agreement with Mr. Anderson, an officer and director of the Company, Mr. Anderson's brothers, Anderson Chemical Company and Mr. Carlo Sgrizzi, an unaffiliated individual and Mr. Anthony DiMatteo (the "Anderson Loans") pursuant to which the Company borrowed an aggregate of $504,000 at an interest rate of 3% above the prime rate of interest. Additionally, $450,000 of such loans were entitled, under certain conditions, to a 1% interest in profits (as defined in the Loan Agreement) of the Company, for each $50,000 of principal amount held and, accordingly, the lenders held a total profit participation interest of 9%. Such Loan Agreements were further amended in July, 1993, whereby replacement notes were issued which permitted the conversion of the Anderson Loans into shares of common stock of the Company at a conversion ratio of $.10 per share and granted certain demand an piggyback registration rights. The Anderson Loans were convertible into a total of approximately 4,500,000 shares of common stock at each lender's option, including, all profit interests which were convertible into 300,000 shares for each 1% profit participation interest.

     In August, 1995, Gems, as an assignee of Mr. DiMatteo, converted its 4% net profits interest in the Company to which it has rights to receive under the terms of a Loan Agreement, into 300,000 shares per percentage point or 1,200,000 shares of the Company. Such shares were issued to Gems on or about August 18, 1995. In September, 1995, certain of the holders of the Anderson Loans, other than Gems, agreed to convert their notes and accrued interest thereon at a rate of $.078 per share which represents 50% of the NASDAQ quoted price of the Company's shares for the last 3 months, the total amount of principal and interest to be converted to be determined at the time of conversion. Thereafter, on or about December 27, 1995, Gems was invited to convert its notes on the same terms and conditions as the other holders, thereby satisfying the Company's obligations under the Anderson Loans. Such shares were issued by the Company in reliance on an exception from registration under the Act.

     In December 1995, the Company commenced an offering pursuant to Rule 505 of Regulation D of the Act of $1,500,000 principal amount of its 15% Secured Notes (the "Notes") Convertible into Shares of Common Stock of the Company. Such Notes were offered by the officers and directors of the Company to accredited investors only, and had a maturity date of eighteen months from the date of each Note so issued (the "Maturity Date"). The conversion rights under the Note became effective on or after April 1, 1996. The Company terminated this offering on February 5, 1996 after selling an aggregate of $400,000 of the Notes. During the second quarter of 1996, all of the Notes issued in the fourth quarter of 1995 and the first quarter of 1996 were converted and the Company issued 4,294,770 shares of common stock to such investors upon such conversion based on the total balance of the principal and accrued interest outstanding on the Notes equal to an aggregate amount of $418,740 at a conversion price of $.0975 per share.

     In late February, 1996, the Company commenced an offering of its common stock through its designated officers and directors pursuant to Rule 505 of Regulation D under the Act. The offering was made to both accredited and unaccredited investors. Subscribers of the offering purchased the common stock at a purchase price equal to 15% below the market price as quoted on NASDAQ at the close of business prior to the date of such sales. The Company raised $202,600 and issued 953,411 shares of its common stock in connection with the offering.

     On or about March 5, 1996, the Company issued to certain principals of Wolinetz, Gottlieb & Lafazan, P.C., the former independent auditors of the Company ("WGL"), 56,000 shares of common stock of the Company in satisfaction of outstanding accounting fees owed by the Company to WGL of approximately $7,000. The shares were issued pursuant to an exemption from registration under the Act. For more information concerning WGL, See Item 8-Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

     On or about April 18, 1996, the Company executed a promissory note payable to a private lender in the principal amount of $60,000 and issued to lender 160,000 shares of common stock of the Company as further consideration for advancing said loan. The shares were issued pursuant an exemption from registration under the Act.

     In July, 1996, the Company commenced an offering pursuant to Rule 505 of Regulation D under the Act for the issuance of shares of common stock at a purchase price of approximately $.15625 per share in exchange for certain notes, mortgages and other obligations of its affiliates held by certain third party unaffiliated parties of the Company and Gems. At the completion of the offering in July, 1996, the Company purchased obligations of its affiliates having an aggregated principal balance of approximately $1,400,000 through the issuance of approximately 9,366,919 shares of common stock and thereafter transferred such debt instruments and obligations to COM, Inc., in exchange for an equivalent reduction in the principal amount of the Gold Hill Note and approximately $191,875 through the issuance of 1,228,000 shares of common stock and thereafter transferred such debt instruments and obligations to Gems in exchange for an equivalent reduction in certain intercompany loans from Gems to the Company.

     In Late July 1996, the Company commenced an offering of it common stock to accredited investors only pursuant to Rule 505 of Regulation D under the Act during which Stires & Co. acted as selling agent on behalf of the Company. The offering was on a best efforts basis and the selling agent was to receive a commission of 5% of the aggregate gross proceeds to the sale of the common stock to investors. In addition, the Company agreed to issue to the selling agent warrants to purchase 5% of the total shares of common stock sold in the offering. Due to market conditions at the time of the offering, the selling agent was only able to sell 800,000 shares of common stock of the Company and raised $100,000. The offering was terminated on September 15, 1996.

     Also in July, 1996, the Company issued 1,000,000 shares of Common Stock to Saul Horing, a former officer and director of the Company in satisfaction of a finders fee owed to Mr. Horing in connection with the formation of the Zeus Joint Venture. The shares were issued in accordance with an exemption from registration under the Act.

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

     On August 28, 1996, the Company entered into an investment banking agreement with Redstone Securities, Inc. ("Redstone") pursuant to which Redstone agreed to perform certain investment banking services in exchange for a fee payable by the granting of an option to Redstone to purchase up to 3,000,000 shares of Common Stock of the Company at an exercise price of $.001 per share. In November, 1996, Redstone exercised its option to purchase 2,500,000 of the 3,000,000 shares of common stock and the Company issued such shares in accordance with an exemption from registration under the Act.

     On or about August 29, 1996, the Company issued 1,088,000 shares of common stock in consideration of the purchase price for certain real property purchased by the Company. The shares were issued to seller in accordance with an exemption from registration under the Act.

     On September 26, 1996, the Company acquired a 20% interest in Newmineco from Gems for a purchase price of $600,000 evidenced by an interest only note bearing interest at 9.5% per annum. On February 10, 1997, the Company made its election to convert the amounts owing on the Newmineco Note into common stock of the Company at a conversion price of $.078 per share. Although such shares have not yet been issued to the assignees of the Newmineco Note, the Company is obligated to issue to such holders and aggregate of 7,692,308 shares of common stock of the Company in full satisfaction of the Company's obligations under the Newmineco Note. The Company intends to issue such shares in accordance with an exemption from registration under the Act.

     On or about  November  19,  1996,  the  Company  agreed to issue to Dorothy
Kennec, 104,000 shares of Common Stock as partial consideration for the extension by Mrs. Kennec of the Hayden/Kennec Leases through November, 1997. The Company issued such shares in April 1997 pursuant to an exemption from Registration under the Act.

On or about May 27, 1997, Redstone exercised the remaining option to purchase 500,000 shares of Common Stock of the Company. The Company issued such shares pursuant to an exemption from registration under the Act.



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


                                    EXHIBITS


     The following documents are filed as exhibits herewith, unless otherwise specified by an asterisk, and are incorporated herein by this reference:

         Exhibit
         Number            Description of Exhibit
         ------            ----------------------

          3.1              Amended and First Restated Certificate
                           of Incorporation filed with the Delaware
                           Secretary of State on December 4, 1995.
                           (Incorporated by reference, Annual Report on Form 10-KSB for year ended December 31, 1995 File No. 0-9416, Exhibit 3.1)

         3.2 Amended and Restated By-Laws of the Company (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, File No. 0-9416, Exhibit 3.2.)

         4.1               Form of Indenture dated January 2, 1990
                           (Incorporated by reference, Registration Statement on Form S-1, File No. 33-31418, Exhibit 4.1.)

         5.1               Opinion of Falcone, Houdek, Bailey & Curd, LLP

         10.1 Mining Lease and Option to Purchase, dated November 12, 1976, among Davis I. And Audrey I. Hayden, husband and wife, and Dorothy L. Kennec, a single woman and trustee for her children, and Gold Developers and Producers Incorporated
                           (Incorporated by reference, Registration Statement on Form S-1, File No. 33-31418, Exhibit 10.1.)

         10.2 Indenture, dated August 2, 1982, by and between the Company and David I. and Dorothy I. Hayden. (Incorporated by reference, Registration Statement on Form S-1, File No. 33-31418, Exhibit 10.2.)


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

         10.3 Agreement, dated August 2, 1982, by and between the Company and David I. and Audrey I. Hayden. (Incorporated by reference, Registration Statement on Form S-1, File. No. 33-31418, Exhibit 10.3)

         10.4 Loan Agreement, dated May 18, 1992, by and between the Company and various Lenders.
                           (Incorporated by reference, current Report on Form 8-K dated July 19, 1993, File No. 0-9416, Exhibit
                           (d).)

         10.5 Zeus Joint Venture Agreement, dated February 26, 1993 between the company and Island Investment Co. (Incorporated by reference, Current Report on Form 8-K dated July 19, 1993, File No. 0-9416, Exhibit (a) filed as exhibit to Schedule 13D filed by Gems & Minerals Corp.)

         10.6 Amended Loan Agreement, dated as of July 15, 1993, by and between the Company and various Lenders. (Incorporated by reference, Current Report on Form 8-K dated July 19, 1993, File No. 0-9416, Exhibit
                           (c).)

         10.7 Scheduled 13D filed with the Commission on July 23, 1993 by Gems & Minerals Corp.
                           (Incorporated by reference, Current Report on Form 8-K dated July 19, 1993, File No. 0-9416, Exhibit
                           (a), filed with exhibits (I) February 26, 1993 Zeus Joint Venture Agreement and (ii) various Exchange Agreements between Gems & Minerals Corp. and Anthony DiMatteo, Cheryl Peterson, John DiMatteo and Joseph DiMatteo).

         10.8 Amendment to Zeus Joint Venture Agreement, dated as of August 31, 1993, by and between the Company and Island Investment Co. and Gems & Minerals Corp. (Incorporated by reference, Current Report on Form 8-K, dated August 31, 1993, File No. 0-9416, Exhibit
                           (a).)

         10.9 Exchange Letter Agreement, dated June 27, 1994, by and between the Company and Island Investment Corp. and Gems and Minerals Corp.
                           (Incorporated by reference, Current Report on Form 8-K, dated June 27, 1994, File No. 0-9416, Exhibit B.)


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


         10.10 Purchase Agreement, dated November 22, 1994, by and between Gems & Minerals Corp. and Audrey I. Hayden regarding certain portions of the Hayden/Kennec Leases
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, Exhibit 10.10.)

         10.11 Binding Exchange Letter Agreement, dated as of December 14, 1994, by and between the Company and Island Investment Corp. and Gems & Minerals Corp (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, Exhibit 10.11.)

         10.12 Standard Drilling Contract, dated December 15, 1994, by and between the Company and American Mine Services Inc.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, Exhibit 10.12.)

         10.13 Schedule 13D filed with the Commission on March 20, 1995 by Gems & Minerals Corp.
                           (Incorporated by reference, Current Report on Form 8-K dated March 20, 1995, File No. 0-9416, Exhibit
                           (b).)

         10.14 Amendment, dated August 24, 1995, to the Binding Share Agreement, dated December 14, 1994. (Incorporated by reference, Current Report on Form 8-K dated August 24, 1995, File No. 0-9416, Exhibit B.)

         10.15 Settlement Agreement, dated September 27, 1996, by and among the Company, Gems & Minerals Corp and Island Investment Corp. (Incorporated by reference, Current Report on Form 8-K dated September 27, 1995, File No. 0-9416, Exhibit and among the Company, Gems & Minerals Corp. and Island Investment Corp. (Incorporated by reference, Current Report on Form 8-K dated September 27, 1995, File No. 0-9416, Exhibit A.)

         10.16 Agreement, dated September 26, 1995, among the Company, Bruce R. Anderson, J Terry Anderson, Leif E. Anderson, Lindsay A. Anderson and Carlo Sgrizzi regarding conversion of Anderson Loans
                           (Incorporated by reference, Current Report on Form 8-K dated September 27, 1995, File No. 0-9416, Exhibit B.)


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


         10.17 Schedule 13D filed with the Commission on December 28, 1995 by Gems & Minerals Corp., Island Investment Corp. and Whitey Bear Trust, as a group. (Incorporated by reference, Current Report on Form 8-K dated December 26, 1995, File No. 0-9416, Exhibit
                           B)

          10.18 Assignment of the contract dated February 1, 1996, by and between Newmineco, LLC and Durango Metals, Inc., by Newmineco, LLC to the Zeus Joint Venture. (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit No. 10.18)

          10.19 Novation Agreement, dated March 18, 1996, between Charles R. Rugg (and Cindy McCullum, McCullum being the Lessor/Optioner as to the Mascott Lode Claim only), original party and Durango Metals, Inc., discharged partly, and Island Investment Corporation, substantial party.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit 10.4)

          10.20 Mining Lease, dated March 18, 1996 between Island Investment Corp. and Charles R. Rugg and Cindy McCullum (McCullum being the Lessor/Optioner as to the Mascott Lode claim only.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit 10.20)

          10.21 Letter of Intent, date June 5, 1996, by and between the Company and Gems & Minerals Corp.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit 10-21)

         10.22 Deed of Trust, dated July 3, 1996, between the Company and Colina Oro Molina, Inc.
                           (Incorporated by reference, Quarterly Report on Form 10-QSB for Quarter Ended June 30, 1996, Exhibit B).

         10.23 Memorandum of Understanding, dated July 3, 1996, between the Company and Colina Oro Molina, Inc. (Incorporated by reference, Quarterly Report on Form 10-QSB for Quarter Ended June 30, 1996, Exhibit B)

         10.25 Deed, dated July 3, 1996, between Colina Oro Molina, Inc. and the Company.
                           (Incorporated by reference, Quarterly Report on Form 10-QSB, for the Quarter Ended June 30, 1996, Exhibit
                           B)

         10.24 Promissory Note, dated July 3, 1996, by the Company in favor of Colina Oro Molina, Inc. in the amount of $2,500,000
                           (Incorporated by reference, Quarterly Report on Form 10-QSB for Quarter Ended June 30, 1996, Exhibit B)

                           Promissory Note, dated July 6, 1996 by the Company in favor of Anderson Chemical Co. in the aggregate principal amount of $20,000.
                           Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416, Exhibit 10-26)

          10.27 Amendment No. 1 to Schedule 13D, dated July 10, 1996, filed with the Commission by Gems & Minerals Corp., Island Investment Corp. and Whitey Bear Trust, as a Group.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit 10.27)

          10.28 First Amendment to the Joint Venture Agreement of Zeus No. 1 Investments, a California general partnership, dated August 15, 1996.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416 - Exhibit 10.28)

          10.29 Letter Agreement, dated September 5, 1996, by and between Mrs. Audrey I. Hayden and Gems & Minerals Corp.; Letter Agreement dated September 12, 1996, by and between Mrs. Audrey I. Hayden and the Company. (Incorporated by Reference, Annual Report on Form 10-KSB for Year Ended December 31, 1996, File No. 0-9416, Exhibit 10-29)

         10.30 Assignment, dated September 26, 1996, by Gems & Minerals Corp. in favor of the Company
                           (incorporated by reference, Quarterly Report on Form 10-QSB for Quarter Ended September 30, 1996, Exhibit
                           A)

         10.31 Secured Promissory Note, dated September 26, 1996, by the Company in favor of Gems & Minerals Corp. in the principal amount of $600,000
                           (Incorporated by reference, Quarterly Report on Form 10-QSB, for the Quarter Ended September 30, 1996, Exhibit B)


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

          10.32 Amendment dated November 19, 1996, mining lease and Option to Purchase, dated November 12, 1996, between the Company and Mrs. Dorothy Kennec.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year ended December 31, 1996, File No. 0-9416, Exhibit 10.32)

          10.33 Amendment No. 2 to Schedule 13D, dated December 26, 1996, filed with the Commission by Gems & Minerals Corp., Island Investment Corp and Whitey Bear Trust as a group.
                           (Incorporated by Reference, Annual Report on Form 10-KSB for Year ended December 31, 1996, File No. 0-9416, Exhibit 10.33)

         13 Proxy Statement to Stockholders of the Company for the fiscal year ended December 31, 1994. Except for those portions of such Proxy Statement to Stockholders, expressly incorporated by reference into this Report, such Annual Report to Stockholders is solely for the information of the Securities and Exchange Commission and Shall not be deemed a "filed" document.
                           (Incorporated by reference, Annual Report on Form 10-KSB for Year Ended December 31, 1995)

         16.1 Letter of Wolinetz, Gottleb & Lafazan, P.C. regarding change in certifying accountants.
                           (Incorporated by Reference, Current Report on Form 8-K, dated December 26, 1995, File No. 0-9416, Exhibit A)

        *23.1              Consent of J.H. Cohn, LLP, Independent Public
                           Accountants.

         24.1 Consent of Gifford A. Dieterle, dated June 3, 1994, as an Expert with respect to the geological reports dated December 7, 1993, and May 16, 1994 filed as supplemental information with the Company's Annual Report on Form 10-K for the year ended December 31, 1994.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1993, File No. 0-9416, Exhibit 23.)

         28.1 Maps and Geological Reports prepared by consultant Gifford A. Dieterle dated December 7, 1993 and May 16, 1994.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1993, File No. 0-9416, Exhibit 23.)

         28.3 Letter from Messrs., Bruce, Terry, Leif and Lindsay Anderson dated June 2, 1994 waiving defaults under certain promissory notes.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1993, File No. 0-9416, Exhibit 23.)

         28.4 Letter from Gems & Minerals Corp. dated June 4, 1994 amending Zeus Joint Venture Agreement regarding waiver of joint venture defaults.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1993, File No. 0-9416, Exhibit 23.)

         28.5 Letter from Gems & Minerals Corp. dated March 27, 1995 amending Zeus Joint Venture Agreement regarding waiver of joint venture defaults and extending the upset date and promissory note due date. (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, File No. 0-9416, Exhibit 28.5.)

         28.6 Letter from Messrs., Bruce, Terry, Leif and Lindsay Anderson dated March 27, 1995 waiving defaults under certain promissory notes and extending due dates on such notes to September 30, 1995
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, File No. 0-9416, Exhibit 28.6.)

         28.7 Letter from Anderson Chemical Company dated March 27, 1995 waiving defaults under certain promissory notes and extending due date on such notes to September 30, 1995.
                           (Incorporated by reference, Annual Report on Form 10-K for Year Ended December 31, 1994, File No. 0-9416, Exhibit 28.6.)

-------------
* Filed herewith

                                  UNDERTAKINGS

     As the Company is registering securities under Rule 415 of the Securities Act, the Company will:

          (a) file, during any period which it offers or sells securities, a post effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act

               (ii) reflect in the prospectus any facts or events which
                    individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing; any increase and decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from one low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) of the Securities Act if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) include any additional or changed material information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering.

          (c ) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York on June 10, 1997.

                                     FRANKLIN CONSOLIDATED MINING CO., INC.



                                     ----------------------------------
                                     J. Terry Anderson, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated



June 10, 1997
                                          ------------------------------
                                           J. Terry Anderson
                                           President and Director


June 10, 1997
                                          ------------------------------
                                           Robert Waligunda
                                           Secretary and Director



June  10, 1997
                                          ------------------------------
                                           Robert J. Levin
                                           Vice President-Finance and
                                           Chief Financial Officer


June 10, 1997
                                          ------------------------------
                                           Richard Brannon
                                           Vice President- West Coast Operations




                                       79